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                                                                     Exhibit 4.2

RECORDING REQUESTED BY
AND WHEN RECORDED
RETURN TO:

CARSON LEONARD, ESQ.
ALSTON & BIRD LLP
90 PARK AVENUE
NEW YORK, NEW YORK 10016

         AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                               SECURITY AGREEMENT
                               AND FIXTURE FILING

                                   Granted By

   RAMCO JACKSONVILLE LLC, a Delaware limited liability company, as mortgagor

                                       To

    JPMORGAN CHASE BANK, N.A., a banking association chartered under the laws of the United States of America, as mortgagee

As of March 30, 2007

Note to Clerk: This Amended and Restated Mortgage secures a renewal note in the principal amount of $110,000,000, renewing, modifying and restating a promissory note from the same obligor in the amount of $58,772,375, which was renewed, modified and increased to $78,772,375, of which $56,222,900.60 was funded and is currently outstanding as of the date hereof and $22,549,474.40 of which had not been funded. No principal has been repaid. Proper documentary stamps on $78,772,375 were paid in the aggregate amount of $275,703.40 and proper intangible taxes in the aggregate amount of $157,544.80 were paid in connection with the recording of the original Mortgage in Official Records Book 12586, Page 500, and recording of the amendment to such Mortgage recorded in Official Records Book 13829, Page 802, all in the Public Records of Duval County, Florida. Accordingly, documentary stamp taxes of $109,296.95 and intangible taxes of $62,455.25 are being paid on the difference between the $110,000,000 renewal note secured hereby and the $78,772,375 principal amount of the note being renewed.

               AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES

                               AND RENTS, SECURITY

                          AGREEMENT AND FIXTURE FILING

THIS AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as the same may be amended, restated, extended, supplemented or otherwise modified from time to time, the "Mortgage"), is made and given as of the ___ day of March, 2007, by RAMCO JACKSONVILLE LLC, a Delaware limited liability company, having its principal place of business at 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334, as mortgagor ("Borrower"), to JPMORGAN CHASE BANK, N.A., a banking association chartered under the laws of the United States of America having an office at 270 Park Avenue, New York, New York 10017, as mortgagee ("Lender").

                                   WITNESSETH:

          WHEREAS, Lender is the owner and holder of certain mortgages covering the fee estate in the Property (defined herein), which mortgages are more particularly described in Exhibit E attached hereto and made a part hereof (hereinafter collectively referred to as the "Existing Mortgages"), and of the notes, bonds or other obligations secured thereby (hereinafter collectively referred to as the "Existing Notes").

          WHEREAS, there is now owing on the Existing Notes and the Existing Mortgages the unpaid principal sum of $56,222,900.60, being the total amount advanced thereunder, together with interest thereon (the "Existing Indebtedness");

          WHEREAS, Borrower, by its Amended and Restated Promissory Note of even date herewith given to Lender, is indebted to Lender in the aggregate principal amount of up to $110,000,000.00 (as the same may be assigned, amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time in accordance with the terms and provisions hereof the "Note"). The Note evidences a new indebtedness of $31,227,625 (the "New Indebtedness") together with the renewal, confirmation, extension, modification, amendment and restatement of the Existing Indebtedness evidenced by the Existing Notes secured by the Existing Mortgages, with interest from the date thereof at the rate set forth in the Note, principal and/or interest to be payable in accordance with the terms and conditions provided in the Note; and

          WHEREAS, Lender desires to secure the timely payment of the Debt (as defined in the Note) and the performance of all of Borrower's obligations under the Note, this Mortgage and the other Loan Documents (as defined in the Note). All terms not defined herein shall have the meaning set forth in Exhibit C attached hereto and made a part hereof;

          NOW, THEREFORE, in pursuance of said agreement and in consideration of One Dollar ($1.00) and other valuable consideration, the parties hereto agree as follows:

     Borrower and Lender hereby agree that the terms covenants, conditions and provisions of the Existing Mortgages shall be renewed, modified, amended, continued, extended and restated in their entirety so that such terms covenants, conditions and provisions shall be as hereinafter set forth in this Mortgage and shall secure all amounts due under the Note, together with all amounts payable under this Mortgage, and Borrower and Lender have agreed that this Mortgage shall not constitute a novation of the Existing Mortgages.

     To secure the payment of an indebtedness in the principal sum of ONE HUNDRED TEN MILLION AND NO/100 DOLLARS ($110,000,000), lawful money of the United States of America, to be paid with interest, (the "Loan") with the balance of the indebtedness, if not sooner paid, due and payable on April 1, 2017 (the "Maturity Date") according to the Note and all other sums due hereunder, or otherwise due under the Loan Documents (said indebtedness, interest and all sums due hereunder and under the Note and any other Loan Documents being collectively called the "Debt"), and all of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Debt) made or undertaken by Borrower or any other person or entity to Lender or others as set forth in the Loan Documents (the "Obligations"), Borrower has given, mortgaged, granted, bargained, sold, conveyed, confirmed, assigned and hypothecated, and does hereby give, mortgage, grant, bargain, sell, convey, confirm, pledge and assign unto Lender, and grant a security interest to Lender in, the real property described in Exhibit A attached hereto (the "Premises") and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (the "Improvements");

     TOGETHER WITH: all right, title, interest and estate of Borrower now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements and the following property, rights, interests and estates being hereinafter described are collectively referred to herein as the "Property":

     (a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

     (b) all machinery, equipment, fixtures (including but not limited to all heating, ventilation, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements (hereinafter collectively called the "Equipment"), including the proceeds of any sale or transfer of the foregoing, and the right, title and interest of Borrower in and to any of the Equipment which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "Uniform Commercial Code") superior in lien to the lien of this Mortgage;

     (c) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain or condemnation (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Property;

     (d) all leases and subleases (including, without limitation, all guarantees, letter of credit rights and other supporting obligations in respect thereof) and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises and the Improvements, including any extensions, renewals, modifications or amendments thereof (the "Leases") and all rents, rent equivalents (including room revenues, if applicable), moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts (including deposit accounts), cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements (the "Rents"), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

     (e) all proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property or any part thereof;

     (f) the right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property or any part thereof;

     (g) all (i) accounts, escrows, reserves, documents, records, instruments, chattel paper (including both tangible chattel paper and electronic chattel paper), claims, financial assets, investment property, letter of credit rights, supporting obligations, deposits and general intangibles (including payment intangibles and software), as the foregoing terms are defined in the Uniform Commercial Code, (ii) trademark licenses, trademarks, symbols, rights in intellectual property, trade names, service marks and copyrights, copyright licenses, patents, patent licenses or the license to use intellectual property such as computer software owned or licensed by Borrower or other proprietary business information relating to Borrower's policies, procedures, manuals and trade secrets (collectively, "Intellectual Property"),
(iii) books, records, plans, specifications, designs, drawings, permits, consents, licenses, franchises, approvals, management agreements, contracts and contract rights of Borrower or relating to the Property, or the use, operation, management, improvement, alteration, repair, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair, or other work upon the Property), and (iv) actions, refunds or rights to refunds of real estate taxes and assessments (and any other governmental impositions related to the Property), and causes of action that now or hereafter relate to the Property, or the use, operation, management, improvement, alteration, repair, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon;

     (h) any and all proceeds and products of any of the foregoing and any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Debt and the performance of Borrower's obligations under the Loan Documents, including any escrows set forth in the Loan Documents;

     (i) all accounts receivable, contract rights, interests, estates or other claims, both in law and in equity, which Borrower now has or may hereafter acquire in the Property or any part thereof; and

     (j) all rights which Borrower now has or may hereafter acquire, to be indemnified and/or held harmless from any liability, loss, damage, cost or expense (including, without limitation, attorneys' and paralegals' fees and disbursements) relating to the Property or any part thereof.

     TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender and the successors and assigns of Lender, forever;

     PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note and this Mortgage, and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note and the Loan Documents in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

     AND Borrower represents and warrants to and covenants and agrees with Lender as follows:

     1. Payment of Debt and Incorporation of Covenants, Conditions and Agreements. Borrower shall pay the Debt at the time and in the manner provided in the Note and in this Mortgage. Borrower will duly and punctually perform all of the covenants, conditions and agreements contained in the Note, this Mortgage and the other Loan Documents all of which covenants, conditions and agreements are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.

     2. Warranty of Title. Borrower warrants that Borrower has good, marketable and insurable title to the Property and has the right to give, mortgage, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge and assign the same and that Borrower possesses an unencumbered fee estate in the Premises and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for (i) the lien and security interest created by this Mortgage and the other Loan Documents and (ii) those exceptions shown in the title insurance policy insuring the lien of this Mortgage ((i) and (ii), collectively, "Permitted Encumbrances"). Borrower represents and warrants that no tenant or other person has any outstanding exercisable rights with respect to the purchase or sale of any portion of the Property, including, without limitation, any right of first offer or refusal or purchase option, except for Starbucks' right of first refusal to purchase its parcel, which is a portion of the Property. Borrower represents and warrants that none of the Permitted Encumbrances will materially and adversely affect (i) Borrower's ability to pay the Debt, (ii) the use of the Property for the use currently being made thereof, (iii) the operation of the Property, or (iv) the value of the Property. Borrower shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever.

     3. Insurance. (a) Borrower, at its sole cost and expense, will keep the Property insured during the entire term of this Mortgage for the mutual benefit of Borrower and Lender against loss or damage by fire, lightning, wind and such other perils as are included in a standard "all-risk" or "special causes of loss" form and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Such insurance shall be in an amount equal to 100% of the "Full Replacement Cost", which for purposes of this Mortgage shall mean actual replacement value exclusive of costs of excavations, foundations, underground utilities and footings, without deduction for physical depreciation. The policies of insurance carried in accordance with this section shall be paid annually in advance and shall contain a "Replacement Cost Endorsement" with a waiver of depreciation and an "Agreed Amount Endorsement". The policies shall have a deductible no greater than $50,000 unless agreed to by Lender; provided, that, any deductible relating to windstorm insurance shall not exceed 10% of the total insurable value of the Property as long as the Borrower is owned by a sponsor that satisfies the net worth test set forth in Section 17 of the Reserve Guaranty (the "Net Worth Test"). In the event Borrower is not owned by a sponsor that satisfies the Net Worth Test, then any deductible relating to windstorm insurance shall not exceed 5% of the total insurable value of the Property. The Full Replacement Cost shall be re-determined from time to time (but not more frequently than once in any twelve (12) calendar months) at the request of Lender by an appraiser or contractor designated and paid by Borrower and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection (a);

          (b) Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Lender, shall also obtain and maintain, or cause to be obtained and maintained, during the entire term of this Mortgage the following policies (collectively, with the other policies required by this Section, the "Policies" and each a "Policy"):

               (i) Flood insurance if any part of the Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994 (and any amendment or successor act thereto) in an amount at least equal to the maximum limit of coverage available with respect to the Improvements and Equipment under said Act.

               (ii) Comprehensive General Liability or Commercial General Liability insurance, including a broad form comprehensive general liability endorsement and coverage for broad form property damage, contractual damages, personal injuries (including death resulting therefrom) and a liquor liability endorsement if liquor is sold on the Property, containing minimum limits of liability of $1 million for both injury to or death of a person and for property damage per occurrence, and $4 million in the aggregate, and such other liability insurance reasonably requested by Lender. In addition, at least $50 million excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Borrower and all court costs and attorneys' fees incurred in connection with the ownership, operation and maintenance of the Property.

               (iii) Loss of rents and/or business interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Subsections 3(a) and (b)(i),
          (iv), (vi) and (x); (C) in an amount equal to 100% of the projected gross income from the Property (on an actual loss sustained basis) for a period continuing until the restoration of the Property after a casualty or condemnation is completed; the amount of such business interruption/loss of rents insurance shall be determined prior to the date hereof and at least once each year thereafter based on the greatest of: (x) Borrower's reasonable estimate of the gross income from the Property and (y) the highest gross income received during the term of the Loan for any full calendar year prior to the date the amount of such insurance is being determined, in each case for the succeeding eighteen (18) month period and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements, the Equipment and any other personal property of Borrower has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of three hundred sixty
          (360) days from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. All insurance proceeds payable to Lender pursuant to this Subsection (the "Rent Loss Proceeds") shall be held by Lender an Eligible Account and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note; provided, however, that (I) nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the Rent Loss Proceeds and (II) in the event the Rent Loss Proceeds are paid in a lump sum in advance and Borrower is entitled to disbursement of such Rent Loss Proceeds in accordance with the terms hereof, Lender shall hold such Rent Loss Proceeds in a segregated interest-bearing Eligible

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          Account and Lender shall estimate the number of months required for
          Borrower to restore the damage caused by the applicable casualty, shall divide the applicable aggregate Rent Loss Proceeds by such number of months and shall disburse such monthly installment of Rent Loss Proceeds from such Eligible Account into the Cash Management Account each month during the performance of such restoration;

               (iv) Insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements and including broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment located in, on, or about the Premises and the Improvements. Coverage is required in an amount not less than $10,000,000 or in such amount as shall be reasonably required by Lender. Coverage must extend to electrical equipment, sprinkler systems, heating and air conditioning equipment, refrigeration equipment and piping.

               (v) Workers' compensation, subject to the statutory limits of the state in which the Property is located, and employer's liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable).

               (vi) During any period of repair or restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the portion of the Property being repaired or restored against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance reasonably acceptable to Lender.

               (vii) Ordinance or law coverage to compensate for the cost of demolition, increased cost of construction, and loss to any undamaged portions of the Improvements, if the current use of the Property or the Improvements themselves are or become "nonconforming" pursuant to the applicable zoning regulations, or full rebuildability following casualty is otherwise not permitted under such zoning regulations.

               (viii) Windstorm insurance in an amount equal to the Full Replacement Cost. Notwithstanding the foregoing or anything herein to the contrary, Lender, in its sole discretion, may accept windstorm insurance in an amount that is less than the Full Replacement Cost. Furthermore, Borrower may reduce its windstorm insurance coverage by providing a Letter of Credit in an amount equal to the difference between the windstorm insurance covered under any Policy and the amount of windstorm insurance required hereunder.

               (ix) If the Property is in an area identified by any governmental, engineering or any hazard underwriting agencies as being subject to the peril of

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          earthquake or located in an area with a high degree of seismic activity, with a probable maximum loss ("PML") exceeding fifteen percent (15%), earthquake insurance equal to fifteen percent (15%) of the Full Replacement Cost with a waiver of depreciation of the Property.

               (x) Motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000).

               (ix) Such other insurance as may from time to time be reasonably required by Lender in order to protect its interests and which is then customarily required by institutional lenders for similar properties similarly situated, against other insurable hazards, which at the time are commonly insured against and generally available at commercially reasonable premiums in the case of properties similarly situated, due regard to be given to the size and type of the Premises, Improvements and Equipment and their location, construction and use.

     Borrower hereby represents that, as of the date hereof, none of the insurance policies required under Subsections 3(a), (b)(ii) and (iii) (such insurance policies, the "Applicable Policies") exclude coverage for Acts of Terror (defined below). Notwithstanding anything to the contrary contained herein, in the event that, after the date hereof, any Applicable Policy excludes coverage for Acts of Terror, Borrower shall obtain and maintain (or cause to be obtained and maintained) coverage for such excluded Acts of Terror (the "Terrorism Coverage"), which such Terrorism Coverage shall comply with each of the applicable requirements for insurance policies set forth above (including, without limitation, those relating to deductibles); provided, that, Lender, at Lender's option, may reasonably require Borrower to obtain or cause to be obtained the Terrorism Coverage with higher deductibles than set forth above. Notwithstanding the foregoing, in no event shall Borrower be required to pay annual premiums in excess of the TC Cap (defined below) in order to obtain the Terrorism Coverage (but Borrower shall be obligated to purchase such portion of the Terrorism Coverage as is obtainable by payment of annual premiums equal to the TC Cap). As used above, "Acts of Terror" shall mean acts of terror or similar acts of sabotage; provided, that, for so long as the Terrorism Risk Insurance Act of 2002 (as the same may be modified, amended, or extended, "TRIA") remains in full force and effect, the provisions of TRIA shall determine what is deemed to be included within this definition of "Acts of Terror". As used above, "TC Cap" shall mean $230,335.

          (c) All Policies (i) shall be issued by companies approved by Lender and licensed to do business in the state where the Property is located, with a general policy rating of A or better and a claims paying ability/financial strength rating of "A" (or its equivalent) or better by at least two (2) of the Rating Agencies (one of which will be S&P if they are rating the Securities and one of which shall be Moody's if they are rating the Securities), or if only one Rating Agency is rating the Securities, then only by such Rating Agency; (ii) shall be maintained throughout the term of this Mortgage without cost to Lender;
(iii) shall contain a Non-Contributory Standard Lender Clause and a Lender's Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) shall contain a waiver of subrogation against Lender; (v) shall be maintained throughout the term of the Mortgage without cost to Lender; (vi) shall be delivered to Lender in the form of insurance certificates in effect on the date hereof; provided, that, if requested by Lender, Borrower shall deliver certified copies of the Policies in effect at any time during the term of the Loan; (vii) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies and that Lender shall receive at least thirty (30) days prior written notice of any modification or cancellation; (viii) shall be for a term of not less than one year, (ix) shall be issued by an insurer licensed in the state in which the Property is located, (x) shall provide that Lender may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration or reissuance, and such payments shall be accepted by the insurer to prevent same, (xi) shall be reasonably satisfactory in form and substance to Lender and shall be reasonably approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds, (xii) shall provide that no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant under any Lease or other occupant, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned, and (ix) shall provide that all claims shall be allowable on an occurrence basis. Policies may also be so-called "blanket" policies, subject to Lender's reasonable approval, so long as the required coverages are provided and are not reduced in amount or quality by virtue of the pooling effect of such "blanket" policies. Upon demand therefor, Borrower shall reimburse Lender for all of Lender's (or its servicer's) reasonable costs and expenses incurred in obtaining any or all of the Policies or otherwise causing the compliance with the terms and provisions of this Section 3, including (without limitation) obtaining updated flood hazard certificates and replacement of any so-called "forced placed" insurance coverages. Borrower shall pay the premiums for such Policies (the "Insurance Premiums") as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender. Subject to the immediately preceding parenthetical, if Borrower does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Lender may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Borrower agrees to reimburse Lender for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like. Borrower shall give Lender prompt written notice if Borrower receives from any insurer any written notification or threat of any actions or proceedings regarding the non-compliance or non-conformity of the Property with any insurance requirements. For purposes hereof, references to "Lender" shall also be deemed to include, without limitation, Lender's successors, assigns or other designees.

          (d) Intentionally omitted.

          (e) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (an "Insured Casualty"), the Borrower shall give prompt notice thereof to the Lender and, provided Lender makes the Net Proceeds relating to such Insured Casualty available to

Borrower, Borrower shall promptly repair the Property to be at least equal value and of substantially the same character as prior to such damage, all to be effected in accordance with applicable law and plans and specifications reasonably approved in advance by Lender. If Lender fails to make Net Proceeds available to Borrower, in which case Borrower shall have no obligation to prosecute the Restoration of the Property; provided, however, Borrower shall be obligated to repair the Property to the extent necessary (i) to protect life and safety at the Property and (ii) to return the Property to a condition where the Property is deemed an architectural whole whereby access to any portion of the Property is not impaired and the shell of the applicable Improvements is fully complete and closed. The expenses incurred by Lender in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Borrower to Lender upon demand.

          (f) In case of loss or damages covered by any of the Policies, the following provisions shall apply:

               (i) In the event of an Insured Casualty that does not exceed $1,300,000, Borrower may settle and adjust any claim without the consent of Lender and agree with the insurance company or companies on the amount to be paid upon the loss; provided that such adjustment is carried out in a competent and timely manner. In such case, Borrower is hereby authorized to collect and receipt for any such insurance proceeds.

               (ii) In the event an Insured Casualty shall exceed $1,300,000, then and in that event, Lender, with the reasonable approval of Borrower in the absence of an Event of Default, and without the consent of Borrower if any Event of Default has occurred and is continuing, may settle and adjust any claim without the consent of Borrower and agree with the insurance company or companies on the amount to be paid on the loss and the proceeds of any such policy shall be due and payable solely to Lender and held in escrow by Lender in accordance with the terms of this Mortgage.

          (g) Distribution of Net Proceeds (in connection with a casualty or condemnation) shall be as follows:

               (i) If Net Proceeds shall be less than $3,250,000 (the "Restoration Threshold") and the costs of completing the Restoration (defined below) shall be less than the Restoration Threshold, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Sections 3(g)(ii) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the restoration of the Property after a casualty or condemnation (a "Restoration") in accordance with the terms of this Mortgage.

               (ii) If the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration are equal to or greater than the

          Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 7(g)(ii) as follows:

               (A) The Net Proceeds shall be made available for Restoration provided that each of the following conditions are met:

               i.   no Event of Default shall have occurred and be continuing;

               ii. (1) in the event the Net Proceeds are insurance proceeds, less than fifty percent (50%) of each of (x) fair market value of the Property as reasonably determined by Lender, and (y) rentable area of the Property has been damaged, destroyed or rendered unusable as a result of a Casualty or
                    (2) in the event the Net Proceeds are condemnation proceeds, less than fifteen percent (15%) of each of (x) the fair market value of the Property as reasonably determined by Lender and (y) rentable area of the Property is taken, such land is located along the perimeter or periphery of the Property, no portion of the Improvements is located on such land and such taking does not materially impair the existing access to the Property;

               iii. Leases demising in the aggregate a percentage amount equal to or greater than 65% of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such fire or other casualty or taking, whichever the case may be, shall remain in full force and effect during and after the completion of the restoration, notwithstanding the occurrence of any such casualty or condemnation, whichever the case may be, and Borrower furnishes to Lender evidence satisfactory to Lender that all tenants under Leases encumbering space at the Property which is 50,000 square feet or more shall continue to operate their respective space at the Property after the completion of the Restoration;

               iv. Borrower shall commence (or shall cause the commencement of) the Restoration as soon as reasonably practicable (but in no event later than thirty (30) days after the issuance of a building permit with respect thereto) and shall diligently pursue the same to satisfactory completion in compliance with all applicable laws, including, without limitation, all applicable Environmental Laws (as defined in that certain Environmental Liabilities Agreement delivered by Borrower to Lender on the date hereof in connection with the Loan (the "Environmental Indemnity Agreement"));

               v. Lender shall be satisfied that any operating deficits which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking will be covered out of (1) the

                    Net Proceeds, (2) the loss of rents insurance coverage required above, or (3) by other funds of Borrower;

               vi. Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) one (1) year after the occurrence of such fire or other casualty or taking, or
                    (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or taking;

               vii. the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable legal requirements; and

               viii. the Restoration shall be done and completed in an
                    expeditious and diligent fashion and in compliance with all applicable legal requirements.

               Notwithstanding the foregoing, or anything herein to the contrary, provided no Event of Default has occurred and is continuing, in the event the terms and provisions of any REA or any Lease exceeding 15,000 rentable square feet at the Property requires that Net Proceeds be used for Restoration, then Lender shall disburse the Net Proceeds to Borrower in accordance with Subsection (iv) herein, notwithstanding that the foregoing conditions in this Subsection (ii) have not been satisfied.

               (iii) (A) Except as provided above, the Net Proceeds shall, at the option of Lender in its sole discretion, be applied to the payment of the Debt or applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Property or part thereof subject to the Insured Casualty or any condemnation, in the manner set forth below. Any such application to the Debt shall not be considered a voluntary prepayment requiring payment of the Prepayment Consideration (as such term is defined in the Note) so long as no Event of Default has occurred and is continuing.

               (B) In the event Lender applies Net Proceeds to the payment of the Debt, then notwithstanding anything to the contrary herein or in the other Loan Documents, Borrower shall have the right to prepay the Loan in full, at par, no later than one hundred twenty (120) days following receipt by Borrower of written notice from Lender that the Net Proceeds shall be applied to the Debt, provided that, if such prepayment occurs on a date other than a regularly scheduled Payment Date, then Borrower shall also pay interest that would have accrued on the Note through the next regularly scheduled Payment Date less the amount of investment income that would be earned from investing the amount of the principal prepayment in Permitted

          Investments, offered by the servicer of the Loan and selected by Borrower, from the date of such prepayment to the next succeeding Payment Date.

               (iv) The Net Proceeds shall be held by Lender and, until disbursed in accordance with the provisions of this Section 3(g), shall constitute additional security for the Debt and other obligations under this Mortgage, the Note and the other Loan Documents. Lender shall not be obligated to make disbursements of Net Proceeds more than once per month. In the event Borrower is entitled to reimbursement out of Net Proceeds held by Lender, such proceeds shall be disbursed from time to time upon Lender being furnished with
          (A) evidence reasonably satisfactory to it that the restoration, repair, replacement and rebuilding covered by the disbursement has been completed in accordance with plans and specifications approved by Lender, (B) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (C) funds, or, at Lender's option, assurances satisfactory to Lender that such funds are available, sufficient in addition to the Net Proceeds to complete the proposed restoration, repair, replacement and rebuilding, and (D) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably require and approve; and Lender may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Lender prior to commencement of work, such approval not to be unreasonably withheld conditioned or delayed and, provided, further, that, in the event such restoration, repair, replacement and rebuilding is substantially the same as the state of the Improvements prior to such casualty or condemnation, then Lender must approve such plans and specifications within fifteen (15) days of the date of delivery of all documents as Lender may reasonably require for such approval or such plans and specifications shall be deemed approved. With respect to disbursements to be made by Lender: (A) no payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time, except upon a contractor's completion of all work, in which case any retainage related to such contractor's work shall be released; (B) funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and (C) at all times, the undisbursed balance of such proceeds remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien and the costs described in Subsection (v) below. Any surplus which may remain out of the Net Proceeds held by Lender after payment of such costs of restoration, repair, replacement or rebuilding shall at Lender's option be applied to the Debt (such application to the Debt shall not be considered a voluntary prepayment requiring payment of the Prepayment Consideration) or paid to Borrower. In no event shall Lender assume any duty or obligation for the adequacy, form or content of any such plans and specifications, nor for the performance, quality or workmanship of any restoration, repair, replacement and rebuilding.

          (v) Notwithstanding anything to the contrary contained herein, the Net Proceeds reimbursed to Borrower in accordance with the terms and provisions of this Mortgage shall be reduced by the reasonable costs (if any) incurred by Lender in the adjustment and collection thereof and by the reasonable costs incurred by Lender of paying out such proceeds (including, without limitation, reasonable attorneys' fees and costs paid to third parties for inspecting the restoration, repair, replacement and rebuilding and reviewing the plans and specifications therefor).

     4. Payment of Taxes and Other Charges. Borrower shall pay all taxes, assessments, water rates and sewer rents, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Taxes") and all ground rents, maintenance charges, other governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Other Charges"), each as the same become due and payable. Borrower will deliver to Lender evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property, and Borrower shall promptly pay for all utility services provided to the Property. Borrower shall furnish to Lender or its designee receipts for the payment of the Taxes, Other Charges and said utility services prior to the date the same shall become delinquent.

     5. Intentionally omitted.

     6. Reserves.

     (a) Occupancy Reserve Funds. (i) As a condition to the Second Advance (as defined in the Note), but no later than April 30, 2007, Borrower shall deposit with Lender $1,445,793 (the "Occupancy Reserve Funds"). Lender shall disburse the Occupancy Reserve Funds to Borrower in connection with the 28,000 square feet of vacant space at the Property as of the date hereof (the "Vacant Space")
(x) for tenant improvements (each, a "Tenant Improvement") and leasing commissions ("Leasing Costs") that may be incurred following the date hereof in connection with the Vacant Space which has been tenanted by Borrower pursuant to the terms hereof in an amount equal to $26.00 per rentable square foot, subject to the conditions set forth below and (y) in amount equal to the lesser of (I) the actual rent payable under such Lease and (II) $26.00 per rentable square foot where such Vacant Space has been leased to a tenant acceptable to Lender pursuant to a Lease acceptable to Lender (to the extent Lender must give its consent pursuant to this Mortgage and the Loan Documents) ((x) and (y), each a "Trigger Event"), provided that, with respect to disbursements pursuant to the Trigger Event under Subsection (y), Borrower delivers to Lender a tenant estoppel from each such tenant evidencing that (1) the tenant's Lease is in full force and effect and neither Borrower nor such tenant is in default thereunder,
(2) all tenant improvements required under the Lease have been satisfactorily completed, (3) all conditions to the tenant's occupancy of the space have been satisfied, (4) the tenant has commenced the payment of rent, (5) such tenant is in possession of the space, (6) that such tenant is not subject to any bankruptcy proceeding, and (7) such other matters as are reasonable required by Lender (an "Acceptable Estoppel"). Lender shall disburse the Occupancy Reserve Funds in connection with Leasing Costs upon satisfaction by Borrower of each of the following conditions (the "Leasing Costs Conditions"): (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the tenant improvement costs and leasing commissions to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have reviewed and approved the Lease (to the extent Lender must give its consent pursuant to this Mortgage and the Loan Documents), (iv) Lender shall have received and approved a budget for tenant improvement costs and a schedule of leasing commissions payments and the requested disbursement will be used to pay all or a portion of such costs and payments, (v) Lender shall have received a certificate from Borrower (A) stating that all tenant improvements at the Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any governmental authority required in connection with the tenant improvements, (B) identifying each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement, and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (vi) at Lender's option, a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances not previously approved by Lender, and (vii) Lender shall have received such other evidence as Lender shall reasonably request that the tenant improvements at the Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Occupancy Reserve Funds more frequently than once each calendar month nor in an amount less than $10,000 (or a lesser amount if the total amount of Occupancy Reserve Funds is less than such amount, in which case only one disbursement of the amount remaining in the account shall be made).

     If (i) the time required to complete a Tenant Improvement exceeds one month, (ii) the contractor performing a Tenant Improvement requires periodic payments pursuant to terms of a written contract, and (iii) the total cost of such Tenant Improvement exceeds $5,000, a request for reimbursement from the Occupancy Reserve Funds may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at the Property and are properly secured or have been installed in the Property, (C) all other conditions in this Mortgage for disbursement have been satisfied, to the extent such conditions can be satisfied at the time of such disbursement request, (D) amounts remaining in the Occupancy Reserve Funds are, in Lender's reasonable judgment, sufficient to complete such Tenant Improvements and the other Tenant Improvements when required (E) the cost of the portion of the work completed under such contract exceeds $5,000, (F) each contractor or subcontractor receiving payments under such contract shall provide a conditional (partial) waiver of lien with respect to amounts which have been paid to that contractor or subcontractor, (G) Borrower has delivered evidence reasonably satisfactory to Lender that all contractors and other persons who were the subject of previous disbursements from the Occupancy Reserve Funds have been paid in full, and (H) if the total cost of the Tenant

Improvement exceeds $50,000 in the aggregate, the disbursement for the final portion of the work shall not be made until an Acceptable Estoppel is delivered to Lender.

          (b) Holdback Reserve Funds. As a condition to the Second Advance (as defined in the Note), but no later than April 30, 2007, Borrower shall deposit with Lender (i) $3,445,959 ("Rent Funds") and (ii) $4,251,371 ("Tenant Allowance Funds"; Rent Funds and Tenant Allowance Funds, collectively referred to herein as "Holdback Reserve Funds"). The Rent Funds shall be disbursed out of the Holdback Reserve Funds by Lender to Borrower with respect to each Tenant in accordance with Schedule II attached to the Closing Certificate (defined in Section 8 herein) upon delivery by Borrower to Lender of an Acceptable Estoppel for the applicable tenant. The Tenant Allowance Funds shall be disbursed out of the Holdback Reserve Funds by Lender to Borrower with respect to each Tenant in accordance with Schedule II attached to the Closing Certificate upon Borrower's satisfaction of the Leasing Costs Conditions. Borrower hereby represents and warrants that set forth on Schedule II attached to the Closing Certificate is a true, complete and correct list of all outstanding tenant improvement and leasing commissions costs that are required to be paid by Borrower pursuant to executed Leases of tenants that have not yet taken possession or occupancy of their space at the Property or commenced the payment of rent under their Leases.

          (c) Guaranty in Lieu of Reserve Funds. Notwithstanding anything herein to the contrary, in lieu of depositing the Occupancy Reserve Funds and/or the Holdback Reserve Funds as a condition to the Second Advance, but no later than April 30, 2007, Borrower may, at Borrower's option, provide a guaranty from Ramco-Gershenson Properties, L.P., a Delaware limited partnership ("Guarantor"), in the form attached hereto as Exhibit D (the "Reserve Guaranty").

          (d) Completion Guaranty. As a condition to the Second Advance, but no later than April 30, 2007, Borrower shall cause Guarantor to deliver a completion guaranty in connection with Borrower's Construction Obligations (as defined in Section 68 hereof) in the form attached hereto as Exhibit F.

          (e) Occupancy Reserve Funds and the Holdback Reserve Funds and all other reserve funds and escrows held by Lender under this Mortgage and the other Loan Documents are collectively referred to herein as the "Reserve Funds." Borrower hereby pledges (and grants a lien and security interest) to Lender any and all monies now or hereafter deposited in the Reserve Funds as additional security for the payment of the Debt. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Reserve Funds to the payment of the Debt in any order in its sole discretion. Until expended or applied as provided in this Mortgage, any amounts in the Reserve Funds shall constitute additional security for the Debt. No Reserve Fund shall constitute a trust fund, and each Reserve Fund may be commingled with other monies held by Lender. Except as otherwise set forth above, upon payment of the Debt and performance by Borrower of all its obligations under this Mortgage and the other Loan Documents, any amounts remaining in the Reserve Funds shall be refunded to Borrower. Each Reserve Fund is solely for the protection of Lender and entails no responsibility or obligation on Lender's part beyond the disbursements described in this Mortgage.

          (f) The Reserve Funds shall be deposited into interest-bearing accounts and shall bear interest at the 30 day money market rate offered by the bank used by Lender for escrow deposits, and shall be held and released by Lender, and used by Borrower in accordance with the terms and conditions of this Mortgage. Lender shall be entitled to a servicing fee in the amount of .10% per annum multiplied by the average daily balance on deposit, and Lender is hereby authorized to deduct such servicing fee from funds on deposit in such interest-bearing accounts on a monthly basis. All interest or other income in connection with the deposit or placement of such funds, less the servicing fee, shall be reported under Borrower's tax identification number. Interest accrued, if any, on sums on deposit in the interest-bearing accounts shall, be remitted to and become part of the applicable account. All such interest that so becomes part of the applicable account shall be disbursed in accordance with the disbursement procedures contained herein applicable to such Reserve Funds; provided, however, that Lender may, at its election, retain any such interest for its own account during the occurrence and continuance of an Event of Default.

          (g) Borrower shall not, without the prior consent of Lender, further pledge, assign or grant any security interest in the Reserve Funds or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

          (h) In the event that Securities are issued in connection with the Loan, all funds held by Lender in escrow or pursuant to reserves in accordance with this Mortgage and the other Loan Documents shall be deposited in Eligible Accounts at Eligible Institutions and, to the extent applicable, invested in "permitted investments" as then defined and required by the Rating Agencies ("Permitted Investments"). Such Permitted Investments shall be selected by Borrower from a list of Permitted Investments provided by the servicer of the Loan and shall be approved by Lender.

     7. Condemnation. (a) Borrower shall promptly give Lender written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment for said condemnation or eminent domain and to make any compromise or settlement in connection with such proceeding, subject to the provisions of this Mortgage. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for payment in the Note, this Mortgage and the other Loan Documents, and the Debt shall not be reduced until any award or payment therefor shall have been actually received after expenses of collection and applied by Lender to the discharge of the Debt. Regardless of any interest paid on the award by the condemning authority, Lender shall be entitled to receive out of the award interest at the rate or rates provided herein and in the Note. Borrower shall cause the award or payment made in any condemnation or eminent domain proceeding, which is payable to Borrower, to be paid directly to Lender. Lender may apply any such award or payment to the reduction or discharge of the Debt whether or not then due and payable in such order and manner as Lender determines (such application shall be without any Prepayment Consideration, provided, however, if an Event of Default, or an event with notice and/or the passage of time would constitute an Event of Default, has occurred, then such application shall be subject to the Prepayment Consideration computed in accordance with the Note). If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive said award or payment, or a portion thereof sufficient to pay the Debt in full.

          (b) Notwithstanding the provisions of subsection 7(a) above, in the event of a condemnation of less than all of the Property where: (i) no Event of Default shall have occurred and be continuing; (ii) the condemnation will not, in Lender's reasonable discretion, result in either a Material Adverse Effect or the reduction of operating income from the Property; (iii) the amount of any award or payment that is uncontested shall have been paid to Lender and (iv) the conditions set forth in Section 3(g) have been satisfied, then Lender and Borrower shall jointly make any such compromise or settlement hereunder, or otherwise adjudicate such claim, and such award or payment (less amounts payable to Lender for its costs and expenses incurred in connection therewith) shall be paid by Lender to Borrower in the same manner as provided in Sections 3(g) above to restore the Property to an architecturally and functionally compatible condition, and the excess award available upon completion of such restoration ("Excess Net Proceeds") may, at Lender's discretion, be applied to the reduction or discharge of the Debt, whether or not then due and payable (such application to be without any Prepayment Consideration, except that if an Event of Default, or an event that with notice and/or the passage of time would constitute an Event of Default, has occurred, then such application shall be subject to the Prepayment Consideration computed in accordance with the Note), with the balance, if any, to be disbursed to Borrower. Notwithstanding the foregoing, (a) in the event Net Proceeds are distributed to Borrower pursuant to this Section
(b) and Section 3(g) hereof, and the completion of such Restoration does not cause any Material Adverse Effect and does not reduce the rentable square footage of the Property or result in the reduction of Operating Income or (b) no Restoration is required in connection with a condemnation and such condemnation has not caused a taking of any material portion of the property which when taken would cause a Material Adverse Effect and does not reduce the rentable square footage of the Property or result in the reduction of Operating Income, then Lender shall pay any Excess Net Proceeds to Borrower.

     8. Representations and Covenants Concerning Loan. Borrower represents, warrants and covenants as follows:

          (a) Borrower shall comply with all of the recommendations concerning the maintenance and repair of the Property which are contained in the inspection and engineering report which was delivered to Lender in connection with the origination of the Loan.

          (b) In the event Borrower decides to engage a new third party management company to manage the Property, Borrower agrees to engage a Qualified Manager, pursuant to a management agreement satisfactory to Lender and the Rating Agencies, and to cause such Qualified Manager to execute the Acknowledgment of Property Manager in form and substance as executed by the existing manager of the Property in connection with the Loan, and to deliver to Lender promptly upon such engagement, a fully-executed copy of the management agreement, together with the Acknowledgment of Property Manager signed by such Qualified Manager. Lender hereby acknowledges and agrees that the form of management agreement in place as of the date hereof has been approved by Lender.

          (c) Lender shall have the right to require Borrower to replace the property manager with a Person which is not an Affiliate of, but is chosen by, Borrower and approved by Lender and the Rating Agencies upon the occurrence of any one or more of the following events: (i) at any time following the occurrence and during the continuance of an Event of Default beyond any applicable notice and grace periods, and/or (ii) if Manager shall (I) be insolvent or a debtor in a bankruptcy proceeding, (II) be in default under its management agreement beyond any applicable notice and cure period or (III) have engaged in gross negligence, fraud or willful misconduct. Borrower shall engage such replacement property manager pursuant to a management agreement satisfactory to Lender and the Rating Agencies, and shall cause such management company to execute the Acknowledgment of Property Manager in form and substance as executed by the existing manager of the Property in connection with the Loan, and to deliver to Lender promptly upon such engagement, a fully-executed copy of the management agreement, together with the Acknowledgment of Property Manager signed by such manager.

          (d) Borrower has reviewed and is familiar with all opinions of legal counsel to Borrower and any Guarantor or Affiliate (as hereinafter defined) to be delivered in connection with the Loan, including those respecting enforceability, authority and substantive non-consolidation. None of the assumptions set forth in such opinions are incorrect.

          (e) Neither Borrower, nor any Guarantor, nor any Affiliate is or has been a debtor, and no property of any of them (including the Property) is property of the estate, in any voluntary or involuntary case under the Bankruptcy Code or under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect. No such party and no property of any of them is or has been under the possession or control of a receiver, trustee or other custodian. Neither Borrower, any Guarantor or any Affiliate has made or will make any assignment for the benefit of creditors. No such assignment or bankruptcy or similar case or proceeding is now contemplated.

          (f) The representations and warranties contained in the Closing Certificate executed by Borrower in connection with the Note (which certificate constitutes one of the Loan Documents) (the "Closing Certificate") are true and correct and Borrower shall observe the covenants contained therein.

          (g) Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against borrower which might have a Material Adverse Effect.

          (h) Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advanced notice.

          (i) Borrower shall promptly advise Lender of any material adverse change in Borrower's or, in the event a guaranty from Guarantor is delivered in connection with the Loan at any time during the term of the Loan and Guarantor is subject to a net worth and/or liquidity test in connection with its obligations under such guaranty, Guarantor's condition (financial or otherwise) or the occurrence of any Event of Default, or any event which with notice and the passage of time shall become an Event of Default, of which Borrower has knowledge.

          (j) Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other governmental authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under the Note or any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

          (k) Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Borrower to Lender for the purpose of further securing the Debt and any amendments, modifications or changes thereto.

          (l) Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in according with the Loan Documents) owed to Borrower by any Person, except for adequate consideration or in the ordinary course of Borrower's business.

          (m) Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

          (n) Borrower agrees that without the prior consent of Lender, Borrower will not enter into any new REA or execute modifications to any existing REA if such new REA or such modifications will have a Material Adverse Effect. Borrower shall enforce, shall comply with, and shall use commercially reasonable efforts to cause each of the parties to each REA to comply with all of the terms and conditions contained in such REA.

     9. Single Purpose Entity/Separateness. Borrower represents, warrants and covenants as follows:

          (a) Borrower has not and shall not own any asset or property other than (i) the Property, and (ii) incidental personal property necessary for the ownership or operation of the Property. Notwithstanding the foregoing or anything herein to the contrary, Borrower hereby represents, warrants and covenants that (i) Borrower previously owned the sole membership interest in Ramco Jacksonville Annex LLC, a Michigan limited liability company (the "Annex"), (ii) the Annex's sole purpose was to own and operate a portion of the Property, (iii) the Annex had no debt other than a loan in favor of Borrower, which loan has been satisfied (the "Annex Loan"), (iv) on December 28, 2006 Annex merged into Borrower, (v) Annex has no outstanding contingent liabilities in connection with the Annex Loan, the Property or any other matters and (vi) Borrower has no outstanding contingent liabilities in connection with its ownership of the sole membership interest in Annex, except in connection with that certain lease of a portion of the Property to Gander Mountain Company, a Minnesota corporation.

          (b) Borrower has not engaged and shall not engage in any business or activity other than the ownership, management and operation of the Property and such activities as are necessary, incidental or appropriate in connection therewith, and Borrower will conduct and operate its business as presently conducted and operated.

          (c) Borrower has not and shall not enter into or be a party to any transaction, contract or agreement with any guarantor of the Debt or any part thereof (a "Guarantor") or any party which is directly or indirectly controlling, controlled by or under common control with Borrower or Guarantor (an "Affiliate"), except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any Guarantor or Affiliate. Borrower will appropriately document and accurately record on its books and records all contracts, business transactions and transfers between Borrower, on the one hand, and any of Ramco Partnership (as defined in Section 12 below), and/or the Ramco REIT (as defined in Section 12 below), on the other.

          (d) Borrower has not incurred and shall not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Debt; (ii) those certain loans in the aggregate amount of $100,672,375, which include (a) a construction loan made by JPMorgan Chase Bank, N.A. to Borrower on or about June 30, 2005, in the original principal amount of $58,772,375, and increased to the amount of $78,772,375 on or about January 31, 2007 (the "Construction Loan"), which Construction Loan was secured by a mortgage on the Property, (b) a mezzanine loan made by The Huntington Real Estate Investment Company to Borrower on or about December 14, 2005, in the original principal amount of $1,900,0000 (the "Huntington Loan"), which Huntington Loan was secured by a pledge of Guarantor's and Jacksonville River City Partners LLC's membership interest in Borrower and a second mortgage on the Property, and (c) a mezzanine loan made by Guarantor to Borrower on or about September 26, 2006, in the original principal amount of $10,000,000, and increased to the amount of $20,000,000 on or about February 14, 2007 (the "Ramco Loan"), which Ramco Loan was originally secured by a pledge of Borrower's membership interest in Annex but became unsecured after Annex merged with Borrower; (iii) (A) trade and operational debt incurred in the ordinary course of business with trade creditors in connection with owning, operating and maintaining the Property, in such amounts as are normal and reasonable under the circumstances, provided such debt is not evidenced by a promissory note or other security instrument and such trade and operational debt, together with any Permitted Equipment Leases, are not at any time in an aggregate amount in excess of two percent (2%) of the original loan amount evidenced by the Note and further provided that all such trade debts are paid within sixty (60) days after the same are incurred and all obligations of Borrower under construction contracts entered into by Borrower in connection with the Borrower's Construction Obligations (as defined in Section 68 hereof) and any alterations permitted pursuant to Section 10(b) hereof; (iv) Permitted Equipment Leases and
(v) unsecured subordinated loans to Borrower (the "Subordinated Loans", each a "Subordinated Loan") made by principals or Affiliates of Borrower, provided that such loan or loans are made for the sole purpose of funding, and are used by Borrower solely for, working capital and/or otherwise to improve, alter and remodel the Property; provided, however, that Subordinated Loans shall be permitted only if and so long as each of the following conditions are satisfied:
(1) the payment terms of each Subordinate Loan shall not require payments to be made or payments to become due unless and until the Loan (or any refinancing loan the proceeds of which are used to repay the Loan) is fully paid and satisfied, except that voluntary payments by Borrower from excess cash flow from the Property may be permitted so long as no Event of Default has occurred and is continuing, (2) the aggregate outstanding balance of the Subordinated Loans and interest accrued and unpaid thereon together with the Debt (the "Total Debt Amount") shall not exceed 80% of the value of the Property (such value to be determined at the time each such Subordinated Loan is made); and (3) the lender under such Subordinated Loan shall, prior to making any Subordinate Loan advance, execute and deliver to and for the benefit of Lender a subordination and standstill agreement in the form of Exhibit E attached to the Closing Certificate (as defined in Subsection 8(f) above), and (4) all reasonable costs and expenses incurred by Lender in connection with such Subordinated Loans, including, but not limited to, the review of any and all materials required to be provided in connection therewith (including Lender's reasonable attorney's fees and expenses) shall be at the expense of Borrower and shall be paid by Borrower to Lender upon demand. No indebtedness other than the Debt may be secured (senior, subordinate or pari passu) by the Property. Borrower hereby represents and warrants that (i) the Huntington Loan and the Ramco Loan are being satisfied on the date hereof upon the funding of the Loan,
(ii) the Construction Loan is being assigned to Lender and the Existing Indebtedness (except as set forth below) is consolidated with the New Indebtedness upon funding of the Loan and (iii) neither Borrower nor Guarantor have any remaining liabilities or obligations in connection with the Huntington Loan, the Ramco Loan or the Construction Loan (other than (A) environmental and other limited and customary indemnity obligations and (B) the Existing Indebtedness which is consolidated with the New Indebtedness and amended and restated pursuant to the terms hereof).

          (e) Borrower has not made (except the Annex Loan) and shall not make any loans or advances to Guarantor, or to any Affiliate or any constituent party of Borrower and Borrower has not and shall not make any loans or advances to any third parties (other than commercially reasonable tenant allowances, payments, contributions or reimbursements made by Borrower in the ordinary course of business to a tenant pursuant to the terms of the applicable lease for construction by or on behalf of such tenant of tenant improvements, and other than advances to or deposits with vendors or service providers at the Property made in the ordinary course of business).

          (f) Without intending to modify or diminish any limitations on recourse benefiting Borrower under this Mortgage or the other Loan Documents, Borrower is now and intends to remain solvent and Borrower will pay its debts from its assets as the same shall become due.

          (g) Borrower has done and shall do all things necessary, to preserve its existence, and Borrower will not, nor will Borrower permit any partner of Borrower to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, certificate of formation, operating agreement, trust or other organizational documents of Borrower in a manner which would adversely affect Borrower's existence as a single-purpose entity, without the prior written consent of Lender.

          (h) Borrower has maintained and shall maintain financial statements, accounting records, books and records, bank accounts and other entity documents separate from those of its Affiliates and any constituent party of Borrower or any other person or entity, and Borrower has filed and shall file its own tax returns, if any, as may be required under applicable law, or if part of a consolidated group filing, the Borrower is shown as a separate member of such group. Borrower has maintained and shall maintain its books, records, resolutions and agreements as official records.

          (i) Borrower has been and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate, any constituent party of Borrower or any Guarantor), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize separate stationery, invoices and checks. Borrower has allocated and shall allocate fairly and reasonably any overhead for shared office space.

          (j) Borrower has preserved and kept and shall preserve and keep in full force and effect its existence, good standing and qualification to do business in the state in which the Property is located and Borrower has observed and will observe all partnership, corporate or limited liability company formalities, as applicable.

          (k) Borrower has maintained and shall maintain adequate capital and a sufficient number of employees, if any, for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that no additional capitalization shall be required to fund any principal, interest, or other debt requirements or other monetary obligations under the Loan Documents or the Loan. Borrower will pay the salaries of its own employees.

          (l) Neither Borrower nor any constituent party of Borrower has sought or, to the fullest extent permitted by law, shall seek or consent to the dissolution or winding up, in whole or in part, of Borrower, nor will Borrower merge with (except for the merger with Annex which has already occurred) or be consolidated into any other entity or acquire by purchase or otherwise all or substantially all of the business assets of, or any stock of beneficial ownership of, any entity.

          (m) Borrower has not and shall not commingle the funds and other assets of Borrower with those of any Affiliate, any Guarantor, any constituent party of Borrower or any other person, and Borrower will pay its own liabilities out of its own funds and assets.

          (n) Borrower has maintained and shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any constituent party of Borrower, Affiliate, Guarantor or any other person.

          (o) Borrower has not and shall not assume, guarantee, become obligated for or hold itself out to be responsible for the debts or obligations of any other person (provided, that the foregoing shall not prevent Borrower from being and holding itself responsible for expenses incurred or obligations undertaken by the property manager of the Property in respect of its duties regarding the Property or from providing or holding itself out as responsible for commercially reasonable tenant improvement allowances, payments, contributions or reimbursements made by the Borrower in the ordinary course of business to a tenant pursuant to the terms of the applicable lease for construction by or on behalf of such tenant).

          (p) Borrower shall obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of its obligations under this Mortgage.

          (q) Borrower does not and shall not own any subsidiary, or make any investment in any person or entity.

          (r) Borrower has not and shall not without the unanimous consent of all its members, general partners or directors, as applicable (including all Independent Directors), take any Material Action (as hereinafter defined). As used herein, "Material Action" shall mean to consolidate or merge Borrower with or into any Person, or sell all or substantially all of the assets of Borrower, or to institute proceedings to have Borrower be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against Borrower or file a petition seeking, or consent to, reorganization or relief with respect to Borrower under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Borrower or a substantial part of its property, or make any assignment for the benefit of creditors of Borrower, or admit in writing Borrower's inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate Borrower.

          (s) To the fullest extent permitted by law, Borrower has not and shall not violate, or cause to be violated, the assumptions made with respect to Borrower and its principals in the substantive non-consolidation opinion delivered to Lender in connection with the closing of the Loan or any substantive non-consolidation opinion delivered to Lender subsequent to the date hereof.

          (t) (i) In the event Borrower is an Acceptable LLC, the limited liability company agreement of Borrower (the "LLC Agreement") shall provide that
(ii) upon the occurrence of any event that causes the last remaining member of Borrower ("Member") to cease to be the member of Borrower (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Director (as defined herein) of Borrower shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower automatically be admitted to Borrower as a member with a 0% economic interest ("Special Member") and shall continue Borrower without dissolution and (iii) Special Member may not resign from Borrower or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower as a Special Member in accordance with requirements of Delaware law and (B) after giving effect to such resignation or transfer, there remains at least two (2) Independent Directors of Borrower in accordance with Subsection (u) below. The LLC Agreement shall further provide that (I) Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of the first substitute member, (II) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of the assets of Borrower, (III) pursuant to the applicable provisions of the Limited Liability Company Act of the State of Delaware (the "Act"), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower, (IV) Special Member, in its capacity as Special Member, may not bind Borrower and (V) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower including, without limitation, the merger, consolidation or conversion of Borrower; provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement the admission to Borrower of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower, but Special Member may serve as an Independent Director of Borrower.

          (ii) Upon the occurrence of any event that causes the Member to cease to be a member of Borrower to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower agree in writing (i) to continue Borrower and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower effective as of the occurrence of the event that terminated the continued membership of Member in Borrower. Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower.

          (u) The organizational documents of Borrower shall provide that at all times there shall be at least two duly appointed members of its board of directors or managers, as applicable (each, an "Independent Director") reasonably satisfactory to Lender who each shall not have been at the time of each such individual's initial appointment, and shall not have been at any time during the preceding five years, and shall not be at any time while serving as Independent Director, either (i) a shareholder (or other equity owner) of, or an officer, director (other than in its capacity as Independent Director), partner, member or employee of, Borrower or any of its respective shareholders, partners, members, subsidiaries or affiliates, (ii) a customer of, or supplier to, or other Person who derives any of its purchases or revenues from its activities with, Borrower or any of its respective shareholders, partners, members, subsidiaries or affiliates (except for the Independent Director's annual fee),
(iii) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, member, employee supplier, customer or other Person, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier, customer or other Person. A natural person who otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director of Borrower if such individual is, at the time of initial appointment or at any time while serving as an Independent Director of the Borrower, an Independent Director of a "Single Purpose Entity" affiliated with Borrower (other than any entity that owns a direct or indirect equity interest in Borrower) if such natural person is an Independent Director provided by a nationally-recognized company that provides professional Independent Directors.

          (v) The organizational documents of Borrower shall provide that the board of directors or managers of Borrower shall not take any action which, under the terms of any organizational documents of Borrower requires an unanimous vote of the board of directors or managers of Borrower unless at the time of such action there shall be at least two members of the board of directors or managers who are Independent Directors

          (w) Borrower's operating agreement shall contain each of the representations, covenants and warranties set forth in this Section 9.

     10. (a) Maintenance of the Property. Borrower shall cause the Property to be operated and maintained in a good and safe condition and repair and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction. Borrower shall not use, maintain or operate the Property in any manner which constitutes a public or private nuisance or which makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto. Except as otherwise set forth in Section 10(b) hereof, the Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment) without the consent of Lender. Borrower shall promptly comply with all laws, orders and ordinances affecting the Property, or the use thereof. Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any legal requirements and of the commencement of any proceedings or investigations which relate to the compliance with legal requirements. Subject to the provisions of Section 3(e) and Section 3(f) of this Mortgage, Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 7 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Premises.

          (b) Alterations. Lender's prior approval shall be required in connection with any alterations to any Improvements which would cause a Material Adverse Effect (provided, that, demolition and rebuilding of one or more Improvements at the Property shall not in and of itself be deemed to cause a Material Adverse Effect). If the total unpaid amounts incurred and to be incurred with respect to any alterations to the Improvements shall at any time exceed ten percent (10%) of the then outstanding principal amount of the Loan, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (i) cash, (ii) securities acceptable to Lender, (provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same), or (iii) a completion bond (provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same) or
(iv) a completion guaranty from Guarantor in form and substance reasonably acceptable to Lender (provided Guarantor continues to satisfy the net worth test set forth in Section 17 of the Reserve Guaranty and Borrower shall deliver a revised substantive nonconsolidation opinion addressing the delivery of the additional guaranty and otherwise in form and substance acceptable to Lender). Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold.

     11. Use of the Property. (a) Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant (other than those set forth in Leases), zoning law, land use designation or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof, nor shall Borrower initiate, join in, acquiesce in, or consent to any land use change, zoning change or zoning matter affecting the Property. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Lender. Borrower shall not permit or suffer to occur any waste on or to the Property or to any portion thereof and shall not take any steps whatsoever to convert the Property, or any portion thereof, to a condominium or cooperative form of management. Borrower will not install or permit to be installed on the Premises any underground storage tank or above-ground storage tank without the written consent of Lender.

          (b) Borrower agrees that without the prior consent of Lender, Borrower will not execute modifications to the REA if such modifications will have a material adverse effect on the use, operation or value (including the Underwritable Cash Flow) of the Property, taken as a whole, or the ability of Borrower to pay its obligations in respect of the Loan. Borrower shall enforce, shall comply with, and shall use commercially reasonable efforts to cause each of the parties to the REA to comply with all of the terms and conditions contained in the REA.

     12. Transfer or Encumbrance of the Property. (a) Borrower acknowledges that Lender has examined and relied on the creditworthiness and experience of Borrower in owning and operating properties such as the Property in agreeing to make the Loan secured hereby, and that Lender will continue to rely on Borrower's ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt, Lender can recover the Debt by a sale of the Property. Subject to the provisions of Section 12(b) below, without the prior written consent of Lender (which consent may not be unreasonably withheld or delayed):

               (i) neither Borrower nor any other Person shall, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, sell, transfer, convey, mortgage, pledge, or assign any interest in, or encumber, alienate, grant a lien in or against, or grant or enter into any easement, covenant or other agreement granting rights in or restricting the use or development of, (A) the Property or any part thereof, or (B) any direct or indirect partnership interest, membership interest, shares of stock, beneficial interest or any other ownership interest (in whole or in part) in Borrower or in any partner, member, shareholder, beneficiary or other direct or indirect holder or any interest therein, through each tier of ownership with the intention that the foregoing restrictions shall not be avoided by the use of multiple tiers of ownership of direct or indirect interests in Borrower;

               (ii) no new partner, member, shareholder, beneficiary or other legal or equitable owner shall be admitted to or created in Borrower or in any partner, member, shareholder, beneficiary or other direct or indirect holder of any interest therein, through each tier of ownership with the intention that the foregoing restrictions shall not be avoided by the use of multiple tiers of ownership of direct or indirect interests in Borrower, (nor shall any existing general partner or member or controlling limited partner withdraw from Borrower); and

               (iii) there shall be permitted no change in the organizational documents of, nor any withdrawal, resignation, removal or other change of status on the part of any partner, member, officer, director, manager or other Person from or with respect to his, her or its position of authority or control in, any of Borrower or any partner, member, shareholder, beneficiary or other legal or equitable owner of Borrower, or any partner, member, shareholder, beneficiary or other direct or indirect holder of any interest therein (through each tier of ownership with the intention that these restrictions shall not be avoided by the use of multiple tiers of ownership of direct or indirect interests in Borrower), if any such occurrence shall result in a change in control of the Property, Borrower or Borrower's affairs.

     As used in this Section 12, "transfer" shall include, without limitation,
(1) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; and (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents.

          (b) Notwithstanding the foregoing, the following shall not constitute a violation of the provisions of Section 12(a) above: (A) the leasing of individual units within the Property so long as Borrower complies with the provisions of the Loan Documents relating to such leasing activity; (B) a sale or other disposition of obsolete or worn-out personal property which is contemporaneously replaced by comparable personal property of equal or greater value which is free and clear of liens, encumbrances and security interests other than those created by the Loan Documents; or (C) the grant of an easement, if prior to the granting of the easement Borrower causes to be submitted to Lender all information required by Lender to evaluate the easement, and if Lender determines that the easement will not cause a Material Adverse Effect and Borrower pays to Lender, on demand, all cost and expense incurred by Lender in connection with reviewing Borrower's request, and Lender, following review and approval at Borrower's expense, shall execute in an expeditious manner utility and other similar easements of general benefit to the Property, including, but not limited to, any amendments or modifications to the REA. In addition, the following transfers shall not constitute a violation of the provisions of
Section 12(a) above and will be permitted without payment of an assumption fee and without obtaining Lender's prior written consent (except that each such transfer shall be subject to the applicable requirements and conditions set forth below including, without limitation, delivery (and Lender approval) of background and credit checks and credit references and updated organizational documents and organizational charts to the extent required below) and no Rating Agency Confirmation for the transfers described in Section 12(b)(i)-(vi) below shall be required except as set forth therein):

               (i) Sales or transfers of stock in RAMCO-GERSHENSON PROPERTIES TRUST (the "Ramco REIT") (provided that the Ramco REIT continues to be publicly traded on a nationally recognized stock exchange), and sales or transfers (but not pledges) of limited partnership interests in RAMCO-

          GERSHENSON PROPERTIES, L.P., a Delaware limited partnership ("Ramco Partnership"); provided, however, that any permitted transfer described in this Section 12(b)(i) shall be expressly subject to satisfaction of the following requirements and conditions precedent:
          (A) Ramco REIT shall remain the sole general partner of Ramco Partnership and continue to maintain not less than a 50% partnership interest in Ramco Partnership; and (B) there is no change in the special purpose entity structure and special purpose entity provisions of the Borrower's organizational documents and Borrower remains in full compliance with the special purpose entity covenants set forth in
          Section 9 of this Mortgage.

               (ii) Sale or transfer of Jacksonville River City Partners LLC's direct membership interest in Borrower or any Investor's (defined below) direct or indirect membership interest in Borrower to Ramco Partnership;

               (iii) Sale or transfer (but not a pledge) of the direct or indirect interests in Borrower to a third-party transferee, as an investor in Borrower (each, an "Investor"); provided, however, that any permitted transfer described in this Section 12(b)(ii) that is not otherwise covered by other parts of this Section 12(b) shall be expressly subject to satisfaction of the following requirements and conditions precedent: (A) Ramco Partnership shall continue to directly or indirectly (references in this Section 12 to ownership interests in Borrower held by Ramco Partnership shall be deemed to refer to direct or indirect interests in Borrower, whether or not so specified) own not less than fifteen percent (15%) of the membership interests in Borrower and Ramco Partnership (and/or Ramco REIT) and/or a Permitted Transferee shall retain direct or indirect management responsibility and Control over the Borrower and the Property; (B) there is no change in the special purpose entity structure and special purpose entity provisions of the Borrower's organizational documents and Borrower remains in full compliance with the special purpose entity covenants set forth in Section 9 of this Mortgage; (C) Lender shall receive prior written notice of such sale or transfer and, if applicable, an updated organizational chart, organizational documents and other evidence of the transfer(s) and revised Borrower structure as the Lender may reasonably require; and (D) Borrower shall pay Lender an administrative fee in the amount of $5,000.

               (iv) Sales or transfers of stock, limited partnership interests, membership interests, or other equity interests in the Investor; provided however, that any permitted transfers described in this
          Section 12(b)(iv) shall be expressly subject to satisfaction of the following requirements and conditions precedent: (A) there being no change in the special purpose entity structure and special purpose entity provisions of the Borrower's organizational documents and Borrower remains in full compliance with the special purpose entity covenants set forth in Section 9 of this Mortgage; and (B) Ramco Partnership shall continue to directly or indirectly own not less than fifteen percent (15%) of the membership interests in Borrower and Ramco Partnership (and/or Ramco REIT) and/or a Permitted Transferee shall retain direct or indirect management responsibility and Control over the Borrower and the Property.

               (v) Notwithstanding anything herein to the contrary, in connection with the transfers permitted pursuant to subsections (iii) and (iv) above, in the event (A) as a result of such sale or transfer, Ramco Partnership has entered into a joint venture relationship with such Investor whereby such Investor is permitted to vote on Major Decisions and (B) such Investor is not a Permitted Transferee, such transfer or sale shall still be a permitted transfer hereunder; provided that, (I) Ramco Partnership shall continue to directly or indirectly own not less than fifteen percent (15%) of the membership interests in Borrower and Ramco Partnership (and/or Ramco REIT) and/or a Permitted Transferee shall retain direct or indirect management responsibility and day-to-day control over the Borrower and the Property, (II) Ramco Partnership and/or Ramco REIT must approve any and all Major Decisions and (III) such Investor shall not have been involved with a foreclosure or a deed-in-lieu thereof and is free, in the last ten (10) years, from any bankruptcy, reorganization, or insolvency proceedings or any criminal charges or proceedings.

               (vi) The acquisition, merger or consolidation of Ramco Partnership or Ramco REIT or the privatization of Ramco REIT, without regard to whether Ramco Partnership or Ramco REIT, as applicable, is the surviving entity.

               (vii) The pledge of (A) any Person's direct or indirect equity interest in Ramco Partnership, Ramco-Gershenson Properties Trust, a Maryland real estate trust ("Ramco Trust") or any Investor, which pledge is provided to secure any debt incurred by such Person or to secure any guaranty or similar obligation of such person or entity (provided that the repayment of the aforesaid debt, guaranty, or other obligation is not specifically tied to the cash flow of the Property) and/or (B) Ramco Partnership's, Ramco Trust's or any Investor's interest in any party (other than the Borrower) to secure any operating debt facility of Ramco Partnership, Ramco Trust, or such Investor, as applicable, provided that such operating debt facility is secured by a pledge of interests in entities having an interest in substantially all of the properties directly or indirectly owned by Ramco Partnership, Ramco Trust or such Investor, as applicable. Notwithstanding the foregoing, a foreclosure of such pledge is not permitted hereunder, unless, after such foreclosure, Ramco Partnership and/or a Permitted Transferee shall continue to directly or indirectly own not less than fifteen percent (15%) of the membership interests in Borrower and Ramco Partnership (and/or Ramco REIT) and/or a Permitted Transferee shall retain direct or indirect management responsibility and Control over the Borrower and the Property; provided that, notwithstanding the foregoing, if Ramco Partnership has entered into a joint venture relationship with an Investor whereby such Investor is permitted to vote on Major Decisions and (B) such Investor is not a Permitted Transferee, then (I) Ramco Partnership shall continue to directly or indirectly own not less than fifteen percent (15%) of the membership interests in Borrower and Ramco Partnership (and/or Ramco
          REIT) and/or a Permitted Transferee shall retain direct or indirect management responsibility and day-to-day control over the Borrower and the Property, (II) Ramco Partnership and/or Ramco REIT must approve any and all Major Decisions and (III) such Investor shall not have been involved with a foreclosure or a deed-in-lieu thereof and is free, in the last ten (10) years, from any bankruptcy, reorganization, or insolvency proceedings or any criminal charges or proceedings.

               (viii) If Ramco Partnership transfers all or a portion of its direct or indirect ownership interests in the Borrower to an Investor, as permitted hereunder, such that Ramco Partnership (and/or Ramco
          REIT) shall no longer retain direct or indirect management responsibility and Control over the Borrower and/or the Property, Lender's prior written consent (not to be unreasonably withheld or delayed) of the replacement property manager shall be required and Lender shall have received a Rating Agency Confirmation with respect to the new controlling owner of Borrower and the new property manager.

               (ix) Any transfer of direct or indirect interests in Borrower to a Permitted Transferee shall not be deemed a violation of Section 12(a) hereof or an Event of Default hereunder. Any such transfer shall not require a fee or Lender consent.

               (x) If Ramco Partnership (or guarantor then in place) no longer owns its interest in the Borrower, a substitute guarantor (A) which is a Permitted Transferee, or (B) is otherwise acceptable to Lender (which consent may be subject to receipt of a Rating Agency Confirmation), shall execute a nonrecourse guaranty and any other guaranty executed in connection with the Loan in form and content satisfactory to Lender, whereupon the Ramco Partnership (or guarantor then in place) will be relieved of obligations under the existing guaranty for matters arising out of events occurring from and after the date of such transfer (but shall remain liable for conditions existing or matters arising from acts or events occurring (x) prior to the date of release (with respect to Ramco Partnership) or (y) during the period from the effective date of such substitute nonrecourse guaranty through the date of release (with respect to a substitute guarantor)).

               (xi) In the event a substantive non-consolidation opinion letter was delivered to Lender in connection with the closing of the Loan, and if any sale or transfer permitted under this Section 12 results in any Person and its Affiliates directly or indirectly owning in excess of forty-nine percent (49%) of the direct or indirect ownership interests in Borrower, Borrower shall, prior to such transfer, and in addition to any other requirement for Lender consent contained herein (if any), deliver a revised substantive non-consolidation opinion letter to Lender reflecting such transfer, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

               (xii) Lender reserves the right to condition its consent to any transfer not expressly permitted under this Section 12(b) or under
          Section 12(d) (a "Prohibited Transfer") upon (a) a modification of the terms hereof and on assumption of this Mortgage, the Note and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) payment of a transfer fee of 1% of outstanding principal balance of the Loan and all of Lender's expenses incurred in connection with such Prohibited Transfer, (c) receipt of a Rating Agency Confirmation with respect to the

          Prohibited Transfer, (d) the proposed transferee's continued compliance with the covenants set forth in this Agreement, including, without limitation, the covenants in Section 9, (e) receipt of a new substantive nonconsolidation opinion with respect to the Prohibited Transfer and/or (f) such other conditions and/or legal opinions as Lender shall determine in its sole discretion to be in the interest of Lender. All expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer without Lender's consent. This provision shall apply to every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer. Lender's consent to one Prohibited Transfer shall not be deemed to be a consent to any future or additional Prohibited Transfers.

               (xiii) Notwithstanding anything herein to the contrary, in the event Ramco Partnership transfers all or a portion of its direct or indirect ownership interests in the Borrower to an Investor, as permitted hereunder or as otherwise approved by Lender, and, thereafter, Ramco Partnership, Ramco REIT and/or a Permitted Transferee shall no longer retain direct or indirect management responsibility and Control over the Borrower and/or the Property or shall no longer own a 15% direct or indirect interest in the Borrower, then Lender shall permit an amendment to the provisions of this
          Section 12 such that such new Person that owns and Controls Borrower and the Property is afforded the same rights as Ramco Partnership has hereunder in connection with any sale, pledge or other transfer based on such Person's organizational structure at the time of such request.

          (c) Intentionally omitted.

          (d) In addition, Lender's consent to the sale or transfer of the Property to a third-party transferee ("Third-Party Transferee") or, if not otherwise permitted under Section 12(b) above, the sale or transfer to a Third-Party Transferee (together with his, her or its affiliates and immediate family members) of greater than eighty-five percent (85%) of the direct or indirect interests in Borrower (in the aggregate, whether by means of beneficial ownership or ownership interests in entities which in turn directly or indirectly, through multiple ownership tiers or otherwise, own interests in Borrower) will not be unreasonably withheld or delayed after consideration of all relevant factors, provided that:

               (i) Borrower shall have (A) delivered written notice to Lender of the terms of such prospective transfer not less than thirty (30) days before the date on which such transfer is scheduled to close and, concurrently therewith, all such information concerning the proposed Third-Party Transferee as Lender shall reasonably require and (B) no Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured;

               (ii) the proposed Third-Party Transferee shall be a reputable entity or person of good character and creditworthiness and shall have sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Lender;

               (iii) such Third-Party Transferee and its property manager shall have sufficient experience in the ownership and management of retail properties similar to the Property, and Lender shall be provided with reasonable evidence thereof. Such Third-Party Transferee and its property manager shall be deemed to have sufficient experience in the event they are reputable and experienced organizations which manage at least ten (10) retail shopping centers totaling 5,000,000 square feet.

               (iv) unless otherwise waived by Lender based on applicable guidelines of the Rating Agencies, Lender shall have received recommendations in writing from the Rating Agencies to the effect that such transfer will not result in a re-qualification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction;

               (v) such Third-Party Transferee shall have (i) executed and delivered to Lender an assumption agreement in form and substance acceptable to Lender, evidencing such Third-Party Transferee's agreement to abide and be bound by the terms of the Note, this Mortgage and the other Loan Documents, (ii) assumed the obligations of Borrower under any property management agreement or provide a new management agreement with a Qualified Manager and assign to Lender as additional security such new management agreement, and (iii) a replacement guarantor(s), satisfactory to Lender in Lender's sole discretion, shall have executed a new guaranty on Lender's then current form and in such case, Ramco Partnership shall be released in accordance with Section 12(b)(vii) above;

               (vi) Borrower and such Third-Party Transferee shall have delivered such legal opinions, vesting documents, title insurance endorsements, hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the transfer, all in form and substance satisfactory to Lender;

               (vii) such Third-Party Transferee and its constituents shall fully satisfy the special-purpose entity covenants set forth in
          Section 9 of this Mortgage; and

               (viii) Lender shall have received the payments, fees, and reimbursements required under subsection 12(g) hereof including, without limitation, the assumption fee of (x) one-quarter percent (.25%) of the then unpaid principal balance of the Note for the first such transfer and (y) one-half percent (.50%) of the then unpaid principal balance of the Note for each subsequent transfer.

          (e) Upon any sale or transfer and assumption approved by Lender with replacement guarantors approved by Lender and Lender's determination that no actual pending or threatened actions or claims then exist against Lender, Borrower or the Property, Borrower and the

Ramco Partnership or applicable replacement guarantor shall be released from liability under the Note and Guaranty (except (x) for indemnification obligations which by their terms survive Borrower's sale or transfer of its interest in the Property and (y) liability for conditions existing or matters arising from events occurring (1) prior to the date of release (with respect to Ramco Partnership) or (2) during the period from the effective date of the applicable substitute nonrecourse guaranty through the date of the applicable release (with respect to a substitute guarantor)) as specifically provided above).

          (f) The occurrence of any of the foregoing transfers or other occurrences described in the foregoing Section 12(a) shall, unless permitted under Section 12(b), Section 12(c) or Section 12(d) above or otherwise approved in writing by Lender, constitute an Event of Default (as defined below) hereunder, regardless of whether any such transfer or occurrence was caused or instituted by Borrower or any other Person, whereupon Lender at its option, without being required to demonstrate any actual impairment of its security or any increased risk of default hereunder, declare the Debt immediately due and payable. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property or other occurrence described in Section 12(a) above (unless permitted under Section 12(b), Section 12(c) or Section 12(d) above), regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property or other occurrence described in Section 12(a) above.

          (g) Borrower agrees to bear and shall pay or reimburse Lender on demand for all reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Lender in connection with the review, approval and documentation of any sale, conveyance, alienation, mortgage, encumbrance, pledge, transfer or other transaction or event described in Section 12(a) above. In addition, prior to the effectiveness of any direct or indirect transfer of the Property (including any transfer of the direct or indirect ownership interests in Borrower, other than as expressly permitted under Sections 12(b) or 12(c) above), Lender shall receive an assumption fee equal to (x) one-quarter percent (.25%) of the then unpaid principal balance of the Note for the first such transfer and (y) one-half percent (.5%) of the then unpaid principal balance of the Note for each subsequent transfer, together with any review fee required by Lender; provided, however, that with respect to the contemplated transfers described in Section 12(b) and Section 12(c) above, Borrower shall not be obligated to pay an assumption fee.

          (h) Lender's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property or any part thereof or any other transaction or event described in Section 12(a) above shall not be deemed to be a waiver of Lender's right to require such consent to any future occurrence of same. Any attempted or purported sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property or of any direct or indirect interest in Borrower, and any other transfer described in Section 12(a) above, if made in contravention of this Section 12, shall be null and void and of no force and effect.

     13. Estoppel Certificates and No Default Affidavits. (a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

          (b) After request by Lender, Borrower shall within ten (10) days furnish Lender with a certificate reaffirming all representations and warranties of Borrower set forth herein and in the other Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes.

          (c) If the Property includes commercial property, Borrower shall deliver to Lender upon request, tenant estoppel certificates from commercial tenants at the Property, which tenants' Leases, in the aggregate, cover 85% of the rentable square footage and rent income at the Property, in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to deliver such certificates more frequently than one (1) time in any calendar year unless required in connection with a Secondary Market Transaction.

     14. Taxes on Security; Documentary Stamps; Intangibles Tax. (a) Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender. If there shall be enacted any law (i) deducting the Loan from the value of the Property for the purpose of taxation, (ii) affecting any lien on the Property, or (iii) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower shall promptly pay to Lender, on demand, all taxes, costs and charges for which Lender is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be immediately due and payable. No prepayment consideration shall be imposed on any such payment.

          (b) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any. Borrower hereby agrees that, in the event that it is determined that additional documentary stamp tax or intangible tax is due hereon or any mortgage or promissory note executed in connection herewith (including, without limitation, the Note), Borrower shall indemnify and hold harmless Lender for all such documentary stamp tax and/or intangible tax, including all penalties and interest assessed or charged in connection therewith. Borrower shall pay same within ten (10) days after demand of payment from Lender and the payment of such sums shall be secured by this Mortgage and such sums shall bear interest at the Default Rate (as defined in the Note) until paid in full.

          (c) Borrower shall hold harmless and indemnify Lender, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

     15. No Credits on Account of the Debt. Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Debt. In the event such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

     16. Controlling Agreement. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Mortgage and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Lender's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower's and Lender's express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of the Note and all other Debt (or, if the Note and all other Debt have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum rate permitted under applicable law from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     17. Financial Statements. (a) The financial statements heretofore furnished to Lender are, as of the dates specified therein, complete and correct and fairly present the financial condition of Borrower and any other persons or entities that are the subject of such financial statements, and are prepared in accordance with generally accepted accounting principles in the United States of America consistently applied (or such other accounting basis reasonably acceptable to Lender). Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof for its current use, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operation or business of Borrower or any other persons or entities that are the subject of such financial statements from that set forth in said financial statements.

          (b) Borrower will maintain full and accurate books of accounts and other records reflecting the results of the operations of the Property and will furnish to Lender the following items, each certified by Borrower as being true and correct and presented in such format as Lender or its designee may request, as follows:

               (i) Until a Secondary Market Transaction (hereinafter defined), Borrower shall furnish monthly each of the items listed in subsections 17(b)(ii)(A), (B) and (C) below, but dated as of the last day of each such month within thirty (30) days after the end of such month.

               (ii) On or before fifty (50) days after the end of each calendar quarter: (A) a written statement (rent roll) dated as of the last day of each such calendar quarter prepared and certified by a Responsible Officer of Borrower identifying each of the Leases by the term, renewal options (including rental base), space occupied, rental and other charges required to be paid, security deposit paid, real estate taxes paid by tenants, common area charges paid by tenants, tenant pass-throughs, any rent escalations; (B) monthly and year to date operating statements prepared and certified by a Responsible Officer of Borrower for each calendar month during each such calendar quarter, which shall be prepared in accordance with GAAP; (C) a property balance sheet and a profit and loss statement of Borrower for such month and each prepared and certified by a Responsible Officer of Borrower; and (D) a comparison of the budgeted income and expenses with the actual income and expenses for such month and year to date, together with a detailed explanation of any variances between budgeted and actual amounts that are in excess of the greater of: (1) $1,000, or (2) five percent (5%) or more for each line item therein.

               (iii) Within one hundred (100) days following the end of each calendar year: (A) a written statement (rent roll) dated as of the last day of each such calendar year identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder certified by a Responsible Officer of Borrower; (B) annual operating statements prepared for such calendar year, prepared in accordance with GAAP; (C) an annual balance sheet and profit and loss statement of Borrower, certified by certified by a Responsible Officer of Borrower; and (D) any financial statements required under the Guaranty.

               (iv) On or before December 1 of the year preceding the year to which such budget pertains, Borrower shall furnish an annual budget of the operation of the Property (the "Annual Budget"), in form satisfactory to Lender, setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for the Property. During the continuance of an Event of Default, such Annual Budget shall be submitted to Lender for its review and approval and shall not take effect until approved by Lender.

          (c) Upon written request from Lender, Borrower shall furnish in a timely manner to Lender:

               (i) a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender, in reasonable detail and certified by a Responsible Officer of Borrower under penalty of perjury to be true and complete, but no more frequently than quarterly; and

               (ii) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.

          (d) Borrower shall furnish Lender (and shall cause Guarantor to furnish to Lender) with such other additional financial or management information (including state and federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender. Borrower shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records.

          (e) Borrower agrees that all Required Financial Items (defined below) to be delivered to Lender pursuant to this Section 17 shall: (i) be complete and correct; (ii) present fairly the financial condition of the party; (iii) disclose all liabilities that are required to be reflected or reserved against;
(iv) be prepared (A) in hardcopy and electronic formats and (B) in accordance with the Approved Accounting Method; and (v) upon the occurrence and during the continuation of an Event of Default and upon written request of Lender, be audited by a "Big Four" accounting firm (excluding Arthur Andersen) or other independent certified public accountant reasonably acceptable to Lender. Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no material adverse change in financial condition, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement except as disclosed by Borrower in a writing delivered to Lender. Borrower agrees that all Required Financial Items shall not contain any misrepresentation or omission of a material fact.

          (f) Guarantor Financial Statements. Notwithstanding the foregoing, or anything herein, to the contrary, to the extent any financial statements of Guarantor are required to be delivered hereunder, or under any other Loan Document, Guarantor may deliver the financial statements of its majority owner, Ramco-Gershenson Properties Trust, a Maryland real estate trust, in lieu of delivery of its individual financial statements.

          (g) Regulation AB Information

               (i) If, at the time one or more Disclosure Documents (defined herein) are being prepared for a securitization of the Loan, Lender expects that Borrower alone or Borrower and one or more affiliates of Borrower collectively, or the Property alone or the Property and any other parcel(s) of real property, together with improvements thereon and personal property related thereto, that is "related", within the meaning of the definition of Significant Obligor (defined herein), to the Property (a "Related Property") collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon request (i) the selected financial data or, if applicable, net operating income, required under Item 1112(b)(1) of Regulation AB (defined herein) and meeting the requirements thereof, if Lender expects that the principal amount of the Loan, together with any loans made to an affiliate of Borrower or secured by a Related Property that is included in a securitization with the Loan (a "Related Loan"), as of the cut-off date for such securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such securitization and at any time during which the Loan and any Related Loans are included in a securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the securitization or (ii) the financial statements required under Item 1112(b)(2) of Regulation AB and meeting the requirements thereof, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such securitization and at any time during which the Loan and any Related Loans are included in a securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the securitization. Such financial data or financial statements shall be furnished to Lender (A) within ten (10) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the securitization, (B) not later than thirty
          (30) days after the end of each fiscal quarter of Borrower and (C) not later than seventy-five (75) days after the end of each fiscal year of Borrower; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which a filing pursuant to the Securities Exchange Act of 1934 in connection with or relating to the securitization (an "Exchange Act Filing") is not required. As used herein, "Regulation AB" shall mean Regulation AB under the Securities Act of 1933 and the Securities Exchange Act of 1934 (as amended). As used herein, "Disclosure Document" shall mean a prospectus, prospectus supplement, private placement memorandum, or similar offering memorandum or offering circular, in each case in preliminary or final form, used to offer securities in connection with a securitization. As used herein, "Significant Obligor" shall have the meaning set forth in Item 1101(k) of Regulation AB.

               (ii) If requested by Lender, Borrower shall furnish, or shall cause the applicable tenant to furnish, to Lender financial data and/or financial statements in accordance with Regulation AB (as defined above) for any tenant of any Property if, in connection with a securitization, Lender expects there to be, with respect to such tenant or group of affiliated tenants, a concentration within all of the mortgage loans included or expected to be included, as applicable, in such securitization such that such tenant or group of affiliated tenants would constitute a Significant Obligor (as defined above); provided, however, that in the event the related Lease does not require the related tenant to provide the foregoing information, Borrower shall use commercially reasonable efforts to cause the applicable tenant to furnish such information.

     18. Performance of Other Agreements. Borrower shall duly and punctually observe and perform each and every term, provision, condition, and covenant to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument (including all instruments comprising the Permitted Encumbrances) affecting or pertaining to the Property, and will not suffer or permit any default or event of default (giving effect to any applicable notice requirements and cure periods) to exist under any of the foregoing.

     19. Further Acts, Etc. (a) GENERALLY. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, infeft, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage or for facilitating the sale of the Loan and the Loan Documents as described in subsection 19(b) below. Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Property. Upon foreclosure, the appointment of a receiver or any other relevant action, Borrower will, at the cost of Borrower and without expense to Lender, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including, without limitation, such rights and remedies available to Lender pursuant to this section.

          (b) SECURITIZATION COOPERATION. Borrower acknowledges that Lender and its successors and assigns may (i) sell this Mortgage, the Note and other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Mortgage to one or more investors, (iii) deposit this Mortgage, the Note and other Loan Documents with one or more trusts, which trusts may sell certificates to investors evidencing an ownership interest in such trust assets, or (iv) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as a "Secondary Market Transaction"). Borrower shall cooperate with Lender in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any Rating Agency involved in any Secondary Market Transaction, including but not limited to, (a) providing Lender an estoppel certificate and such information (financial or otherwise), legal opinions and documents relating to Borrower, Guarantor, the Property and any tenants of the Property as Lender may reasonably request or the Rating Agencies may request in connection with such Secondary Market Transaction, (b) amending the Loan Documents and organizational documents of Borrower, and updating and/or restating officer's certificates, title insurance, opinions, appraisals, market studies, environmental reviews, property condition reports and other due diligence investigations of the Property and any other items delivered in connection with the closing of the Loan, as may be required by the Rating Agencies, (c) participating in bank, investors and Rating Agencies' meetings if requested by Lender, (d) upon Lender's request amending the Loan Documents (and updating and/or restating officer's certificates, title insurance and other Closing Items in connection therewith) to divide the Loan into two or more separate or component notes, which notes may be included in separate transactions (and thus may have separate REMIC "start up dates") and have different interest rates and amortization schedules (but with aggregated financial terms which are equivalent to that of the Loan prior to such separation), (e) providing updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require, (f) delivering any additional opinions required by the Rating Agencies (including, but not limited to, opinions as to substantive nonconsolidation, fraudulent conveyance, matters of Delaware and federal bankruptcy law relation to limited liability companies and true sale or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property and Borrower and Borrower's Affiliates), which opinions shall be satisfactory in form and substance to Lender and the Rating Agencies, and (f) reviewing the offering documents relating to any Secondary Market Transaction to ensure that all information concerning Borrower, the Property, and the Loan is correct, and certifying to the accuracy thereof. Lender shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms and investors involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Borrower and Borrower indemnifies Lender, its successors, assigns and their respective shareholders, employees, directors, officers, and agents (each an "Indemnified Party" and, collectively, the "Indemnified Parties") as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement of any material fact contained in such information, as reviewed by Borrower, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Lender may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development. Notwithstanding the foregoing or anything herein to the contrary (A) Borrower shall only be obligated to pay its own legal fees in connection with its cooperation under this Section 19(b) and such legal fees shall not exceed $10,000 and (B) Borrower's liability in connection with the indemnities it provides under this Section 19(b) shall not exceed $110,000,000.

          (c) SECURITIZATION INDEMNIFICATION

               (i) Borrower understands that information provided to Lender by Borrower and its agents, counsel and representatives may be included in disclosure documents in connection with the Securitization, including, without limitation, an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and may be made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization.

               (ii) Borrower shall provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an agreement (A) certifying that Borrower has examined such Disclosure Documents specified by Lender and that each such Disclosure Document, as it relates to Borrower, Borrower Affiliates, the Property, property manager, Guarantor (the "Borrower Group") and all other aspects of the Loan, does not, to the best of Borrower's knowledge, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading as of the date of Borrower's review of such Disclosure Document, (B) indemnifying Lender (and for purposes of this Section 19(c), Lender hereunder shall include its officers and directors), the Affiliate of JPMorgan Chase Bank, N.A. ("JPM") that has filed the registration statement relating to the Securitization (the "Registration Statement"), each of its directors, each of its officers who have signed the Registration Statement and each Person that controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "JPM Group"), and JPM, and any other placement agent or underwriter with respect to the Securitization, each of their respective directors and each Person who controls JPM or any other placement agent or underwriter within the meaning of Section 15 of the Securities Act and
          Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (collectively, the "Liabilities") to which Lender, the JPM Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections as reviewed by Borrower and certified to the best of Borrower's knowledge or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the JPM Group and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the JPM Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made in those particular sections of the private placement memorandum or prospectus relating to the Loan or regarding the Borrower Group, in reliance upon and in conformity with information furnished to Lender in writing by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrower, operating statements and rent rolls with respect to the Property. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

               (iii) In connection with Exchange Act Filings, Borrower shall (i) indemnify Lender, the JPM Group and the Underwriter Group for Liabilities to which Lender, the JPM Group or the

          Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Disclosure Document only as it relates to Borrower, Guarantor, their Affiliates and/or the Property a material fact required to be stated in the Disclosure Document in order to make the statements in the Disclosure Document, in light of the circumstances under which they were made, not misleading as of the date of Borrower's review of such Disclosure Document and (ii) reimburse Lender, the JPM Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the JPM Group or the Underwriter Group in connection with defending or investigating the Liabilities.

               (iv) Promptly after receipt by an indemnified party under this
          Section 19(c)(iv) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 19(c), notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 19(c), such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

               (v) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 19(c)(ii) or (iii) hereof is for any reason held to be unenforceable as to an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 19(c)(ii) or
          (iii) hereof, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) JPM's and Borrower's relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission;

          and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

               (vi) The liabilities and obligations of both Borrower and Lender under this Section 19(c) shall survive the termination of this Mortgage and the satisfaction and discharge of the Debt. Notwithstanding anything herein to the contrary, Borrower's liabilities and obligations under this Section 19(c) shall not exceed $110,000,000.

     20. Recording of Mortgage, Etc. Upon the execution and delivery of this Mortgage and thereafter, from time to time, Borrower will cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, except where prohibited by law so to do.

     21. Reporting Requirements. Borrower agrees to give prompt notice to Lender of the insolvency or bankruptcy filing of Borrower or the death, insolvency or bankruptcy filing of any Guarantor.

     22. Events of Default. Subject to the notice and cure periods in Section 23, the term "Event of Default" as used herein shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

          (a) if Borrower fails to pay (i) any scheduled payment amount or any other amount (other than regularly scheduled monthly payments of principal and/or interest) when the same is due under the Note, this Mortgage or any other Loan Documents, including, without limitation, monthly deposits into Reserves and the final payment to pay all outstanding Debt on the Maturity Date or (ii) any monthly payment of principal and/or interest within five (5) days from the date such payment is due under the Note;

          (b) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender upon request;

          (c) if Borrower fails to timely provide any financial or accounting report as is required hereunder and under the Guaranty;

          (d) (i) the transfer, sale, conveyance or encumbrance of any portion of the Property by Borrower in violation of Section 12 of this Mortgage, or (ii) any other violation of Section 12(a), which is not cured within thirty (30) days after receipt by Borrower of notice from

Lender of default under this clause (d)(ii) or (iii) any violation of Section 9 of this Mortgage; provided, however, that a breach by Borrower of the representations or covenants set forth in Section 9 hereof shall not result in an Event of Default hereunder unless such breach was material and, within thirty
(30) days of notice from Lender, Borrower fails to cure such breach and fails to deliver to Lender a new substantive nonconsolidation opinion to the effect that such failure does not negate or impair the opinion previously delivered to Lender;

          (e) if any representation or warranty of Borrower, or of any Guarantor, made herein or in any other Loan Document, in any guaranty or indemnity executed in connection with the Loan, including, but not limited to, the Guaranty and the environmental indemnity delivered by Borrower on the date hereof, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made; provided, however, that if the false representation, warranty, certification or other statement in question was not intentional and the facts or conditions giving rise thereto are capable of being corrected (other than by altering the false representation, warranty, certification or other statement) and do not cause a Material Adverse Effect, an Event of Default shall be avoided on account of such false representation, warranty, certification or other statement if Borrower shall within thirty (30) days after receipt by Borrower of notice from Lender of default under this clause (e) correct all such facts or conditions such that the unaltered representation, warranty, certification or other statement shall no longer be false in any material respect;

          (f) if Borrower or any Guarantor shall make an assignment for the benefit of creditors or if Borrower shall generally not be paying its debts as they become due;

          (g) if a receiver, liquidator or trustee of Borrower or of any Guarantor shall be appointed or if Borrower or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or any Guarantor or if any proceeding for the dissolution or liquidation of Borrower or of any Guarantor shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or such Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

          (h) if Borrower shall be in default under any other mortgage or security agreement covering any part of the Property and otherwise permitted hereunder;

          (i) subject to Borrower's right to contest as provided herein, if the Property becomes subject to any mechanic's, materialman's, mortgage or other lien except a lien for local real estate taxes and assessments not then due and payable, unless any such mechanic's, materialman's, mortgage or other lien is not discharged and released within sixty (60) days of the Property becoming subject thereto;

          (j) if Borrower fails to cure properly any violations of laws or ordinances affecting or which may be interpreted to affect the Property;

          (k) except as permitted in this Mortgage, the alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Lender;

          (l) damage to the Property in any manner which is not covered by insurance solely as a result of Borrower's failure to maintain insurance required in accordance with this Mortgage;

          (m) if Borrower shall continue to be in default under any term, covenant, or provision of the Note or any of the other Loan Documents not specified in this Section 22, beyond any applicable cure period contained therein with respect to such term, covenant or provision;

          (n) if, without Lender's prior consent (i) the manager of the Property is removed by Borrower, or (ii) the manager for the Property approved by Lender and the Rating Agencies resigns and is not replaced within sixty (60) days by Borrower with a manager satisfactory to Lender and the Rating Agencies, (iii) except as provided under the immediately preceding clause (ii), the manager ceases to be controlled by Ramco REIT, (iv) there is any material change in any management agreement of the Property, or (v) the manager engaged by Borrower and approved by Lender fails to execute the Acknowledgment of Property Manager;

          (o) entry of a judgment in excess of $100,000, unless insured against and paid within thirty (30) days of the expiration of any appeal rights or the dismissal or final adjudication of appeals against Borrower;

          (p) the Mortgage shall cease to constitute a first-priority lien on the Property (other than in accordance with its terms);

          (q) seizure or forfeiture of the Property, or any portion thereof, or Borrower's interest therein, resulting from criminal wrongdoing or other unlawful action of Borrower, or its affiliates, under any federal, state or local law;

          (r) if, without Lender's prior written consent, Borrower ceases to continuously operate the Property or any material portion thereof as the same use that is currently permitted under applicable zoning or other local laws for any reason whatsoever (other than temporary cessation in connection with any repair or renovation thereof undertaken with the consent of Lender);

          (s) if any Taxes or Other Charges are not paid prior to delinquency;

          (t) if any of the assumptions contained in the substantive non-consolidation opinion delivered on the date hereof, or any other substantive nonconsolidation opinion delivered in connection with the Loan are untrue or shall become untrue in any material respect; provided, however, that a breach by Borrower set forth in this subsection (t) shall not result in an Event of Default hereunder unless such breach was material and, within thirty (30) days of notice from Lender, Borrower fails to cure such breach and fails to deliver to Lender a new substantive nonconsolidation opinion to the effect that such failure does not negate or impair the opinion previously delivered to Lender;

          (u) if Borrower shall permit any event within its control to occur that would cause any REA to terminate without notice or action by any party thereto or would entitle any party to terminate any REA and the term thereof by giving notice to Borrower; or any REA shall be surrendered, terminated or canceled for any reason or under any circumstance whatsoever; or any term of any REA shall be materially modified or supplemented in violation of the terms hereof without Lender's prior written consent; or Borrower shall fail, within ten (10) Business Days after written demand by Lender, to exercise its option to renew or extend the term of any REA or shall fail or neglect to pursue diligently all actions necessary to exercise such renewal rights pursuant to such REA;

          (v) if Borrower fails to satisfy its obligations pursuant to Sections 1(ii)(b)(3), (4), (5), and (6) of the Note or Section 1(ii)(c) of the Note, as applicable.

          (vi) if Borrower shall be in default under any term, covenant, or provision of the Note or any of the other Loan Documents not specified in this
Section 22, which term, covenant or provision has no applicable cure period contained therein.

     23. Notice and Cure. Notwithstanding the foregoing, Lender agrees to give to Borrower written notice as described below of (a) Borrower's failure to pay any part of the Debt when due, other than a regularly scheduled monthly payment of principal, interest revenues, escrows or other amounts, required under the Note, this Mortgage, or any other Loan Document (a "Noticed Monetary Default"),
(b) a default referred to in subsection 22(p) above (a "First Lien Default"), and (c) a default referred to in Subsections 22(h), (j), (k), (m), (o), (r) or
(u) above which is not a Noticed Monetary Default (a "Noticed Nonmonetary Default"). Without limiting Lender's rights to impose a late charge for Borrower's nonpayment as provided in the Note, Borrower shall have a period of ten (10) days from its receipt of notice in which to cure a Noticed Monetary Default, shall have a period of twenty (20) days from its receipt of notice to cure a First Lien Default and shall have a period of thirty (30) days from its receipt of notice in which to cure a Noticed Nonmonetary Default, provided, however, that if such Noticed Nonmonetary Default is reasonably susceptible of cure, but not within such thirty (30) day period, then Borrower may be permitted up to an additional sixty (60) days to cure such default provided that Borrower diligently and continuously pursues such cure. Notwithstanding the foregoing, Lender may, but shall not be required, to give notice of a Noticed Monetary Default or a recurrence of the same Noticed Nonmonetary Default more frequently than two times in any twelve-month period. A Noticed Monetary Default and/or First Lien Default and/or Noticed Nonmonetary Default shall nevertheless be an Event of Default for all purposes under the Loan Documents (including, without limitation, Lender's right to collect Default Interest and any other administrative charge set forth in the Note) except that the acceleration of the Debt or other exercise of remedies shall not be prior to the expiration of the applicable cure and/or grace periods provided in Section 22 or in this section.

     24. Remedies. Upon the occurrence of an Event of Default and subject to any applicable cure period, Lender may, at Lender's option, by Lender itself, or otherwise, do any one or more of the following:

          (a) Right to Perform Borrower's Covenants. If Borrower has failed to keep or perform any covenant whatsoever contained in this Mortgage or the other Loan Documents, Lender may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant; and any payment made or expense incurred in the performance or attempted performance of any such covenant, together with any sum expended by Lender that is chargeable to Borrower or subject to reimbursement by Borrower under the Loan Documents, shall be and become a part of the Debt, and Borrower promises, upon demand, to pay to Lender, at the place where the Note is payable, all sums so incurred, paid or expended by Lender, with interest from the date when paid, incurred or expended by Lender at the Default Rate (as defined and otherwise specified in the Note).

          (b) Right of Entry; Appointment of Receiver. Lender may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Property, or any part thereof, and take exclusive possession of the Property and of all books, records, and accounts relating thereto and to exercise without interference from Borrower any and all rights which Borrower has with respect to the management, possession, operation, protection, or preservation of the Property, including without limitation the right to rent the same for the account of Borrower and to deduct from such Rents all costs, expenses, and liabilities of every character incurred by Lender in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Property and to apply the remainder of such Rents on account of the Debt in such manner as Lender may elect. All such costs, expenses, and liabilities incurred by Lender in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Property, if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by Borrower and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Debt. If necessary to obtain the possession provided for above, Lender may invoke any and all legal remedies to dispossess Borrower, including specifically one or more actions for forcible entry and detainer, trespass to try title and restitution. In connection with any action taken by Lender pursuant to this subsection, Lender shall not be liable for any loss sustained by Borrower resulting from any failure to let the Property, or any part thereof, or from any other act or omission of Lender in managing the Property unless such loss is caused by the willful misconduct of Lender, nor shall Lender be obligated to perform or discharge any obligation, duty, or liability under any Lease or under or by reason hereof or the exercise of rights or remedies hereunder. Borrower shall and does hereby agree to indemnify the Indemnified Parties for, and to hold the Indemnified Parties harmless from, any and all liability, loss, or damage which may or might be incurred by any Indemnified Party under any such Lease or under or by reason hereof or the exercise of rights or remedies hereunder, and from any and all claims and demands whatsoever which may be asserted against any Indemnified Party by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any such Lease, excluding liability, loss, or damage incurred by any Indemnified Party to the extent caused by the negligent or grossly negligent acts of an Indemnified Party. Should any Indemnified Party incur any such liability, the amount thereof, including without limitation costs, expenses, and reasonable attorneys' fees, together with interest thereon from the date of expenditure until paid at the Default Rate, shall be secured hereby, and Borrower shall reimburse such Indemnified Party therefor immediately upon demand. Nothing in this subsection shall impose any duty, obligation, or responsibility upon any Indemnified Party for the control, care, management, leasing, or repair of the Property, nor for the carrying out of any of the terms and conditions of any such Lease, nor shall it operate to make any Indemnified Party responsible or liable for any waste committed on the Property by the tenants or by any other parties, for any hazardous substances or environmental conditions on or under the Property, for any dangerous or defective condition of the Property or for any negligence in the management, leasing, upkeep, repair, or control of the Property resulting in loss or injury or death to any tenant, licensee, employee, or stranger. Borrower hereby assents to, ratifies, and confirms any and all actions of Lender with respect to the Property taken under this subsection. Lender, as a matter of right and without (i) regard to the sufficiency of the security for repayment of the Debt, (ii) notice to Borrower, (iii) any showing of insolvency, fraud, or mismanagement on the part of Borrower, (iv) the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, and (v) regard to the then value of the Property, shall be entitled to the appointment of a receiver or receivers for the protection, possession, control, management and operation of the Property, including, without limitation, the power to collect the Rents and enforce this Mortgage. In the case of a sale and deficiency, such right shall continue during the full statutory period of redemption (if any), whether there be a redemption or not, as well as during any further times when Borrower, except for the intervention of such receiver, would be entitled to collection of such Rents. Borrower hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.

          (c) Right to Accelerate. Lender may, without notice except as provided in Section 23 above, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action, all of which are hereby waived by Borrower and all other parties obligated in any manner whatsoever on the Debt, declare the entire unpaid balance of the Debt immediately due and payable, and upon such declaration, the entire unpaid balance of the Debt shall be immediately due and payable.

          (d) Power of Sale. Upon any Event of Default, Lender may, with or without entry, personally or by its agents or attorneys insofar as applicable pursuant to and in accordance with the laws of the State of Florida sell the Property, and all estate, right, title, and interest, claim and demand therein, and right of redemption thereof, at one or more sales, as an entity or in parcels, after such notice thereof as may be required or permitted by law at public auction to the highest bidder for cash, in lawful money of the United States, payable at the time of sale.

          Lender may postpone from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such postponed sale or sales; and, except as otherwise provided by any applicable provision of law, Lender, without further notice or publication, may make such sale at the time and place to which the same shall be so postponed.

          Upon the completion of any sale or sales made by Lender under or by virtue of this subsection 24(d), Lender shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments conveying, assigning and transferring all estate, right, title and interest in and to the Property and rights sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any such sale or sales made under or by virtue of this subsection 24(d), whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Borrower and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Borrower. In the event of any sale made whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the entire principal of, and interest on, the Note, if not previously due and payable, and all other sums required to be paid by Borrower pursuant to this Mortgage, immediately thereupon shall, anything in the Note or in this Mortgage to the contrary notwithstanding, become due and payable. Upon any sale made under or by virtue of this subsection 24(d) whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Lender may bid for and acquire the Property or any part thereof and, in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness of Borrower secured by this Mortgage the net sales price after deducting therefrom the expenses of the sale, and the cost of such action and any other sums which Lender is authorized to deduct under this Mortgage. Lender, upon so acquiring the Property, or any part thereof shall be entitled to hold, lease, rent, operate, manage and sell the same in any manner permitted by applicable laws. To the full extent permitted by applicable law, the Property or any part thereof, may be sold in one parcel and as an entirety, or in such parcels, manner or order as Lender in its sole discretion may elect, and one or more exercises of the rights herein granted shall not extinguish or exhaust the rights unless the entire Property is sold or the entire indebtedness secured by this Mortgage paid in full; and Lender, or its assigns, shall collect the proceeds as provided in this Mortgage or as required by applicable law; and Borrower agrees that in case of a sale, as herein provided, Borrower or any person in possession under Borrower shall then become and be tenants holding over, and shall forthwith deliver possession to the purchaser at such sale, or be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over; the rights hereby granted are in addition to any and all other remedies which Lender may have at law or in equity. Borrower hereby expressly waives any right which it may have to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant hereto. Lender shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including, but not limited to, reasonable attorney's fees and cost, costs of documentary evidence, abstracts and title reports. Upon the breach of any representation, warranty, covenant or agreement by Borrower in this Mortgage (including, but not limited to, the covenants to pay when due sums secured by this Mortgage), or any other Loan Document, Lender, at Lender's option may, in addition to any remedies specified in this covenant, invoke any other remedies provided in any other Loan Document or as provided hereunder.

          (e) Lender's Judicial Remedies. Lender may proceed by suit or suits, at law or in equity, to enforce the payment of the Debt to foreclose the liens and security interests of this Mortgage as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction and upon an Event of Default, Borrower hereby unconditionally assents to the passage of a decree for the sale of all or any portion of the Property. This remedy shall be cumulative of any other nonjudicial remedies available to Lender under this Mortgage or the other Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies and shall not bar any available nonjudicial remedy of Lender.

          (f) Intentionally omitted.

          (g) Intentionally omitted.

          (h) Lender's Uniform Commercial Code Remedies. The Lender may exercise its rights of enforcement under the Uniform Commercial Code in effect in the state in which the Property is located.

          (i) Other Rights. Lender (i) may surrender the Policies maintained pursuant to this Mortgage or any part thereof, and upon receipt shall apply the unearned premiums as a credit on the Debt, and, in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such premiums; and (ii) may apply any other funds held by Lender toward payment of the Debt; and (iii) shall have and may exercise any and all other rights and remedies which Lender may have at law or in equity, or by virtue of any of the Loan Documents, or otherwise.

          (j) Discontinuance of Remedies. In case Lender shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Lender shall have the unqualified right so to do and, in such event, Borrower and Lender shall be restored to their former positions with respect to the Debt, the Loan Documents, the Property or otherwise, and the rights, remedies, recourses and powers of Lender shall continue as if same had never been invoked.

          (k) Remedies Cumulative. All rights, remedies, and recourses of Lender granted in the Note, this Mortgage and the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively, or concurrently against Borrower, the Property, or any one or more of them, at the sole discretion of Lender; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive;
(v) shall not be conditioned upon Lender exercising or pursuing any remedy in relation to the Property prior to Lender bringing suit to recover the Debt; and
(vi) in the event Lender elects to bring suit on the Debt and obtains a judgment against Borrower prior to exercising any remedies in relation to the Property, all liens and security interests, including the lien of this Mortgage, shall remain in full force and effect and may be exercised thereafter at Lender's option.

          (l) Election of Remedies. Lender may release, regardless of consideration, any part of the Property without, as to the remainder, in any way impairing, affecting, subordinating, or releasing the lien or security interests evidenced by this Mortgage or the other Loan Documents or affecting the obligations of Borrower or any other party to pay the Debt. For payment of the Debt, Lender may resort to any collateral securing the payment of the Debt in such order and manner as Lender may elect. No collateral taken by Lender shall in any manner impair or affect the lien or security interests given pursuant to the Loan Documents, and all collateral shall be taken, considered, and held as cumulative.

          (m) Bankruptcy Acknowledgment. In the event the Property or any portion thereof or any interest therein becomes property of any bankruptcy estate or subject to any state or federal insolvency proceeding, then Lender shall, subject to Bankruptcy Court approval, immediately become entitled, in addition to all other relief to which Lender may be entitled under this Mortgage, to obtain (i) an order from the Bankruptcy Court or other appropriate court granting immediate relief from the automatic stay pursuant to
Section 362 of the Bankruptcy Code so to permit Lender to pursue its rights and remedies against Borrower as provided under this Mortgage and all other rights and remedies of Lender at law and in equity under applicable state law, and (ii) an order from the Bankruptcy Court prohibiting Borrower's use of all "cash collateral" as defined under Section 363 of the Bankruptcy Code. In connection with such Bankruptcy Court orders, Borrower shall not contend or allege in any pleading or petition filed in any court proceeding that Lender does not have sufficient grounds for relief from the automatic stay. Any bankruptcy petition or other action taken by Borrower to stay, condition, or inhibit Lender from exercising its remedies are hereby admitted by Borrower to be in bad faith and Borrower further admits that Lender would have just cause for relief from the automatic stay in order to take such actions authorized under state law.

          (n) Application of Proceeds. The proceeds from any sale, lease, or other disposition made pursuant to this Mortgage, or the proceeds from the surrender of any insurance policies pursuant hereto, or any Rents collected by Lender from the Property, or proceeds from insurance which Lender elects to apply to the Debt pursuant to Section 3 hereof, shall be applied by Lender to the Debt in the following order and priority, subject to any conflicting order of a court of competent jurisdiction: (i) to the payment of all expenses of advertising, selling, and conveying the Property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums or other sums including reasonable attorneys' fees; (ii) to that portion, if any, of the Debt with respect to which no person or entity has personal or entity liability for payment (the "Exculpated Portion"), and with respect to the Exculpated Portion as follows: first, to accrued but unpaid interest, second, to matured principal, and third, to unmatured principal in inverse order of maturity; (iii) to the remainder of the Debt as follows: first, to the remaining accrued but unpaid interest, second, to the matured portion of principal of the Debt, and third, to prepayment of the unmatured portion, if any, of principal of the Debt applied to installments of principal in inverse order of maturity; (iv) the balance, if any or to the extent applicable, remaining after the full and final payment of the Debt to the holder or beneficiary of any inferior liens covering the Property, if any, in order of the priority of such inferior liens (Lender shall hereby be entitled to rely exclusively on a commitment for title insurance issued to determine such priority); and (v) the cash balance, if any, to the person or persons entitled thereto. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Debt like any other payment. The balance of the Debt remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Note and the other Loan Documents.

     25. Security Agreement. This Mortgage is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. Borrower by executing and delivering this Mortgage has granted and hereby grants to Lender, as security for the Debt, a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called in this section the "Collateral"). Borrower hereby agrees with Lender to execute and deliver to Lender, in form and substance satisfactory to Lender, such financing statements and such further assurances as Lender may from time to time, reasonably consider necessary to create, perfect, and preserve Lender's security interest herein granted. This Mortgage shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code. All or part of the Property is or is to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage. If an Event of Default shall occur, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender, Borrower shall at its expense assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender. Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorneys' fees, incurred or paid by Lender in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper. In the event of any change in name, identity or structure of Borrower, Borrower shall notify Lender thereof and promptly after request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Lender's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Lender shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Borrower shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Lender shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Borrower's obligations under the Note, this Mortgage and the other Loan Documents. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Lender, as Borrower's attorney-in-fact, in connection with the Collateral covered by this Mortgage. Notwithstanding the foregoing, Borrower shall appear and defend in any action or proceeding which affects or purports to affect the Property and any interest or right therein, whether such proceeding affects title or any other rights in the Property (and in conjunction therewith, Borrower shall fully cooperate with Lender in the event Lender is a party to such action or proceeding).

     26. Right of Entry. In addition to any other rights or remedies granted under this Mortgage, Lender and its agents shall have the right to enter and inspect the Property and Borrower's place of business, including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances and business with its officers and independent public accountants (with Borrower's representative(s) present) at any reasonable time during the term of the Loan and as often as may be reasonably requested. The cost of such inspections or audits shall be borne by Borrower should Lender determine that an Event of Default exists, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Lender. The cost of such inspections, if not paid for by Borrower following demand, may be added to the principal balance of the sums due under the Note and this Mortgage and shall bear interest thereafter until paid at the Default Rate.

     27. Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property. Lender shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

     28. Waiver of Setoff and Counterclaim, Marshalling, Statute of Limitations, Automatic or Supplemental Stay, Etc. (a) All amounts due under this Mortgage, the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Borrower hereby waives the right to assert a setoff, counterclaim or deduction in any action or proceeding in which Lender is a participant, or arising out of or in any way connected with this Mortgage, the Note, any of the other Loan Documents, or the Debt.

          (b) Borrower hereby expressly, irrevocably, and unconditionally waives and releases, to the extent permitted by law (i) the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling, sale in the inverse order of alienation, or any other right to direct in any manner the order or sale of any of the Property in the event of any sale hereunder of the Property or any part thereof or any interest therein; (ii) any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law; (iii) all benefits that might accrue to Borrower by virtue of any present or future law exempting the Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment; and (iv) all notices of any Event of Default except as expressly provided herein or of Lender's exercise of any right, remedy, or recourse provided for under the Loan Documents.

          (c) To the extent permitted by applicable law, Lender's rights hereunder shall continue even to the extent that a suit for collection of the Debt, or part thereof, is barred by a statute of limitations. Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt.

          (d) In the event of the filing of any voluntary or involuntary petition under the U.S. Bankruptcy Code (the "Bankruptcy Code") by or against Borrower (other than an involuntary petition filed by or joined in by Lender), Borrower shall not assert, or request any other party to assert, that the automatic stay under Section 362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights it has by virtue of this Mortgage, or any other rights that Lender has, whether now or hereafter acquired, against any guarantor of the Debt. Further, Borrower shall not seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to Section 105 of the Bankruptcy Code or any other provision therein to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights it has by virtue of this Mortgage against any guarantor of the Debt. The waivers contained in this section are a material inducement to Lender's willingness to enter into this Mortgage and Borrower acknowledges and agrees that no grounds exist for equitable relief which would bar, delay or impede the exercise by Lender of Lender's rights and remedies against Borrower or any guarantor of the Debt.

     29. Contest of Certain Claims. Notwithstanding the provisions of Section 4 and Subsection 22(i) hereof, Borrower shall not be in default for failure to pay or discharge Taxes, Other Charges or mechanic's or materialman's liens asserted against the Property if, and so long as, (a) Borrower shall have notified Lender of the same within ten (10) days of obtaining knowledge thereof; (b) Borrower shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Property or any part thereof, to satisfy the same; (c) Borrower shall have furnished to Lender a cash deposit, or an indemnity bond satisfactory to Lender with a surety satisfactory to Lender, in the amount of the Taxes, Other Charges or mechanic's or materialman's lien claim, plus a reasonable additional sum sufficient to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Property or any part thereof; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Taxes, Other Charges or mechanic's or materialman's lien claim does not constitute a default under any other mortgage or security instrument covering or affecting any part of the Property; and (f) notwithstanding the foregoing, Borrower shall immediately upon request of Lender pay or bond over (and if Borrower shall fail so to do, Lender may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or claim notwithstanding such contest if in the reasonable opinion of Lender, the Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost. Lender may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

     30. Recovery of Sums Required to Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

     31. Handicapped Access. (a) Borrower agrees that the Property shall at all times comply in all material respects with applicable requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, "Access Laws").

          (b) Notwithstanding any provisions set forth herein or in any other document regarding Lender's approval of alterations of the Property, Borrower shall not alter the Property in any manner which would materially increase Borrower's responsibilities for compliance with the applicable Access Laws without the prior written approval of Lender. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate from an architect, engineer, or other person acceptable to Lender of compliance with Access Laws.

          (c) Borrower agrees to give prompt notice to Lender of the receipt by Borrower of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

     32. Indemnification; Limitation of Liability. (a) Except to the extent caused by an Indemnified Party's grossly negligent acts or willful misconduct, Borrower shall protect, defend, indemnify and save harmless the Indemnified Parties from and against all actual liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorneys' fees and expenses (of counsel engaged by Lender, rather than of all counsel engaged by all such Indemnified Parties)) imposed upon or incurred by or asserted against any Indemnified Party (collectively, "Losses") by reason of (a) ownership of the Mortgage, the Property or any interest therein or receipt of any rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (e) any actions taken by any Indemnified Party in the enforcement of this Mortgage and the other Loan Documents; (f) any failure to act on the part of any Indemnified Party hereunder; (g) the payment or nonpayment of any brokerage commissions to any party in connection with the transaction contemplated hereby; (h) the failure of Borrower to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Mortgage, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Mortgage is made; (i) the failure to pay any tax on the making and/or recording of this Mortgage, the Note or any other Loan Document; and (k) a default under Section 36 of this Mortgage; provided, that the foregoing indemnification shall not include punitive damages as may be charged to the Indemnified Parties (as opposed to being claimed by the Indemnified Parties against the Borrower). Any amounts payable to an Indemnified Party by reason of the application of this section shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by such Indemnified Party until paid. The provisions of this
Section 32 shall survive any termination, satisfaction or assignments of the Loan Documents or the entry of a judgment of foreclosure, sale of the Property by nonjudicial foreclosure sale, delivery of a deed in lieu of foreclosure or the exercise by Lender of any of its other rights and remedies under this Mortgage or the other Loan Documents; provided, however, that Borrower's obligation to indemnify the Indemnified Parties under this Section 32 shall not apply to any Losses arising solely from and after the date that Lender or any purchaser pursuant to a foreclosure sale or deed in lieu of foreclosure takes title to the Property.

          (b) Neither Lender, nor any affiliate, officer, director, employee, attorney, or agent of Lender, shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Mortgage or any of the other Loan Documents, or any of the transactions contemplated by this Mortgage or any of the other Loan Documents, other than the gross negligence or willful misconduct of a Lender. Borrower hereby waives, releases, and agrees not to sue Lender or any of Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Mortgage or any of the other Loan Documents, or any of the transactions contemplated by this Mortgage or any of the transactions contemplated hereby except to the extent same is caused by the gross negligence or willful misconduct of a Lender.

          (c) Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, in the event any Indemnified Party determines, in its reasonable discretion, that such Indemnified Party is not being properly defended by Borrower or its counsel and/or Borrower's interest is adverse to that of the Indemnified Party, then such Indemnified Party may engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding; provided that, any settlement entered into by the Indemnified Parties shall be approved by Borrower, such approval not to be unreasonably, withheld, conditioned or delayed. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

     33. Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any of the other Loan Documents which are not of public record, and, in the case of any such mutilation, upon surrender and cancellation of the Note or such other Loan Document, Borrower will issue, in lieu thereof, a replacement thereof, dated the date of the Note or such other Loan Document, as applicable, in the same principal amount thereof and otherwise of like tenor.

     34. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if delivered or sent by: (a) hand delivery, (b) certified or registered United States mail, postage prepaid, (c) nationally recognized overnight delivery service or (d) by facsimile transmission, addressed if to Lender or to Borrower at its applicable address set forth below, or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for herein. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or three Business Days after mailing and in the case of overnight delivery and facsimile transmission, on the Business Day after the same was sent. A party receiving a notice which does not comply with the technical requirements for notice hereunder may elect to waive any deficiencies and treat the notice as having been properly given. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Mortgage to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.


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

If to Borrower:   Ramco Jacksonville LLC
                  31500 Northwestern Highway, Suite 300
                  Farmington Hills, MI 48334
                  Attn: Dennis Gershenson, President
                  Facsimile: (248) 592-6101

with a copy to:   Honigman Miller Schwartz and Cohn LLP
                  38500 Woodward Avenue, Suite 100
                  Bloomfield Hills, MI 48304
                  Attn: Alan M. Hurvitz, Esq.
                  Fax: (248) 566-8455

If to Lender:     JPMorgan Chase Bank, N.A.
                  c/o ARCap Servicing, Inc.
                  5221 N O'Connor Blvd., Suite 600
                  Irving, Texas 75039
                  Attention: Wesley Wolfe
                  Facsimile No.: (972) 868-5493

With a copy to:   Alston & Bird LLP
                  90 Park Avenue
                  New York, New York 10016
                  Attention: Gerard Keegan, Esq.
                  Facsimile No.: 212-210-9444

     35. Authority. (a) Borrower (and the undersigned representative of Borrower, if any) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Mortgage, to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Borrower's part to be performed; and (b) Borrower represents and warrants that Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations.

     36. ERISA. (a) As of the date hereof and throughout the term of the Loan, Borrower represents and covenants that (i) it is not and will not be an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, and (ii) the assets of Borrower do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA.

          (b) As of the date hereof and throughout the term of the Loan, Borrower represents and covenants that (i) it is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA, or (ii) it is or will be a "governmental plan" within the meaning of

Section 3(32) of ERISA and that the transactions by or with Borrower are consistent with state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

          (c) As of the date hereof and throughout the term of the Loan, Borrower represents and covenants that one or more of the following circumstances is and will continue through the term of the Loan to be true:

               (A) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

               (B) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2), as modified by Section 3(42) of ERISA; or

               (C) Borrower qualifies as an "operating company", a "venture capital operating company", or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c), (d) or (e), or an investment company registered under The Investment Company Act of 1940.

     37. Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give Borrower notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Lender to Borrower.

     38. Remedies of Borrower. In the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Mortgage or the other Loan Documents, it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Borrower's remedies shall be limited to injunctive relief or declaratory judgment.

     39. Sole Discretion of Lender. Whenever pursuant to this Mortgage or the other Loan Documents, Lender exercises any right given to it to consent, approve or disapprove, or where any arrangement or term is to be satisfactory to Lender, the decision of Lender to consent, approve or disapprove, or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein. Notwithstanding anything to the contrary contained herein, it shall be understood and agreed that any such consent, approval, or disapproval may be conditioned, among other things, upon Lender obtaining confirmation by the Rating Agencies that the action or other matter subject to Lender's consent, approval, or disapproval shall not adversely affect the rating of any securities issued or to be issued in connection with any Secondary Market Transaction, notwithstanding that such condition may not be expressly set forth in the provision or provisions of the Loan Documents which require that Lender's consent be obtained.

     40. Non-Waiver. The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Borrower shall not be relieved of Borrower's obligations hereunder by reason of
(a) the failure of Lender to comply with any request of Borrower or Guarantor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (c) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage, or the other Loan Documents. Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Mortgage. The rights and remedies of Lender under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

     41. Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Lender's consent to any transfer of the Property, this Mortgage shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

     42. Inapplicable Provisions. If any term, covenant or condition of this Mortgage is held to be invalid, illegal or unenforceable in any respect, this Mortgage shall be construed without such provision.

     43. Headings, Etc. The headings and captions of various sections of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

     44. Counterparts. This Mortgage may be executed in any number of counterparts each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.

     45. Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Lender" shall mean "Lender and any subsequent holder of the Note," the word "Debt" shall mean "the Note and any other evidence of indebtedness secured by this Mortgage," the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words "Property" shall include any portion of the Property and any interest therein and the words "attorneys' fees" shall include any and all attorneys' fees, paralegal and law clerk fees, including, but not limited to, fees at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property and Collateral and enforcing its rights hereunder. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment shall be made on the first Business Day


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

immediately following such due date. The term "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

     46. Homestead. Borrower hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Premises as against the collection of the Debt, or any part thereof.

     47. Assignments. Lender shall have the unfettered right to assign or transfer its rights under this Mortgage and the other Loan Documents without limitation, including, without limitation, the right to assign or transfer its rights to a servicing agent. Any assignee or transferee shall be entitled to all the benefits afforded Lender under this Mortgage and the other Loan Documents. Borrower hereby agrees that, upon assignment of the Loan Documents by Lender, Lender (as assignor thereunder) shall have no obligations or liabilities under the Loan Documents, the assignee thereof shall be substituted as the lender under the Loan Documents for all purposes and Borrower shall look solely to said assignee for the performance of any obligations of the lender under the Loan Documents.

     48. Survival of Obligations; Survival of Warranties and Representations. Each and every one of the covenants, obligations, representations and warranties of Borrower shall survive (a) the execution and delivery of the Loan Documents and the transfer or assignment of this Mortgage (including, without limitation, any transfer by Lender of any of its rights, title and interest in and to the Property to any party, whether or not affiliated with Lender), (b) the entry of a judgment of foreclosure, sale of the Property by non-judicial foreclosure or deed in lieu of foreclosure and satisfaction of the Debt and (c) any investigation or inspection made by or on behalf of Lender.

     49. Covenants Running with the Land. All covenants, conditions, warranties, representations and other obligations contained in this Mortgage and the other Loan Documents are intended by Borrower and Lender to be, and shall be construed as, covenants running with the Property until the lien of this Mortgage has been fully released by Lender.

     50. Governing Law; Jurisdiction. THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN CONNECTION WITH ANY PROCEEDING OUT OF OR RELATING TO THIS MORTGAGE.

     51. Time. Time is of the essence in this Mortgage and the other Loan Documents.

     52. No Third-Party Beneficiaries. The provisions of this Mortgage and the other Loan Documents are for the benefit of Borrower and Lender and shall not inure to the benefit of any third party (other than any successor or assignee of Lender). This Mortgage and the other Loan Documents shall not be construed as creating any rights, claims or causes of action against Lender or any of its officers, directors, agents or employees in favor of any party other than Borrower.

     53. Relationship of Parties. The relationship of Lender and Borrower is solely that of debtor and creditor. Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed to be other than that of debtor and creditor. Borrower represents and acknowledges that the Loan Documents do not provide for any shared appreciation rights or other equity participation interest.

     54. Rating Agency Costs. In connection with any Rating Agency Confirmation or other Rating Agency consent, approval or review required hereunder (other than the initial review of the Loan by the Rating Agencies in connection with a Securitization), Borrower shall pay all of the costs and expenses of Lender, Lender's servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency in connection therewith.

     55. Investigations. Any and all representations, warranties, covenants and agreements made in this Mortgage (and/or in other Loan Documents) shall survive any investigation or inspection made by or on behalf of Lender.

     56. Assignment of Leases and Rents. (a) Borrower acknowledges and confirms that it has executed and delivered to Lender that certain Assignment of Leases and Rents of even date herewith (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Assignment of Leases and Rents"), intending that such instrument create a present, absolute assignment to Lender of the Leases and Rents, to the extent permitted by applicable law. Without limiting the intended benefits or the remedies provided under the Assignment of Leases and Rents, Borrower hereby assigns to Lender, as further security for the Debt and the Obligations, the Leases and Rents. While any Event of Default exists, Lender shall be entitled to exercise any or all of the remedies provided in the Assignment of Leases and Rents and in Section 24 hereof, including, without limitation, the right to have a receiver appointed. If any conflict or inconsistency exists between the assignment of the Leases and the Rents in this Mortgage and the absolute assignment of the Leases and the Rents in the Assignment of Leases and Rents, the terms of the Assignment of Leases and Rents shall control.

          (b) So long as any part of the Debt and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Borrower, Lender, any lessee or any third party by purchase or otherwise.

     57. Waiver of Right to Trial by Jury. BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS MORTGAGE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS

INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE
AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

     58. Expenses and Attorneys' Fees. Borrower agrees to promptly pay all reasonable fees, costs and expenses incurred by Lender in connection with any matters contemplated by or arising out of this Mortgage and the Loan Documents, including the following, and all such fees, costs and expenses shall be part of the Debt and payable on demand: (a) reasonable fees, costs and expenses (including reasonable attorneys' fees and the fees of other professionals retained by Lender) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) reasonable fees, costs and expenses (including reasonable attorneys' fees and the fees of other professionals retained by Lender) incurred in connection with the administration of the Loan Documents and the Loan and any amendments, modifications and waivers relating thereto; (c) reasonable fees, costs and expenses (including reasonable attorneys' fees) incurred in connection with the review, documentation, negotiation, closing and administration of any subordination or intercreditor agreements; and (d) reasonable fees, costs and expenses (including attorneys' fees and the fees of other professionals retained by Lender) incurred in any action to enforce this Mortgage or the other Loan Documents or to collect any payments due from Borrower under this Mortgage, the Note or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Mortgage, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

     59. Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Mortgage, the Note or any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and any other party to be charged. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

     60. Sophisticated Parties; Reasonable Terms. Borrower represents, warrants and acknowledges that (a) Borrower is a sophisticated real estate investor familiar with transactions of this kind and (b) Borrower has entered into this Mortgage and the other Loan Documents after conducting its own assessment of the alternatives available to it in the market and after lengthy negotiations in which it has been represented by legal counsel of its choice. Borrower also acknowledges and agrees that the rights of Lender under this Mortgage and the other Loan Documents are reasonable and appropriate after consideration of all of the facts and circumstances including without limitation the quantity of the loan secured by this Mortgage, the nature of the Property, and the risks incurred by Lender in this transaction.

     61. Servicer. Lender shall have the right at any time throughout the term of the Loan to designate a loan servicer to administer this Mortgage and the other Loan Documents. All of Lender's rights under this Mortgage and the Loan Documents may be exercised by any such servicer designated by Lender. Any such servicer shall be entitled to the benefit of all obligations of Borrower in favor of Lender.

     62. No Duty. All loan servicers, attorneys, accountants, appraisers, and other professionals and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower, any Guarantor or any Affiliate.

     63. Limitation on Liability. This Mortgage is a Loan Document, as defined in the Note, to which the provisions of Section 12 of the Note apply and are hereby incorporated in full herein by this reference, including those provisions providing for the limitation on the personal liability of the Borrower and other persons under the Loan Documents.

     64. Cash Management.

          (1) ESTABLISHMENT OF CERTAIN ACCOUNTS.

               (a) Borrower shall, on or before April 30, 2007, establish an Eligible Account (the "Restricted Account") pursuant to the Restricted Account Agreement in the name of Borrower for the sole and exclusive benefit of Lender into which Borrower shall deposit, or cause to be deposited, all revenue generated by the Property. Pursuant to the Restricted Account Agreement, funds on deposit in the Restricted Account shall be transferred on each Business Day to the Cash Management Account.

               (b) Simultaneously herewith, Borrower shall establish an Eligible Account (the "Cash Management Account") with Lender, in the name of Borrower for the sole and exclusive benefit of Lender.

          (2) DEPOSITS INTO THE RESTRICTED ACCOUNT; MAINTENANCE OF RESTRICTED ACCOUNT.

               (a) Borrower represents, warrants and covenants that, so long as the Debt remains outstanding, (i) Borrower shall, or shall cause the property manager at the Property ("Manager") to, immediately deposit all revenue derived from the Property and received by Borrower or Manager, as the case may be, into the Restricted Account; (ii) Borrower shall instruct Manager to immediately deposit all revenue derived from the Property collected by Manager, if any, pursuant to the Management Agreement (or otherwise) into the Restricted Account;
          (iii) (A) on or before the date hereof, Borrower shall have sent (and hereby represents that it has sent) a notice, substantially in the form of Exhibit A attached hereto, to all tenants now occupying space at the Property directing them to pay all rent and other sums due under the Lease to which they are a party into the Restricted Account (such notice, the "Tenant Direction Notice"), (B) simultaneously with the execution of any Lease entered into on or after the date hereof in accordance with the applicable terms and conditions hereof, Borrower shall furnish each tenant under each such Lease the Tenant Direction Notice and (C) Borrower shall continue to send the aforesaid Tenant Direction Notices until each addressee thereof complies with the terms thereof;

          provided, however, that to the extent any Tenants at the Property pay rent directly to the Borrower or an affiliate thereof together with rent payments for such Tenant's other premises in shopping centers owned or controlled by Borrower's affiliates, Borrower shall have the right to deposit such rent check in Borrower's or Borrower's affiliates' bank account and promptly deposit the portion of rent received by such Tenant that is applicable to the Property into the Restricted Account; (iv) there shall be no other accounts maintained by Borrower or any other Person into which revenues from the ownership and operation of the Property are directly deposited, provided that, Borrower shall have thirty (30) days from the date hereof to close out any such existing accounts; and (v) neither Borrower nor any other Person shall open any other such account with respect to the direct deposit of income in connection with the Property. Until deposited into the Restricted Account, any Rents and other revenues from the Property held by Borrower shall be deemed to be collateral and shall be held in trust by it for the benefit, and as the property, of Lender pursuant to this Mortgage and shall not be commingled with any other funds or property of Borrower. Borrower warrants and covenants that it shall not rescind, withdraw or change any notices or instructions required to be sent by it pursuant to this Section 64(2)(a) without Lender's prior written consent.

               (b) Borrower shall maintain the Restricted Account for the term of the Loan, which Restricted Account shall be under the sole dominion and control of Lender (subject to the terms hereof and of the Restricted Account Agreement). The Restricted Account shall have a title evidencing the foregoing in a manner reasonably acceptable to Lender. Borrower hereby grants to Lender a first-priority security interest in the Restricted Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Restricted Account, including, without limitation, executing and filing UCC Financing Statements and continuations thereof to perfect Lender's security interest in the same. All costs and expenses for establishing and maintaining the Restricted Account (or any successor thereto) shall be paid by Borrower. All monies now or hereafter deposited into the Restricted Account shall be deemed additional security for the Debt. Borrower shall not alter or modify either the Restricted Account or the Restricted Account Agreement, in each case without the prior written consent of Lender. In connection with a Securitization, Lender shall have the right to cause the Restricted Account to be entitled with such other designation as Lender may select to reflect an assignment or transfer of Lender's rights and/or interests with respect to the Restricted Account. Lender shall provide Borrower with prompt written notice of any such renaming of the Restricted Account. Borrower shall not further pledge, assign or grant any security interest in the Restricted Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. The Restricted Account (i) shall be an Eligible Account and (ii) shall not be commingled with other monies held by Borrower or Restricted Account Bank. Upon (A) Restricted Account Bank ceasing to be an Eligible Institution, (B) the Restricted Account ceasing to be an Eligible Account, (C) any resignation by Restricted Account Bank or termination of the Restricted Account Agreement by Restricted Account Bank or Lender and/or (D) the occurrence and continuance of an Event of Default, Borrower shall, within fifteen (15) days of Lender's request, (1) terminate the existing Restricted Account Agreement, (2) appoint a new Restricted Account Bank (which such Restricted Account Bank shall (I) be an Eligible Institution, (II) other than during the continuance of an Event of Default, be selected by Borrower and approved by Lender and (III) during the continuance of an Event of Default, be selected by Lender), (3) cause such Restricted Account Bank to open a new Restricted Account (which such account shall be an Eligible Account) and enter into a new Restricted Account Agreement with Lender on substantially the same terms and conditions as the previous Restricted Account Agreement and (4) send new Tenant Direction Notices and the other notices required pursuant to the terms hereof relating to such new Restricted Account Agreement and Restricted Account. Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the foregoing in the name of Borrower in the event Borrower fails to do the same. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked.

          (3) DISBURSEMENTS FROM THE RESTRICTED ACCOUNT PRIOR TO AN EVENT OF DEFAULT.

               Provided no Event of Default has occurred and is continuing, Borrower shall have the sole right to direct the disbursement of funds on deposit in the Restricted Account and may do so in its discretion.

          (4) DISBURSEMENTS FROM THE RESTRICTED ACCOUNT AFTER AN EVENT OF
DEFAULT.

               (a) Upon receipt of notice pursuant to the Restricted Account Agreement by Restricted Account Bank of the occurrence and during the continuance of an Event of Default, (i) all rights of Borrower to the direct or other transfer of or access to funds from the Restricted Account shall immediately cease and be automatically vested with Lender, and (ii) Lender shall have the exclusive right to withdraw, transfer, or cause to be withdrawn or transferred, funds on deposit in the Restricted Account and Borrower hereby irrevocably authorizes Lender to transfer, or cause to be transferred, and Lender shall transfer, on each Business Day by wire transfer or other method of transfer mutually agreeable to Restricted Account Bank and Lender of immediately available funds, all collected and available balances in the Restricted Account to the Cash Management Account and such funds shall be used in Lender's sole discretion.

               (b) Upon the occurrence and during the continuance of an Event of Default, Lender may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Restricted Account and Cash Management Account. Without limitation of the foregoing, upon any Event of Default, Lender may use the Restricted Account and Cash Management Account for any of the following purposes:
          (A) repayment of the Debt, including, but not limited to, principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); (B) reimbursement of Lender for all losses, fees, costs and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default; (C) payment of any amount expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Mortgage or under any of the other Loan Documents; (D) payment of any item as required or permitted under this Mortgage; or (E) any other purpose permitted by applicable law; provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender's rights and remedies as a secured party with respect to the Restricted Account and Cash Management Account and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker's lien. Nothing in this Agreement shall obligate Lender to apply all or any portion of the Restricted Account or Cash Management Account to effect a cure of any Event of Default, or to pay the Debt, or in any specific order of priority. The exercise of any or all of Lender's rights and remedies under this Mortgage or under any of the other Loan Documents shall not in any way prejudice or affect Lender's right to initiate and complete a foreclosure hereunder.

     65. Florida Provisions.

          (a) Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 65 and the terms and conditions of this Security Instrument, the terms and conditions of this Article 65 shall control and be binding.

          (b) Intangibles Tax and Documentary Stamp Tax. The words ", including, but not limited to, the Florida Intangibles Tax and the Florida Documentary Stamps Tax" are hereby added to the end of Section 4 of this Mortgage entitled "Payment of Taxes and Other Charges".

          (c) Attorney's Fees. Whenever attorneys' fees are provided to be paid, the term shall include any and all reasonable attorneys' fees, attorney's accountant fees, paralegal and law clerk (and similar person's) fees, including but not limited to, fees at the pretrial, trial and appellate levels, and in collection proceedings, incurred or paid by Lender in protecting its interest in the collateral and enforcing its rights hereunder

          (d) Future Advances. This Mortgage secures such future or additional advances as may be made by Lender or the holder hereof, at its exclusive option, to Borrower or its successors or assigns in title, for any purpose, provided that all such advances are made within twenty (20) years from the date of this Mortgage or within such lesser period of time as may be provided by law as a prerequisite for the sufficiency of actual notice or record notice of such optional future or additional advances as against the rights of creditors or subsequent purchasers for valuable consideration to the same extent as if such future or additional advances were made on the date of the execution of this Mortgage. The total amount of indebtedness secured by Mortgage may be increased or decreased from time to time, but the total unpaid balance so secured at any one time shall not exceed twice the face amount of the Note, plus interest thereon and any disbursements made under this Mortgage for the payment of impositions, taxes, assessments, levies, insurance, or otherwise with interest on such disbursements, plus any increase in the principal balance as the result of negative amortization or deferred interest, if any. All such future advances shall be secured to the same extent as if made on the date of the execution of this Mortgage and this Mortgage shall secure the payment of the Note and any additional advances made from time to time pursuant thereto, all of said indebtedness being equally secured hereby and having the same priority as any amounts advanced as of the date of this Mortgage. It is agreed that any additional sum or sums advanced by Lender shall be equally secured with and have the same priority as the original indebtedness and shall be subject to all of the terms, provisions and conditions of this Mortgage, whether or not such additional loans or advances are evidenced by other notes or other guaranties of Borrower and whether or not identified by a recital that it or they are secured by this Mortgage. It is further agreed that any additional note or guaranty or notes or guaranties executed and delivered pursuant to this paragraph shall automatically be deemed to be included in the term "Note" wherever it appears in the context of this Mortgage. Without the prior written consent of Lender, which Lender may grant or withhold in its sole discretion, Borrower shall not file for record any notice limiting the maximum principal amount that may be secured by this Mortgage to a sum less than the maximum principal amount set forth in this paragraph.

          (e) Florida Law. The assignment of rents contained in this Mortgage is intended to and does constitute an assignment of rents as contemplated in Florida Statutes Section 697.07. Upon the occurrence of an Event of Default, Lender shall be entitled to the remedies provided in said Section 697.07, in addition to all rights and remedies, whether procedural or substantive, in effect at the time of execution or enforcement of this Mortgage.

     66. Conversion to Registered Form. At the request of Lender, Borrower shall appoint, as its agent, a registrar and transfer agent (the "Registrar") reasonably acceptable to Lender which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the Note in a manner that shall cause the Note to be considered to be in registered form for purposes of Section 163(f) of the IRS Code. The option to convert the Note into registered form once exercised may not be revoked. Any agreement setting out the rights and obligation of the Registrar shall be subject to the reasonable approval of Lender. Borrower may revoke the appointment of any particular person as

Registrar, effective upon the effectiveness of the appointment of a replacement Registrar. The Registrar shall not be entitled to any fee from Borrower or Lender or any other lender in respect of transfers of the Note and other Loan Documents.

     67. Advances. The Loan is being advanced in two (2) advances pursuant to
Section 1(ii) of the Note whereby a portion of the Loan in the amount of $75,000,000 is being advanced on the date hereof and a portion of the Loan in the amount of $35,000,000 is being advanced pursuant to the terms of the Note.

     68. Construction Obligation Representations, Warranties and Covenants

          (a) Borrower hereby represents and warrants that (i) set forth on
Schedule I attached to the Closing Certificate is a true, complete and correct list of all of the work at the Property in connection with the construction of all Improvements and Schedule II attached to the Closing Certificate is a true, complete and correct list of the outstanding tenant improvement work to be completed under executed Leases (collectively, the "Construction Work") and, to the best of Borrower's knowledge, after due inquiry, the construction budget reflecting all costs to be incurred in connection therewith (the "Budget") and
(ii) set forth on Schedule I attached hereto and made a part hereof is a true, complete and correct schedule of required completion dates for the Construction Work (each a "Completion Date" and, collectively, the "Completion Dates"). Borrower further represents and warrants that Schedule I attached to the Closing Certificate is true and complete and, to the best of Borrower's knowledge, after due inquiry, represents the total cost to Substantially Complete (defined below) the Construction Obligations on or before the Completion Dates.

          (b) Borrower hereby covenants and agrees that Borrower shall (i) cause all Construction Work to be prosecuted with diligence and continuity in a good and workmanlike manner in accordance with the plans and specifications for such Construction Work (the "Plans") subject to any Force Majeure Event, provided that in connection with any Construction Work required pursuant to any executed Leases, a delay due to any Force Majeure Event shall only be acceptable if permitted under such Leases; (ii) use only materials, fixtures, furnishings and equipment in connection with the Construction Work that are not used or obsolete; (iii) complete the Construction Work in accordance with all applicable legal requirements and (iv) complete the Construction Work, and the installation of all necessary utilities, in accordance with the terms, covenants, and provisions set forth herein and, if applicable, as set forth in any executed Leases, on or before the applicable Completion Date, free and clear of defects and liens or claims for liens for material supplied or labor or services performed in connection with the Construction Work. Upon completion of all of the Construction Work, Borrower shall deliver to Lender (a) evidence that the costs for all such Construction Work have been paid, (b) final lien waivers or releases of lien from the general contractor and any subcontractors receiving payment for such Construction Work, (c) a final certificate of occupancy for the Improvements which were built, (d) a revised survey, acceptable to Lender reflecting all new Improvements, (e) a new zoning report reflecting that the Property remains in compliance with all building code and zoning laws after the completion of the Construction Work, (f) a title search or bringdown of the title policy issued on the date hereof indicating that the Property is free of all liens and encumbrances not previously approved by Lender and (g) to the extent any Construction Work is being completed in connection with any executed Leases, evidence, reasonably acceptable to Lender, that such space has been delivered to such Tenant and that such Tenant is in possession of such space at the Property (delivery of an estoppel certificate evidencing the same shall be deemed reasonable evidence) (delivery of all of the foregoing items (a) through (g) shall mean such Improvements are "Substantially Complete").

          (c) Borrower shall permit Lender, its representatives and its construction consultant to enter upon the Property, to inspect the Construction Work and all materials to be used in the construction thereof and examine all detailed plans and shop drawings which are or may be kept at the construction site; cooperate and cause the general contractor and any subcontractors to cooperate with the Lender's construction consultant to enable it to perform its functions hereunder; at the time of each inspection by the construction consultant, make available to said consultant, on demand, daily log sheets covering the period since the immediately preceding inspection showing the date, weather, subcontractors on the job, number of workers and status of construction.

          (d) Borrower shall deliver to Lender (i) monthly progress reports in connection with the Construction Work, (ii) a copy of any amendments to the Budget, Completion Dates or the list of Construction Work to be completed, (iii) a copy of any amendments to the plans and specifications in place as of the date hereof (the "Plans"), (iv) a copy of any change orders under any construction contracts or subcontracts and (v) a copy of any amendments to any Leases under which Construction Work is to be performed which amendments alter the timing, cost or other aspect of the related Construction Work. Additionally, in the event Borrower elects to amend the Plans whereby such amendments are expected to reduce the rentable square footage at the Property (which such total square footage shall be evidenced by (x) the rent roll delivered to Lender on the date hereof and shall include any vacant space at the Property not included on the rent roll and (y) the Plans) by more than 10,000 square feet, then Borrower shall obtain Lender's consent to such amendments to the Plans.

          (e) Within thirty (30) days from the date hereof, Borrower shall provide Lender with a detailed schedule of the Construction Work and a detailed Budget, which schedule and Budget shall be reasonably acceptable to Lender.

IN WITNESS WHEREOF, Borrower has executed this instrument the day and year first above written.

                                        BORROWER:

                                        RAMCO JACKSONVILLE LLC, a Delaware
                                        limited liability company


                                        By: /s/ Richard J. Smith
                                            ------------------------------------
                                        Name: Richard J. Smith
                                        Title: Chief Financial Officer


Signed, sealed and delivered in the
presence of:


/s/ Kathleen Steed
-------------------------------------
Witness


/s/ Alan Hurvitz
-------------------------------------
Witness

                                 ACKNOWLEDGEMENT

STATE OF Michigan

COUNTY OF Oakland

The foregoing instrument was acknowledged before me this 27th day of March, 2007, by Richard J. Smith, the Chief Financial Office of RAMCO Jacksonville LLC, a limited liability company under the laws of the State of Delaware. He/she is personally known to me or has produced ____________ (type of identification) as
----------------------
identification.


[SEAL]                                  /s/ Janet L. Storhok
                                        ----------------------------------------
                                        (Signature of person taking
                                        acknowledgment)

                                        Janet L. Storhok
                                        Name typed, printed or stamped

                                        Notary Public - Michigan
                                        (Title or Rank)

                                        ----------------------------------------
                                        (Serial Number, if any)

                                    EXHIBIT A

                                LEGAL DESCRIPTION

Parcel "A"

Lots 1, 2, 3, 4, 6, 7, 8, 13, 14, 15, 16, 17, 18 and Tracts B, E and F, RIVER
CITY MARKETPLACE, according to the plat thereof as recorded in Plat Book 60, Pages 31 through 42, of the Public Records of Duval County, Florida.

Parcel "B"

     LEGAL DESCRIPTION: RIVER CITY MARKETPLACE - LOT 9 REMAINDER

     A TRACT OF LAND BEING A PORTION OF LOT 9, ACCORDING TO THE PLAT OF RIVER CITY MARKETPLACE, AS RECORDED IN PLAT BOOK 60, ON PAGES 31 THROUGH 42 OF THE PUBLIC RECORDS OF DUVAL COUNTY, FLORIDA AND LYING WITHIN SECTION 37, TOWNSHIP 1 NORTH, RANGE 27 EAST, DUVAL COUNTY, FLORIDA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

     COMMENCE AT THE NORTHWEST CORNER OF AFORESAID LOT 9, FOR A POINT OF REFERENCE; THENCE S19 degrees 46'39"W, ALONG THE WEST LINE OF SAID LOT 9, FOR 44.50 FEET TO THE POINT OF BEGINNING; THENCE S70 degrees 13'21"E, FOR
     407.80 FEET; THENCE S08 degrees 22'23"E, FOR 44.07 FEET; THENCE S19 degrees 46'39"W, FOR 82.58 FEET; THENCE S70 degrees 13'21"E, FOR 135.81 FEET TO A POINT ON THE EAST LINE OF SAID LOT 9; THENCE ALONG SAID EAST LINE, THE FOLLOWING TWO (2) COURSES: (1) THENCE S64 degrees 46'39"W, FOR 63.43 FEET;(2) THENCE S21 degrees 31'08"W, FOR 383.22 FEET TO THE SOUTHEAST CORNER OF SAID LOT 9; THENCE ALONG THE SOUTH LINE OF SAID LOT 9, THE FOLLOWING FIVE (5) COURSES: (1) THENCE S64 degrees 49'27"W FOR 118.93 FEET;
     (2) THENCE N70 degrees 13'21"W, FOR 259.16 FEET; (3) THENCE S71 degrees 09'08"W, FOR 187.18 FEET; (4) THENCE S19 degrees 48'39"W, FOR 32.84 FEET;
     (5) THENCE N70 degrees 13'22"W, FOR 30.34 FEET TO THE SOUTHWEST CORNER OF SAID LOT 9; THENCE ALONG THE WEST LINE OF SAID LOT 9, THE FOLLOWING THREE
     (3) COURSES: (1) THENCE N19 degrees 46'39"E, FOR 480.68 FEET; (2) THENCE S70 degrees 13'21"E, FOR 12.00 FEET; (3) THENCE N19 degrees 46'39"E, FOR
     302.36 FEET TO THE POINT OF BEGINNING

ALSO DESCRIBED AS

A PARCEL OF LAND BEING A PORTION OF SECTION 30, TOGETHER WITH A PORTION OF
SECTION 6 OF THE SUBDIVISION OF THE JOHN BROWARD GRANT, SECTION 37, TOWNSHIP 1 NORTH, RANGE 27 EAST, CITY OF JACKSONVILLE, DUVAL COUNTY, FLORIDA, DESCRIBED AS ALL OF LOTS 1, 2, 3, 4, 6, 7, 8, PART OF 9, ALL OF LOTS 13, 14, 15, 16, 17, 18,
AND TRACTS B, E AND F, "RIVER CITY MARKETPLACE". ACCORDING TO THE PLAT THEREOF AS RECORDED IN PLAT BOOK 60, PAGES 31 THROUGH 42, OF THE PUBLIC RECORDS OF DUVAL COUNTY, FLORIDA, SAID PARCEL BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID SECTION 6, THENCE ALONG THE EASTERLY LINE OF SAID SECTION 6, S00 degrees 22'38"E 2568.19 FEET; THENCE S16 degrees 25'40"W 65.15 FEET; THENCE S73 degrees 37'14"E 59.99 FEET TO THE WESTERLY LINE OF A CSX TRANSPORTATION RAILROAD (FORMERLY A SEABOARD COAST LINE RAILROAD, BEING A 100 FOOT WIDE RIGHT-OF-WAY); THENCE ALONG SAID WESTERLY LINE, S16 degrees 25'25"W 147.88 FEET (RECORDED AS 147.89 FEET) TO THE SOUTHERLY LINE OF A TEMPORARY ACCESS EASEMENT AS RECORDED IN OFFICIAL RECORDS VOLUME 8770 ON PAGE 338 OF THE PUBLIC RECORDS OF DUVAL COUNTY, FLORIDA (KNOWN AS AIRPORT CENTER DRIVE, 148 FEET WIDE); THENCE ALONG THE SOUTHERLY LINE OF SAID EASEMENT THE FOLLOWING 3 COURSES: (1) THENCE N73 degrees 34'04"W 728.80 FEET, AND (2) 1020.43 FEET ALONG A TANGENT CURVE TO THE RIGHT (HAVING A CENTRAL ANGLE OF 43 degrees 50'49", A RADIUS OF 1333.42 FEET AND A CHORD BEARING N51 degrees 38'40"W 995.71
FEET) AND (3) THENCE N29 degrees 43'15"W 361.31 FEET TO THE NORTHERNMOST CORNER OF LOT 19 OF SAID "RIVER CITY MARKETPLACE" AND THE POINT OF BEGINNING: THENCE S60 degrees 16'45"W 651.77 FEET; THENCE N29 degrees 43'15"W 25.61 FEET; THENCE
221.46 FEET ALONG A NON-TANGENT CURVE TO THE LEFT (HAVING A CENTRAL ANGLE OF 187 degrees 59'05", A RADIUS OF 67.50 FEET AND A CHORD BEARING N36 degrees 54'53"W
134.67 FEET); THENCE N70 degrees 13'21"W 423.94 FEET; THENCE 36.03 FEET ALONG A NON-TANGENT CURVE TO THE RIGHT, (HAVING A CENTRAL ANGLE OF 31 degrees 45'33", A RADIUS OF 65.00 FEET AND A CHORD BEARING N48 degrees 53'50"E 35.57 FEET; THENCE N64 degrees 46'39"E 118.25 FEET; THENCE N25 degrees 13'23"W 304.45 FEET; THENCE S64 degrees 46'39"W 115.94 FEET; THENCE N26 degrees 26'24"W 101.05 FEET; THENCE N36 degrees 12'01"W 79.37 FEET, THENCE 114.06 FEET ALONG A NON-TANGENT CURVE TO THE LEFT (HAVING A CENTRAL ANGLE OF 21 degrees 17'43", A RADIUS OF 306.87 FEET AND A CHORD BEARING S43 degrees 27'19"W 113.40 FEET); THENCE 124.58 FEET ALONG A NON-TANGENT CURVE TO THE LEFT, (HAVING A CENTRAL ANGLE OF 05 degrees 29'03", A RADIUS OF 1301.54 FEET AND A CHORD BEARING S28 degrees 02'21"W 124.53 FEET); THENCE S19 degrees 46'39"W 902.79 FEET; THENCE S19 degrees 51'05"W 665.93 FEET TO THE NORTHWESTERLY CORNER OF SAID LOT 9; THENCE S19 degrees 46'39"W 44.50 FEET; THENCE S70 degrees 13'21"E 407.78 FEET (RECORDED AS 407.80 FEET); THENCE S08 degrees 22'23"E 44.07 FEET; THENCE S19 degrees 46'39"W 82.58 FEET; THENCE S70 degrees 13'21"E 135.81 FEET; THENCE S64 degrees 46'39"W 63.43 FEET; THENCE S21 degrees 31'08"W 383.22 FEET; THENCE S87 degrees 21'21"E 58.42 FEET; THENCE
63.09 FEET ALONG A TANGENT CURVE TO THE RIGHT, (HAVING A CENTRAL ANGLE OF 48 degrees 11'39", A RADIUS OF 75.00 FEET AND A CHORD BEARING S63 degrees 15'31"E
61.24 FEET); THENCE 9.36 FEET ALONG A COMPOUND CURVE TO THE RIGHT(HAVING A CENTRAL ANGLE OF 21 degrees 27'34", A RADIUS OF 25.00 FEET AND A CHORD BEARING S28 degrees 25'55"E 9.31 FEET); THENCE 57.03 FEET ALONG A COMPOUND CURVE TO THE RIGHT (HAVING A CENTRAL ANGLE OF 09 degrees 20'09", A RADIUS OF 350.00 FEET AND A CHORD BEARING S13 degrees 02' 03"E 56.97 FEET); THENCE 25.36 FEET ALONG A REVERSE CURVE TO THE LEFT (HAVING A CENTRAL ANGLE OF 58 degrees 06'42", A RADIUS OF 25,00 FEET AND A CHORD BEARING S37 degrees 25'20"E 24.28 FEET);THENCE S66 degrees 28'41"E 265.25 FEET; THENCE 147.54 FEET ALONG A TANGENT CURVE TO THE RIGHT, (HAVING A CENTRAL ANGLE OF 88 degrees 59'05", A RADIUS OF 95.00 FEET AND A CHORD BEARING S21 degrees 59'09"E 133.16 FEET); THENCE S22 degrees 30'24"W
229.87 FEET; THENCE 206.51 FEET ALONG A TANGENT CURVE TO THE LEFT, (HAVING A CENTRAL ANGLE OF 08 degrees 36'18", A RADIUS OF 1375.00 FEET AND A CHORD BEARING S18 degrees 12'15"W 206.31 FEET);THENCE 273.69 FEET ALONG A REVERSE CURVE TO THE RIGHT (HAVING A CENTRAL ANGLE OF 15 degrees 40'53", A RADIUS OF 1000.00 FEET AND A CHORD BEARING S21 degrees 44'32"W 272.84 FEET); THENCE 102.07 FEET ALONG A COMPOUND CURVE TO THE RIGHT (HAVING A CENTRAL ANGLE OF 11 degrees 02'04", A RADIUS OF 530,00 FEET AND A CHORD BEARING S35 degrees 06'01"W 101.91 FEET); THENCE S40 degrees 37'03"W 149.81 FEET; THENCE 158.17 FEET ALONG A TANGENT CURVE TO THE RIGHT, (HAVING A CENTRAL ANGLE OF 36 degrees 59'23", A RADIUS OF 245.00 FEET AND A CHORD BEARING S59 degrees 06'45"W 155.44 FEET) TO THE EAST BOUNDARY OF PARCEL 3 OF THAT CERTAIN CONSERVATION EASEMENT AS RECORDED IN OFFICIAL RECORDS VOLUME 8002, PAGE 1 OF THE PUBLIC RECORDS OF DUVAL COUNTY, FLORIDA; THENCE ALONG SAID EAST BOUNDARY LINE THE FOLLOWING 16 COURSES: (1) THENCE N35 degrees 19'06"W 74.00 FEET; (2) THENCE N14 degrees 19'31"W 46.06 FEET; (3)
THENCE N55 degrees 52'27"W 46.99 FEET; (4) THENCE N21 degrees 51'46"W 57.23 FEET; (5) THENCE N16 degrees 23'13"W 49.04 FEET; (6) THENCE N35 degrees 28'19"E
24.24 FEET; (7) THENCE N05 degrees 04'48"W 60.02 FEET;(8) THENCE N52 degrees 01'41"W 26.08 FEET; (9) THENCE N06 degrees 08'21"W 659.00 FEET; (10) THENCE N85 degrees 30' 33"W 602.61 FEET; (11) THENCE N73 degrees 36'25"W 83.05 FEET; (12)
THENCE N63 degrees 49'01"W 51.09 FEET; (13) THENCE N80 degrees 06'02"W 94.98 FEET; (14) THENCE S65 degrees 14'53"W 43.66 FEET; (15) THENCE S12 degrees 27'24"W 116.99 FEET; (16)THENCE

N75 degrees 48'49"W 194.49 FEET TO THE EASTERLY LIMITED ACCESS LINE OF INTERSTATE 95, STATE ROAD NO. 9 ACCORDING TO THE STATE OF FLORIDA, STATE ROAD DEPARTMENT RIGHT-OF-WAY MAP, SECTION 72290-2401 (2402); THENCE ALONG SAID EASTERLY LINE THE FOLLOWING 2 COURSES: (1) N14 degrees 10'21"E 140.65 FEET AND
(2) THENCE 241.95 FEET ALONG A TANGENT CURVE TO THE LEFT, (HAVING A CENTRAL ANGLE OF 00 degrees 36'01", A RADIUS OF 23092.20 FEET AND A CHORD BEARING N13 degrees 52'03"E 241.95 FEET);THENCE S77 degrees 34'50"E 29.51 FEET; THENCE S65 degrees 17'30"E 36.71 FEET; THENCE S70 degrees 13'25"E 99.00 FEET; THENCE N19 degrees 46'33"E 93.00 FEET; THENCE S70 degrees 13'27"E 49.84 FEET; THENCE N19 degrees 46'39"E 19.99 FEET; THENCE N 70 degrees 13'21"W 12.00 FEET; THENCE N19 degrees 46'39"E 510.14 FEET; THENCE 31.42 FEET ALONG A TANGENT CURVE TO THE LEFT, (HAVING A CENTRAL ANGLE OF 90 degrees 00'00", A RADIUS OF 20.00 FEET AND A CHORD BEARING N25 degrees 13'21"W 28.28 FEET);THENCE N70 degrees 13'21"W
13.75 FEET; THENCE N19 degrees 46'39"E 265.90 FEET; THENCE N70 degrees 13'21"W
241.92 FEET TO THE SAID EASTERLY LIMITED ACCESS LINE OF INTERSTATE 95; THENCE ALONG SAID LINE THE FOLLOWING 4 COURSES: (1) THENCE N13 degrees 43'24"E 93.27 FEET; (2) THENCE N18 degrees 54'39"E 1062.43 FEET; (3) THENCE N13 degrees 52' 08"E 627.99 FEET; AND (4) THENCE N56 degrees 03'43"E 285.41 FEET TO THE SOUTHERLY RIGHT-OF-WAY-LINE OF DUVAL ROAD, STATE ROAD 110 (A RIGHT-OF-WAY OF VARYING WIDTH); THENCE ALONG SAID SOUTHERLY LINE THE FOLLOWING 2 COURSES; (1) THENCE N88 degrees 20'12"E 109.28 FEET AND (2) THENCE 350.95 FEET ALONG A NON-TANGENT CURVE TO THE LEFT, (HAVING A CENTRAL ANGLE OF 10 degrees 00'16", A RADIUS OF 2009.86 FEET AND A CHORD BEARING S88 degrees 57'41"E 350.50 FEET); THENCE S04 degrees 04'10"E 200.07 FEET; THENCE N83 degrees 09'37"E 199.76 FEET; THENCE N03 degrees 59'58"W 200.00 FEET TO THE SAID SOUTHERLY LINE OF DUVAL ROAD; THENCE ALONG SAID SOUTHERLY LINE OF DUVAL ROAD 191.12 FEET ALONG A NON-TANGENT CURVE TO THE LEFT, (HAVING A CENTRAL ANGLE OF 05 degrees 26'54", A RADIUS OF 2009.86 FEET AND A CHORD BEARING N77 degrees 34'32"E 191.05 FEET) TO THE SOUTHEASTERLY LINE SAID TEMPORARY ACCESS EASEMENT KNOWN AS AIRPORT CENTER DRIVE (148 FEET WIDE); THENCE ALONG SAID SOUTHEASTERLY LINE THE FOLLOWING 2
COURSES: (1) THENCE 1066.84 FEET ALONG A TANGENT CURVE TO THE RIGHT, (HAVING A CENTRAL ANGLE OF 59 degrees 22'34", A RADIUS OF 1029.46 FEET AND A CHORD BEARING S59 degrees 24'32"E 1019.74 FEET) AND (2) THENCE S29 degrees 43'15"E
450.11 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH EASEMENTS FOR INGRESS AND EGRESS AND PARKING AS SET FORTH IN THE ADOPTION AND DEDICATION ON THE PLAT OF RIVER CITY MARKETPLACE, AS RECORDED IN PLAT BOOK 60, PAGES 31-42, AND ALSO AS SET FORTH IN ARTICLE II, SECTION 2.1, OF THE MASTER AGREEMENT OF EASEMENTS, COVENANTS AND RESTRICTIONS RECORDED IN OFFICIAL RECORDS BOOK 12185, PAGE 1660, AS AMENDED IN OFFICIAL RECORDS BOOK 12428, PAGE 1675, AND OFFICIAL RECORDS BOOK 13073, PAGE 626, ALL OF THE PUBLIC RECORDS OF DUVAL COUNTY, FLORIDA.

TOGETHER WITH EASEMENTS FOR TAPPING INTO UTILITIES AS DESCRIBED IN PARAGRAPH 2.B. OF THAT CERTAIN POST CLOSING AGREEMENT RECORDED IN OFFICIAL RECORDS BOOK 12196, PAGE 602, OF THE PUBLIC RECORDS OF DUVAL COUNTY, FLORIDA.

                                    EXHIBIT B

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT C

                                   DEFINITIONS

     ANY TERMS NOT DEFINED IN THE MORTGAGE OR THIS EXHIBIT C SHALL HAVE THE MEANING ASCRIBED TO THEM IN THE NOTE.

     "ACCEPTABLE ACCOUNTANT" shall mean (i) a "Big Four" accounting firm, (ii) Grant Thornton LLP or (iii) other independent certified public accountant acceptable to Lender.

     "ACCEPTABLE LLC" shall mean a limited liability company formed under Delaware or Maryland law which (i) has at least one springing member, which, upon the dissolution of all of the members or the withdrawal or the disassociation of all of the members from such limited liability company, shall immediately become the sole member of such limited liability company, and (ii) otherwise meets the Rating Agency criteria then applicable to such entities.

     "APPROVED ACCOUNTING METHOD" shall mean GAAP, federal tax basis accounting (consistently applied) or such other method of accounting, consistently applied, as may be reasonably acceptable to Lender; provided, that Lender will not unreasonably withhold such consent.

     "APPROVED BANK" means (a) a bank or other financial institution which has the Required Rating, (b) if a Securitization has not occurred, a bank or other financial institution acceptable to Lender or (c) if a Securitization has occurred, a bank or other financial institution with respect to which Lender shall have received a Rating Agency Confirmation.

     "AWARD" shall mean any compensation paid by any governmental authority in connection with a condemnation in respect of all or any part of the Property.

     "CASH MANAGEMENT ACCOUNT" shall have the meaning set forth in Section 64 hereof.

     "CONTROL" shall mean the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

     "CREDITORS RIGHTS LAWS" shall mean any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

     "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal (if applicable) and interest payments under the Note.

     "DEBT SERVICE COVERAGE RATIO" shall mean the ratio calculated by Lender on a monthly basis of (i) the Underwritable Cash Flow to (ii) the aggregate amount of debt service which would be due for the twelve (12) month period immediately preceding the date of calculation; provided, that, the foregoing shall be calculated by Lender (A) based upon the actual amount of debt service which would be due for such period and (B) assuming that the Loan had been in place for the entirety of said period.

     "DOMINION" shall mean Dominion Bond Rating Service Limited.

     "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

     "ELIGIBLE INSTITUTION" shall mean (i) a depository institution or trust company insured by the Federal Deposit Insurance Corporation (a) the short term unsecured debt obligations or commercial paper of which are rated at least "A-1+" (or its equivalent) from each of the Rating Agencies in the case of accounts in which funds are held for thirty (30) days or less and (b) the senior unsecured debt obligations of which are rated at least "AA" (or its equivalent) from each of the Rating Agencies in the case of accounts in which funds are held for more than thirty (30) days, or (ii) such other depository institution otherwise approved by the Rating Agencies from time-to-time.

     "FITCH" shall mean Fitch, Inc.

     "FORCE MAJEURE EVENT" shall mean an act of God, strike, lockout, explosion, act of sabotage, riot, civil commotion, act of war, fire, other casualty, inclement weather, shortages of materials or labor resulting directly from any general market shortage, or any other cause beyond the reasonable control of the Borrower which shall delay the progress of construction of the Improvements, provided that Borrower shall notify the Lender immediately following the commencement of the Force Majeure Event. For the purposes of this definition of "Force Majeure Event," a shortage of funds by the Borrower is expressly excluded as a Force Majeure Event.

     "GROSS RENTS" shall mean an amount equal to annual rental income reflected in a current rent roll for all tenants paying rent and in actual physical occupancy of their respective space demised pursuant to Leases which are in full force and effect, less the annual rental income for any tenant in bankruptcy that has not affirmed its Lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction.

     "GUARANTOR" shall mean RAMCO-GERSHENSON PROPERTIES L.P., a Delaware limited partnership.

     "GUARANTY" shall mean that certain Guaranty delivered to Lender by Guarantor on the date hereof.

     "LETTER OF CREDIT" shall mean an irrevocable, auto-renewing, unconditional, transferable, clean sight draft standby letter of credit having an initial term of not less than one (1) year and with automatic renewals for one (1) year periods (unless the obligation being secured by, or otherwise requiring the delivery of, such letter of credit is required to be performed at least thirty (30) days prior to the initial expiry date of such letter of credit), for which Borrower shall have no reimbursement obligation and which reimbursement obligation is not secured by the Property or any other property pledged to secure the Note, in favor of Lender and entitling Lender to draw thereon in New York, New York, based solely on a statement that Lender has the right to draw thereon executed by an officer or authorized signatory of Lender. A Letter of Credit must be issued by an Approved Bank. If at any time
(a) the institution issuing any such Letter of Credit shall cease to be an Approved Bank or (b) if the Letter of Credit is due to expire prior to the termination of the event or events which gave rise to the requirement that Borrower deliver the Letter of Credit to Lender, Lender shall have the right to draw down the same in full and hold the proceeds thereof, unless Borrower shall deliver a replacement Letter of Credit from an Approved Bank within (i) as to
(a) above, twenty (20) days after Lender delivers written notice to Borrower that the institution issuing the Letter of Credit has ceased to be an Approved Bank or (ii) as to (b) above, within ten (10) days prior to the expiration date of said Letter of Credit. Borrower's delivery of any Letter of Credit hereunder shall, at Lender's option, be conditioned upon Lender's receipt of a new substantive non-consolidation opinion relating to such Letter of Credit.

     "MAJOR DECISIONS" shall mean and include, but not be limited to, any decision in connection with any Person relating to (i) the acquisition of any assets or the sale of any assets of such Person, (ii) borrowing money or incurring any other debts or obligations, (iii) amending, modifying or changing any material terms of any outstanding indebtedness of such Person, (iv) making any material amendments to the Person's organizational documents, (v) engaging in any activity inconsistent with the purposes of such Person, and (vi) the refinancing of any existing indebtedness of such Person.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (i) the Property, (ii) the business, profits, prospects, management, operations or condition (financial or otherwise) of Borrower, Guarantor, or the Property,
(iii) the enforceability, validity, perfection or priority of the lien of this Mortgage or the other Loan Documents, or (iv) the ability of Borrower to perform its obligations under this Mortgage or the other Loan Documents.

     "MOODY'S" shall mean Moody's Investor Service, Inc.

     "NET PROCEEDS" shall mean: (i) the net amount of all insurance proceeds payable as a result of an insured casualty to the Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, in collecting such insurance proceeds, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, in collecting such Award.

     "OPERATING EXPENSES" shall mean the total of all expenditures, computed in accordance with the Approved Accounting Method, of whatever kind relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including without limitation, (and without duplication) (a) utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, payroll and related taxes, computer processing charges, the actual management fees payable under the management agreement, but no less than three percent (3%) of Operating Income for the trailing twelve (12) month period plus Gross Rents less reimbursable expense revenue for the trailing twelve (12) month period, payment under Permitted Equipment Leases, or other lease payments which are approved by Lender, but specifically excluding (i) depreciation, (ii) Debt Service, (iii) non-recurring or extraordinary expenses, and (iv) deposits into the Reserve Funds; (b) normalized capital expenditures equal to $0.10 per square foot per annum; and
(c) normalized tenant improvement and leasing commission expenditures equal to $0.50 per square foot per annum.

     "OPERATING INCOME" shall mean all income, computed in accordance with the Approved Accounting Method, derived from the ownership and operation of the Property from whatever source, including, but not limited to common area maintenance, real estate tax recoveries, utility recoveries, other miscellaneous expense recoveries, percentage rent, rent concessions or credits, if any, and other miscellaneous income, but excluding Gross Rents, sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any governmental authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, interest income from any source other than the escrow accounts and/or reserve accounts required pursuant to this Mortgage or the other Loan Documents, insurance proceeds (other than business interruption or other loss of income insurance), condemnation awards, unforfeited security deposits, utility and other similar deposits, income from tenants not paying rent, income from tenants in bankruptcy, non-recurring or extraordinary income, including, without limitation lease termination payments, and any disbursements to Borrower from the Reserve Funds. Operating Income shall not be diminished as a result of this Mortgage or the creation of any intervening estate or interest in the Property or any part thereof.

     "PERMITTED EQUIPMENT LEASES" shall mean equipment leases or other similar instruments entered into with respect to the Equipment provided, that, in each case, such equipment leases or similar instruments (i) are entered into on commercially reasonable terms and conditions in the ordinary course of Borrower's business and (ii) relate to Equipment which is (A) used in connection with the operation and maintenance of the Property in the ordinary course of Borrower's business and (B) readily replaceable without material interference or interruption to the operation of the Property.

     "PERMITTED TRANSFEREE" shall mean a Person which meets the following minimum thresholds: such Person (i) has total real estate assets of at least $500,000,000, (ii) has a $250,000,000 net worth, (iii) has 10,000,000 square feet of retail properties which are Controlled directly or indirectly by such Person, including, but not limited to, having Control over any Major Decisions, so long as the actual owner of the property is a single-purpose entity and (iv) shall not have been involved with a foreclosure or a deed-in-lieu thereof and is free, in the last ten (10) years, from any bankruptcy, reorganization, or insolvency proceedings or any criminal charges or proceedings (the "Minimum Financial Requirements"). Any entity which is controlled, directly or indirectly, by one or more reputable corporations, partnerships, joint ventures, joint-stock companies, group of pension funds, REIT'S, pension fund advisors, for a group of pension funds, trust or individuals, (collectively, the "Controlling Principals") which Controlling Principals satisfies the Minimum Financial Requirements shall be deemed a Permitted Transferee.

     "QUALIFIED MANAGER" shall mean a reputable and experienced professional management organization (a) which manages, together with its affiliates, ten
(10) properties of a type, quality and size similar to the Property, totaling in the aggregate no less than 5,000,000 square feet and (b) approved by Lender (which such approval may, at Lender's option, be conditioned upon Lender's receipt of a Rating Agency Confirmation with regard to both the identity of the proposed manager and the replacement management agreement pursuant to which such manager will be employed).

     "PERSON" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

     "RATING AGENCIES" shall mean each of S&P, Moody's, Fitch and Dominion, or any successor thereto or any other nationally-recognized statistical rating agency which has been approved by Lender; provided, that, the foregoing shall only be deemed to be included within the definition of "Rating Agencies" hereunder to the extent that the same have rated (or are reasonably anticipated by Lender to rate) the Securities.

     "RATING AGENCY CONFIRMATION" shall mean a written affirmation from each of the Rating Agencies (obtained at Borrower's sole cost and expense) that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency's sole and absolute discretion.

     "REA" shall mean, individually or collectively (as the context requires), each reciprocal easement or similar agreement affecting the Property as more particularly shown on the title policy delivered to Lender in connection with the closing of the Loan (if any) and any future reciprocal easement or similar agreement affecting the Property entered into in accordance with the applicable terms and conditions hereof.

     "REQUIRED RATING" means a rating of not less than "A-1" (or its equivalent) from each of the Rating Agencies if the term of such Letter of Credit is no longer than three (3) months or if the term of such Letter of Credit is in excess of three (3) months, a rating of not less than "AA-" (or its equivalent) from each of the Rating Agencies, or, if a Securitization has not occurred, such other rating that is reasonably acceptable to Lender or, if a Securitization shall have occurred, such other rating with respect to which Lender shall have received a Rating Agency Confirmation.

     "RESPONSIBLE OFFICER" shall mean, with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, treasurer or vice president-finance of such Person or such other similar officer of such Person reasonably acceptable to Lender.

     "RESTRICTED ACCOUNT AGREEMENT" shall mean that certain Deposit Account Control Agreement by and among Borrower, Lender and Bank of America, N.A. to be entered into on or before April 30, 2007 or such other "lockbox" or "deposit account" agreement entered into among Borrower, Lender and an acceptable Restricted Account Bank on or before April 30, 2007.

     "RESTRICTED ACCOUNT BANK" shall mean shall mean Bank of America, N.A. or any successor Eligible Institution approved or appointed by Lender acting as Restricted Account Bank under the Restricted Account Agreement.

     "SECURITIES" shall mean any certificates, notes or other securities issued in connection with a Securitization.

     "SECURITIZATION" shall mean a securitization of the Loan or any portion thereof in a single asset securitization or a pooled loan securitization

     "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "UNDERWRITABLE CASH FLOW" shall mean an amount calculated by Lender on a monthly basis equal to the sum of Gross Rents plus the trailing twelve (12) months Operating Income, less the trailing twelve (12) months Operating Expenses, each of which shall be subject to adjustment for items of a non-recurring nature. Lender's calculation of Underwritable Cash Flow (including determination of items that do not qualify as Operating Income or Operating Expenses) shall be calculated by Lender in good faith based upon Lender's determination of Rating Agency criteria and shall be final absent manifest error.

                                    EXHIBIT D

                                RESERVE GUARANTY

     THIS RESERVE GUARANTY (this "Guaranty"), made as of _________, 2007, by RAMCO-GERSHENSON PROPERTIES L.P., a Delaware limited partnership, having an address at [________________________] ("Sponsor Guarantor"), in favor of JPMORGAN CHASE BANK, N.A., a national banking association, having an office at 270 Park Avenue, New York, New York 10017 (together with its successors and assigns, "Lender").

                                    RECITALS

     WHEREAS, pursuant to a that certain Amended and Restated Promissory Note dated as of March 30, 2007 between Ramco Jacksonville LLC, a Delaware limited liability company ("Borrower"), and Lender (as amended, restated, modified and supplemented and in effect from time to time, the "Note"), at the request of Borrower and Sponsor Guarantor, Lender has agreed to make a loan (the "Loan") to Borrower; and

     WHEREAS, Borrower has also executed and delivered an Amended and Restated Mortgage, Assignment of Leases and Rents, and Security Agreement dated as of the date hereof, as mortgagor, to Lender (in its original form and as hereafter amended, the "Security Instrument"), establishing a first priority lien on the Property to secure payment and performance of the Note. The Note, the Security Instrument and all other instruments evidencing, securing or relating thereto, shall hereinafter be referred to collectively as the "Loan Documents"; and

     WHEREAS, Lender is unwilling to make the Loan unless Sponsor Guarantor absolutely and unconditionally guarantees to Lender the prompt and unconditional payment of the Guaranteed Obligations (hereinafter defined).

     NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, guarantees, representations and warranties set forth in this Guaranty, the parties hereby covenant, agree, represent and warrant as follows:

     1. Defined Terms. Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings provided therefore in the Security Instrument, and the following terms shall have the following meanings:

     "Debt" means the principal sum evidenced by the Note and secured by the Security Instrument, or so much thereof as may be outstanding from time to time, together with interest thereon at the rate of interest specified in the Note and all other sums which may or shall become due and payable pursuant to the provisions of the Loan Documents.

     "Guaranteed Obligations" shall mean, collectively, (a) the payment of $1,445,793 by Borrower in connection with the Occupancy Reserve Funds; provided, however, Sponsor Guarantor's liability in connection with the foregoing shall be reduced hereunder by such amounts as if cash sums were being disbursed to Borrower from the Occupancy Reserve Funds pursuant to Section 6(a) of the Security Instrument after satisfaction of the conditions required thereunder, and

(b) the payment of $7,697,330 by Borrower in connection with the Holdback Reserve Funds; provided, however, Sponsor Guarantor's liability in connection with the foregoing shall be reduced hereunder by such amounts as if cash sums were being disbursed to Borrower from the Holdback Reserve Funds pursuant to
Section 6(b) of the Security Instrument after satisfaction of the conditions required thereunder.

     "Termination Date" shall mean the earlier to occur of (i) the date the Loan is paid or satisfied in full or assigned to a non-affiliated borrower in connection with Article 12 of the Security Instrument, provided that, in connection with such transfer, the transferee deposits in escrow with Lender the then outstanding remaining balance of the Guaranteed Obligations or an affiliate of such transferee that is acceptable to Lender delivers a guaranty that is substantively identical in form to this Guaranty to Lender covering such amount or (ii) the date on which the Guaranteed Obligations shall have been reduced to $0.00.

     2. Guaranty. Sponsor Guarantor absolutely and unconditionally guarantees to Lender the prompt and unconditional payment of the Guaranteed Obligations. It is expressly understood and agreed that this is a continuing Guaranty and that the obligations of Sponsor Guarantor hereunder are and shall be absolute under any and all circumstances, without regard to the validity, regularity or enforceability of the Loan Documents, a true copy of each of said documents Sponsor Guarantor hereby acknowledges having received and reviewed.

     Any indebtedness of Borrower to Sponsor Guarantor now or hereafter existing (including, but not limited to, any rights to subrogation Sponsor Guarantor may have as a result of any payment by Sponsor Guarantor under this Guaranty), together with any interest thereon, shall be, and such indebtedness is, hereby deferred, postponed and subordinated to the prior payment in full of the Debt. Until payment in full of the Debt (and including interest accruing on the Note after the commencement of a proceeding by or against Borrower under the Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. Sections 101 et seq., and the regulations adopted and promulgated pursuant thereto (collectively, the "Bankruptcy Code") which interest the parties agree shall remain a claim that is prior and superior to any claim of Sponsor Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally), Sponsor Guarantor agrees, during the continuance of any Event of Default, not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Sponsor Guarantor.

     Sponsor Guarantor agrees that, upon ten (10) days prior written notice (as described in Section 3 hereof), Sponsor Guarantor will reimburse Lender, to the extent that such reimbursement is not made by Borrower, for all reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by Lender in connection with the performance or collection of the Guaranteed Obligations or any portion thereof or with the enforcement of this Guaranty.

     Except for such notice required pursuant to Section 3 below, Sponsor Guarantor hereby waives notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of non-payment, non-performance or non-observance, or other proof, or notice or demand, whereby to charge Sponsor Guarantor therefor.

     Sponsor Guarantor further agrees that the validity of this Guaranty and the obligations of Sponsor Guarantor hereunder shall in no way be terminated, affected or impaired (a) by reason of the assertion by Lender of any rights or remedies which it may have under or with respect to the Loan Documents, against any person obligated thereunder or against the owner of the Property, or (b) by reason of any failure to file or record any of such instruments or to take or perfect any security intended to be provided thereby, or (c) by reason of the release or exchange of any property covered by the Security Instrument or other collateral for the Loan (unless the Termination Date has occurred), or (d) by reason of Lender's failure to exercise, or delay in exercising, any such right or remedy or any right or remedy Lender may have hereunder or in respect to this Guaranty, or (e) by reason of the commencement of a case under the Bankruptcy Code by or against any person obligated under the Loan Documents, or the death of any Sponsor Guarantor, or (f) by reason of any payment made on the Debt or any other indebtedness arising under the Loan Documents, whether made by Borrower or Sponsor Guarantor or any other person, which is required to be refunded pursuant to any bankruptcy or insolvency law; it being understood that no payment so refunded shall be considered as a payment of any portion of the Debt, nor shall it have the effect of reducing the liability of Sponsor Guarantor hereunder. It is further understood that if Borrower shall have taken advantage of, or be subject to the protection of, any provision in the Bankruptcy Code, the effect of which is to prevent or delay Lender from taking any remedial action against Borrower, including the exercise of any option Lender has to declare the Debt due and payable on the happening of any default or event by which under the terms of the Loan Documents, the Guaranteed Obligations shall become due and payable, Lender may, as against Sponsor Guarantor, nevertheless, declare the Guaranteed Obligations due and payable (and Sponsor Guarantor shall be fully and personally liable therefor) and enforce any or all of its rights and remedies against Sponsor Guarantor provided for herein.

     Sponsor Guarantor further covenants that this Guaranty shall remain and continue in full force and effect as to any modification, extension or renewal of the Note, the Security Instrument, any of the Loan Documents, that Lender shall not be under a duty to protect, secure or insure any security or lien provided by the Security Instrument or other collateral for the Loan, and that other indulgences or forbearance may be granted under any or all of such documents, all of which may be made, done or suffered without notice to, or further consent of, Sponsor Guarantor.

     This is a Guaranty of payment and performance and not of collection and upon any default under the Loan Documents giving rise to the Guaranteed Obligations, Lender may, at its option, proceed directly and at once, without notice (except for such notice required pursuant to Section 3 below), against Sponsor Guarantor to collect and recover the full amount of the liability hereunder or any portion thereof, without proceeding against Borrower or any other person, or foreclosing upon, selling, or otherwise disposing of or collecting or applying against any of the Property or other collateral for the Loan.

     3. Payment. Upon the occurrence of an Event of Default, Lender may make demand to Sponsor Guarantor for the payment of any outstanding Guaranteed Obligations hereunder and such amounts may be used by Lender in the same manner as Reserve Funds may be used by Lender after an Event of Default pursuant to the terms of the Security Instrument. All payments due to Lender under this Guaranty shall be payable to Lender within ten (10) days after written demand therefor, and shall bear interest at the Default Rate set forth in the Loan Documents from the date such payment is due until the date of payment.

     4. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or Guaranty or exercising any right, power, remedy or privilege hereunder, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Guaranty, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Guaranty, or to declare a default for failure to effect prompt payment of any such other amount.

     5. Estoppel Certificates. Sponsor Guarantor and Lender each hereby agree at any time and from time to time upon not less than thirty (30) days prior written notice by Sponsor Guarantor or Lender to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), stating the outstanding amount of the Guaranteed Obligations, and stating whether or not, to the best knowledge of such certifying party, there exists any matter giving rise to a claim under
Section 2, and, if so, specifying each such matter.

     6. Continuing Liability. The liability of Sponsor Guarantor under this Guaranty shall in no way be limited or impaired by (a) any amendment or modification of the Loan Documents, (b) any extensions of time for performance required by any of the Loan Documents, or (c) the release or substitution in whole or in part, of any security for the Note or other evidence of debt issued pursuant to the Loan Documents and in any of such cases, whether with or without notice to Sponsor Guarantor and with or without consideration.

     7. Representations, Warranties and Covenants. Sponsor Guarantor hereby represents and warrants on the date hereof, with respect to itself only, that:

     (A) Organization. Sponsor Guarantor (i) is a duly organized and validly existing and in good standing under the laws of the State of its formation, (ii) has the requisite power and authority to carry on its business as now being conducted, and (iii) has the requisite power to execute and deliver, and perform its obligations under, the Loan Documents to which it is a party.

     (B) Authorization. The execution and delivery by Sponsor Guarantor of the Loan Documents to which it is a party and Sponsor Guarantor's performance of its obligations hereunder and thereunder (i) have been duly authorized by all requisite entity action on the part of Sponsor Guarantor, (ii) will not, to Sponsor Guarantor's knowledge, violate any provision of any applicable Legal Requirements, any order, writ, decree, injunction or demand of any court or other Governmental Authority, or violate any organizational document of Sponsor Guarantor or any indenture or agreement or other instrument to which Sponsor Guarantor is a party or by which Sponsor Guarantor is bound, (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of Sponsor Guarantor pursuant to, any indenture or agreement or instrument to which Sponsor Guarantor is a party, and (iv) to Sponsor Guarantor's knowledge, will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the Property or assets of Sponsor Guarantor pursuant to any indenture or agreement or instrument not referenced in the immediately preceding clause (iii). To Sponsor Guarantor's knowledge, except for those obtained or filed on or prior to the date hereof, Sponsor Guarantor is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of the Loan Documents.

     (C) Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to the knowledge of Sponsor Guarantor, threatened against Sponsor Guarantor, other than actions which are covered by insurance or which, if decided adversely to Sponsor Guarantor, would not have a material adverse effect on the ability of Sponsor Guarantor to perform its obligations under this Guaranty.

     (D) No Bankruptcy Filing. Sponsor Guarantor is not contemplating either the filing of a petition by Sponsor Guarantor under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Sponsor Guarantor's assets or property, and Sponsor Guarantor has no knowledge of any Person contemplating the filing of any such petition against Sponsor Guarantor.

     (E) Full and Accurate Disclosure. No statement of fact made by or on behalf of Sponsor Guarantor in the Loan Documents or in any other document or certificate delivered to Lender by Sponsor Guarantor contains any materially untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. All financial data concerning Sponsor Guarantor that has been delivered by Sponsor Guarantor to Lender is true, complete and correct in all material respects; since the delivery of such data there has been no material adverse charge in the financial position of Sponsor Guarantor and Sponsor Guarantor has not incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which might materially adversely affect the performance of its obligations hereunder. There is no fact presently known to Sponsor Guarantor which has not been disclosed to Lender which materially adversely affects, nor as far as Sponsor Guarantor can foresee, might materially adversely affect the business, operations or condition (financial or otherwise) of Sponsor Guarantor.

     (F) Financial Statements. Sponsor Guarantor will furnish to Lender within one hundred twenty (120) days following Lender's request, a complete copy of Sponsor Guarantor's most recently completed annual financial statements for each fiscal year and containing statements of profit and loss and a balance sheet; provided that, Sponsor Guarantor may deliver the financial statements of the majority owner, Ramco-Gershenson Properties Trust, a Maryland real estate trust, in lieu of delivery of its individual financial statements. To the extent Sponsor Guarantor's annual financial statements are audited by an Acceptable Accountant, such statements shall be accompanied by an opinion of an Acceptable Accountant unqualified as to going concern status, or if such financial statements are not so audited, a certificate executed by the chief financial officer of Sponsor Guarantor stating that each annual financial statement presents fairly the financial condition and the results of operation of Sponsor Guarantor and has been prepared in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) except as otherwise disclosed therein. The income tax basis of accounting shall be deemed an acceptable accounting basis.

     8. Choice of Law. This Guaranty shall be governed, construed, applied and enforced in accordance with the laws of the State in which the real property components of the Property are located (without regard to its conflicts of law principles).

     9. Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Guaranty invalid or unenforceable under the provisions of any applicable laws.

     10. No Oral Change. This Guaranty and any provisions hereof may not be modified, amended, waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Sponsor Guarantor or Lender, but only by a writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     11. Duplicate Originals; Counterparts. This Guaranty may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original. This Guaranty may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Guaranty.

     12. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person,
(ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, to the address set forth on the first page hereof or such other address as such party may from time to time designate in writing to the other parties. Copies of any notices sent to Sponsor Guarantor and Borrower shall be delivered to the following: Ramco Jacksonville LLC, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334, Attention:
Dennis Gershenson, President. A copy of all notices, and requests directed to Lender shall be delivered to the following: JPMorgan Chase Bank, N.A., c/o ARCap Servicing, Inc., 5221 N. O'Connor Blvd., Suite 600, Irving, Texas 75039,
Attention: Clyde F. Greenhouse.

     13. WAIVER OF TRIAL BY JURY. EACH OF SPONSOR GUARANTOR AND LENDER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS GUARANTY.

     14. Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of Sponsor Guarantor and Lender and their respective successors and assigns forever.

     15. Headings, etc. The headings and captions of various paragraphs of this Guaranty are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

     16. Assignment of Interest. Sponsor Guarantor acknowledges and agrees that Lender may assign all or any portion of its rights and/or obligations hereunder to another Person, including, without limitation, to a trustee or servicer before or after a Securitization, and that such assignee shall be entitled to exercise all or any portion of Lender's rights hereunder.

     17. Sponsor Guarantor Financial Covenant. Sponsor Guarantor covenants and agrees that, at all times while its obligations hereunder or any portion thereof remains outstanding, Sponsor Guarantor shall maintain a Net Worth (as hereinafter defined) equal to or greater than $250,000,000. As used herein, "Net Worth" shall mean the total stockholders' equity (inclusive of minority interests) as reflected in Sponsor Guarantor's quarterly and annual financial statements.

     18. Limitation on Recourse. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, Lender's recourse against Sponsor Guarantor hereunder shall be limited to Sponsor Guarantor and Lender shall have no claim hereunder against any shareholder, member, or partner or any affiliate of Sponsor Guarantor.

                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, Sponsor Guarantor has duly executed this Guaranty as of the date first above set forth.

                                        SPONSOR GUARANTOR:

                                        RAMCO-GERSHENSON PROPERTIES, L.P., a
                                        Delaware limited partnership

                                        By: Ramco-Gershenson Properties Trust,
                                            Maryland real estate investment
                                            trust, its General Partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        LENDER:

                                        JPMORGAN CHASE BANK, N.A.
                                        a national banking association


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT E

                               EXISTING MORTGAGES

Mortgage and Security Agreement dated June 30, 2005 made by RAMCO Jacksonville LLC, to JPMorgan Chase Bank, NA to secure the principal sum of $58,772,375.00 and recorded on July 1, 2005 as Document Number 2005241139, Official Records Book 12586 Page 500 in the public records of Duval County, Florida.

First Amendment to Mortgage and Security Agreement and First Amendment to Assignment of Leases and Other Loan Documents dated January 31, 2007 made by RAMCO Jacksonville LLC to JPMorgan Chase Bank, N.A. evidencing an increase of $20,000,000.00 to the previous principal amount of $58,772,375.00 and recorded on February 22, 2007 as Document Number 2007063996, Official Records Book 13829 Page 794 in the public records of Duval County, Florida.

Assignment of Mortgage dated the date hereof from JPMorgan Chase Bank, N.A. to JPMorgan Chase Bank, N.A. assigning the mortgage described above, recorded in the public records of Duval County, Florida.

                                    EXHIBIT F

                               COMPLETION GUARANTY

                    COMPLETION AND COMPLETION COSTS GUARANTY

                                                            As of April __, 2007

JPMorgan Chase Bank, N.A. ("Lender")
270 Park Avenue, 10th Floor
New York, New York 10017

Re: Loan from Lender to RAMCO JACKSONVILLE LLC, a Delaware limited liability company ("Borrower").

Dear Sir/Madam:

     Lender is prepared to make and Borrower will accept a loan in the amount of up to $110,000,000 (the "Loan"), which Loan is evidenced by that certain Amended and Restated Fixed Rate Note from Borrower, dated as of the date hereof, in a principal amount up to $110,000,000 (as the same may hereafter be amended, modified, extended, severed, assigned, renewed or restated, and including any substitute or replacement notes, collectively, the "Note"), and secured by, among other things, that certain Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, from Borrower (as mortgagor) to Lender (as mortgagee) (together with all amendments, modifications, consolidations, increases, supplements and spreaders thereof, the "Mortgage") (the Mortgage, the Note, and any other documents or instruments evidencing or securing the Loan, as amended or modified from time to time, being herein sometimes referred to as the "Loan Documents"). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Mortgage.

     The undersigned, Ramco-Gershenson Properties L.P., a Delaware limited partnership (hereinafter, "Guarantor") hereby represents, warrants and covenants to Lender as follows:

     1. Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

     2. Obligations Guaranteed.

          (a) Completion Costs Guaranty. Subject to paragraph 15 hereof, Guarantor guarantees to Lender the payment by Guarantor of an amount equal to the cost of completion of the Construction Work (as defined in the Mortgage) which amount shall be reduced as such Construction Work is completed (the "Guaranteed Costs"). Any payment of the Guaranteed Costs shall be due no later than ten (10) days following the giving of a written demand therefor (after the occurrence of the Completion Guaranty Trigger (defined below)) from Lender to Guarantor at the address set forth below by prepaid postage sent registered or certified mail, return receipt requested. Such amounts paid to Lender shall be used to pay for the cost of the completion of the Construction Work pursuant to Paragraph 2(b) hereof, until Lender or a third party takes title to the Property pursuant to a foreclosure or a deed in lieu thereof, in which case, Lender may use such amounts in any manner in its sole discretion. Guarantor acknowledges and agrees that this Guaranty is a continuing guaranty and that the agreements, guaranties and waivers made by Guarantor herein, and Guarantor's obligations hereunder, are and shall at all times continue to be primary, absolute and unconditional.

          (b) Guaranty of Completion. Guarantor absolutely and unconditionally guarantees that Borrower shall substantially complete Construction Work in accordance with Section 68 of the Mortgage and keep the Property free and clear of all liens (other than liens that are bonded) connected with or arising from the construction, equipping or completion of the Construction Work whether equal or prior in lien or other priority or subordinate to the lien of the Mortgage. In the event Borrower fails to substantially complete the Construction Work in accordance with Section 68 of the Mortgage, subject to Force Majeure as set forth therein, and keep the Property free and clear of all liens as set forth in the preceding sentence, or an Event of Default has occurred and is continuing beyond any applicable notice and cure periods (the "Completion Guaranty Trigger"), the undersigned, upon demand by Lender, shall, at Lender's option, either (i) (A) substantially complete the Construction Work in accordance with
Section 68 of the Mortgage or (B) pay to Lender the Guaranteed Costs (to be used in accordance with Section 2(a) above), and (ii) remove any lien arising from the construction of the Construction Work which has been performed by the Borrower or any affiliate of Borrower whether equal or prior in lien or other priority or subordinate to the lien of the Mortgage, provided that Guarantor shall have the same contest rights and cure rights set forth in Sections 29 and 22(i) of the Mortgage. Nothing contained in this paragraph 2(b) shall be deemed to diminish, reduce, limit or otherwise restrict the exercise of Lender's rights under paragraph 2(a) hereof. The determination of whether to exercise the remedies set forth in paragraph 2(a) hereof or the remedies set forth in paragraph 2(b) hereof shall be made in Lender's sole discretion.

     3. Liability Unimpaired. Guarantor's liability hereunder shall in no way be limited or impaired by, and Guarantor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of any of the Loan Documents or any other instrument made to or with Lender by Borrower or any person who succeeds Borrower as owner of all or part of the property covered by the Mortgage. In addition, Guarantor's liability hereunder shall in no way be limited or impaired by (i) any extensions of time for performance required by any of said documents, (ii) any sale, assignment or foreclosure of the Note or Mortgage or any sale or transfer of all or part of the property covered by the Mortgage, (iii) any exculpatory provision in any of said instruments limiting Lender's recourse to property encumbered by the Mortgage or to any other security, or limiting Lender's rights to a deficiency judgment against Borrower,
(iv) the release of Borrower or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of said instruments by operation of law or otherwise, (v) the release or substitution in whole or in part of any security for the Loan, (vi) the failure to record the Mortgage or file any UCC financing statements (or the improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan, (vii) the accuracy or inaccuracy of any of the representations and warranties made by or on behalf of Borrower under the Loan Documents, (viii) the invalidity, irregularity or unenforceability, in whole or in part, of any of the Loan Documents, this Guaranty or any other instrument or agreement executed or delivered to Lender in connection with the Loan or (ix) any other action or circumstance whatsoever which constitutes, or might be construed to constitute, a legal or equitable discharge or defense of Borrower for their respective obligations under any of the Loan Documents or of Guarantor under this Guaranty; and, in any such case, whether with or without notice to Guarantor and with or without consideration. As used above in this paragraph, and elsewhere in this Guaranty, the term "person" shall mean any individual, company, firm, association, partnership, corporation, limited liability company, trust or other legal entity of any kind whatsoever.

     4. Preservation of Loan Documents. Guarantor will not permit Borrower to take or to fail to take actions of any kind, the taking of which or the failure to take which might be the basis for a claim that Guarantor has a defense to its obligations hereunder, other than performance of such obligations in accordance with the terms of the instruments imposing the same.

     5. Indemnification; Payments; Certain Waivers. Guarantor shall indemnify Lender against loss, cost or expense caused by the assertion by Guarantor of any defense to its obligations hereunder (other than a successful defense as determined by an unappealable judgment of a court of competent jurisdiction). Guarantor (i) waives any right or claim of right to cause a marshalling of Borrower's assets or to cause Lender to proceed against any of the security for the Loan or for the obligations guaranteed hereby before proceeding against Guarantor or to proceed against Guarantor, if more than one, in any particular order, (ii)(A) agrees that any payments required to be made by Guarantor hereunder shall become due on demand in accordance with the terms hereof immediately upon the happening of any Event of Default beyond any applicable notice and cure periods or the Completion Guaranty Trigger and (B) agrees that the commencement of performance of the obligations required to be performed by Guarantor hereunder shall become due on demand in accordance with the terms hereof immediately upon the happening of the Completion Guaranty Trigger and
(iii) expressly waives and relinquishes all rights and remedies accorded by applicable law to guarantors. Without limiting the generality of the foregoing, Guarantor hereby waives all rights (x) of subrogation, (y) to participate in any claim or remedy Lender may now or hereafter have against Borrower or in any collateral which Lender now has or hereafter may acquire for the obligations guaranteed hereby and (z) to contribution, indemnification, set-off, exoneration or reimbursement, whether from Borrower, Guarantor, or any other person now or hereafter primarily or secondarily liable for any of Borrower's obligations to Lender, and whether arising by contract or operation of law or otherwise by reason of Guarantor's execution, delivery or performance of this Guaranty. If any amount shall nevertheless be paid to a Guarantor by Borrower prior to payment in full of all amounts owed to Lender under the Loan Documents, such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied to all such owed amounts, whether matured or unmatured. Notwithstanding the provisions of the third sentence of this paragraph 5, Guarantor shall have and be entitled to (1) all rights of subrogation otherwise provided by applicable law in respect of any payment it may make or be obligated to make under this Guaranty and (2) all claims it would have against Borrower in the absence of the provisions of said sentence and to assert and enforce same, in each case on and after, but at no time prior to, the date (the "Subrogation Trigger Date") which is ninety-one (91) days after the date on which all sums owed to Lender under the Loan Documents have been paid in full, if and only if (x) no Event of Default of the type described in clauses (f) or (g) of Section 22 of the Mortgage with respect to Borrower has existed at any time on and after the date of this Guaranty to and including the Subrogation Trigger Date and (y) the existence of Guarantor's rights under this sentence would not make such Guarantor a "creditor" (as defined in Section 101 of the United States Bankruptcy Code) of Borrower in any insolvency, bankruptcy, reorganization or similar proceeding commenced on or prior to the Subrogation Trigger Date. The foregoing provisions shall survive the termination of this Guaranty, and any satisfaction and discharge of Borrower by virtue of any payment, court order or any applicable law.

     6. Reinstatement. This Guaranty shall continue to be effective, or be reinstated automatically, as the case may be, if at any time payment or performance, in whole or in part, of any of the obligations guaranteed hereby is rescinded or otherwise must be restored or returned by Lender (whether as a preference, fraudulent conveyance or otherwise) upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, Guarantor or any other person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower, Guarantor or any other person or for a substantial part of Borrower's, Guarantor's or any of such other person's property, as the case may be, or otherwise, all as though such payment or the applicable obligation performed had not been made. Guarantor further agrees that in the event any such payment or obligation performed is rescinded or must be restored or returned, all costs and expenses (including, without limitation, legal fees and expenses) incurred by or on behalf of Lender in defending or enforcing such continuance or reinstatement, as the case may be, shall constitute costs of enforcement, the payment of which is guaranteed by Guarantor pursuant to paragraph 2 above and covered by Guarantor's indemnity pursuant to paragraph 5 above.

     7. Formation and Existence; Power and Authority. If Guarantor is a corporation, partnership, venture, trust or limited liability company, it is duly organized, validly existing and in good standing under the laws of the state of its formation and has full power and authority to execute, deliver and perform this Guaranty and any Loan Document to which it is a party. Guarantor will preserve and maintain such legal existence and good standing.

     8. Litigation; Compliance with Judgments. There are no actions, suits or proceedings pending or, to Guarantor's knowledge, threatened against or affecting Guarantor, at law, in equity or before or by any governmental authorities except actions, suits or proceedings which are fully covered by insurance or would, if adversely determined, not be likely to have a material adverse effect on Guarantor's business or financial condition. Guarantor is not in material default with respect to any order, writ, injunction, decree or demand of any court or governmental authorities.

     9. No Conflicts. The consummation of the transactions contemplated hereby and the performance of this Guaranty and the other Loan Documents to which Guarantor is a party have not resulted and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement or other instrument to which Guarantor is a party or by which Guarantor may be bound or affected.

     10. Compliance with Laws. Guarantor is in compliance with, and the transactions contemplated by the Loan Documents and this Guaranty do not and will not violate any provision of, or require any filing, registration, consent or approval under, any federal, state or local law, rule, regulation, ordinance, order, writ, judgment, injunction, decree, determination or award (hereinafter, "Laws") presently in effect having applicability to Guarantor. Guarantor will comply in all material respects promptly with all Laws now or hereafter in effect having applicability to it.

     11. Accuracy of Information; Full Disclosure. To the best of Guarantor's knowledge, neither this Guaranty nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of Guarantor to Lender in connection with the negotiation of the Loan Documents or the consummation of the transactions contemplated thereby, or required herein or by the other Loan Documents to be furnished by or on behalf of Guarantor, contains any untrue or misleading statement of a material fact or omits a material fact necessary to make the statements herein or in the other Loan Documents not misleading; to the best of Guarantor's knowledge, there is no fact which Guarantor has not disclosed to Lender in writing which materially affects adversely nor, so far as Guarantor can now foresee, will materially affect adversely any of the property covered by the Mortgage or the business affairs or financial condition of Guarantor, or the ability of Guarantor to perform this Guaranty and the other Loan Documents to which Guarantor is a party.

     12. Financial Statements and Financial Covenants.

          (a) The most recent financial statements heretofore delivered by Guarantor to Lender are true, correct and complete in all respects, have been prepared in accordance with GAAP (other than the financial statements of any Guarantor who is an individual, which financial statements shall be prepared in accordance with procedures satisfactory to Lender) and fairly present Guarantor's financial condition as of the respective dates thereof.

          (b) Guarantor shall furnish or cause to be furnished to Lender the following:

               (i) within one hundred twenty (120) days after the close of each fiscal year of Guarantor, a balance sheet of Guarantor dated as of the close of such fiscal year; and

               (ii) from time to time, such additional financial statements and financial information as Lender shall require.

     All financial statements shall include, among other things, a balance statement, a statement of profit and loss, disclosure of all contingent liabilities and changes in financial condition and a statement of net worth, together with such supporting schedules and documentation as Lender shall require. Notwithstanding the foregoing or anything herein to the contrary, Guarantor may deliver the financial statements of its majority owner, Ramco-Gershenson Properties Trust, a Maryland real estate trust, in lieu of delivery of its individual financial statements. All financial statements shall be certified by Guarantor.

          (c) Guarantor covenants and agrees that, at all times while its obligations hereunder or any portion thereof remains outstanding, Guarantor shall maintain a Net Worth (as hereinafter defined) equal to or greater than $250,000,000. As used herein, "Net Worth" shall mean the total stockholders' equity, including any minority interest, as reflected in Guarantor's quarterly and annual financial statements.

     13. Non-Waiver; Remedies Cumulative. No failure or delay on Lender's part in exercising any right, power or privilege under any of the Loan Documents, this Guaranty or any other document made to or with Lender in connection with the Loan shall operate as a waiver of any such privilege, power or right or shall be deemed to constitute acquiescence in any default by Borrower or Guarantor under any of said documents. A waiver by Lender of any right or remedy under any of the Loan Documents, this Guaranty or any other document made to or with Lender in connection with the Loan on any one occasion shall not be construed as a bar to any right or remedy which Lender otherwise would have on any future occasion. The rights and remedies provided in said documents are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     14. Liability Unaffected by Release. Any Guarantor, or any other person liable upon or in respect of any obligation hereby guaranteed, may be released without affecting the liability of any Guarantor not so released.

     15. Not a Payment Guaranty. In no event shall this Guaranty constitute or be deemed to constitute a guaranty of the payment of the Debt (as defined in the Note).

     16. Transfers of Interests in Loan. Guarantor recognizes that Lender may (subject to the provisions of 19 of the Mortgage) sell and transfer interests in the Loan to one or more participants and/or assignees and that all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower, any Guarantor or the Loan, may (subject to the provisions of 19 of the Mortgage) be exhibited to and retained by any such participant or assignee or prospective participant or assignee.

     17. Separate Indemnity. Guarantor acknowledges and agrees that Lender's rights (and Guarantor's obligations) under this Guaranty shall be in addition to all of Lender's rights (and all of Guarantor's obligations) under any indemnity agreement executed and delivered to Lender by Borrower and/or Guarantor in connection with the Loan, and payments by Guarantor under this Guaranty shall not reduce any of Guarantor's obligations and liabilities under any such indemnity agreement.

     18. ADDITIONAL WAIVERS IN THE EVENT OF ENFORCEMENT.

          (a) GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, LENDER, HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVE, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT, ANY AND EVERY RIGHT IT MAY HAVE TO A TRIAL BY JURY.

          (b) GUARANTOR HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY

OR ON BEHALF OF LENDER ON THIS GUARANTY, ANY AND EVERY RIGHT GUARANTOR MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM OR ANY COUNTERCLAIM WHICH IF NOT RAISED IN THE INSTANT SUIT, ACTION OR PROCEEDING, GUARANTOR WOULD BE ESTOPPED FROM RAISING IN A SEPARATE ACTION OR PROCEEDING AND (III) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT GUARANTOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST LENDER WITH RESPECT TO ANY ASSERTED CLAIM.

     19. Governing Law; Jurisdiction. This Guaranty shall be governed by and construed in accordance with the laws of the State in which the real property encumbered by the Mortgage is located and the applicable laws of the United States of America. Guarantor hereby irrevocably submits to the jurisdiction of any court of competent jurisdiction located in the state in which the Property is located in connection with any proceeding out of or relating to this Guaranty.

     20. Severability. Any provision of this Guaranty, or the application thereof to any person or circumstance, which, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty (or the remaining portions of such provision) or the application thereof to any other person or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any person or circumstance in any other jurisdiction.

     21. Entire Agreement; Amendments. This Guaranty contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or statements relating to such subject matter, and none of the terms and provisions hereof may be waived, amended or terminated except as consented and agreed to in writing by Guarantor and Lender.

     22. Successors and Assigns. This Guaranty shall be binding upon and shall inure to the benefit of Lender and Guarantor and their respective heirs, personal representatives, successors and assigns. This Guaranty may be assigned by Lender with respect to all or any portion of the obligations guaranteed hereby, and when so assigned Guarantor shall be liable under this Guaranty to the assignee(s) of the portion(s) of the obligations guaranteed hereby so assigned without in any manner affecting the liability of Guarantor hereunder to Lender with respect to any portion of the obligations guaranteed hereby retained by Lender.

     23. Paragraph Headings. Any paragraph headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction hereof.

     24. Termination. This Guaranty shall terminate upon the earlier of (i) the satisfactory lien-free completion of the Construction Work in accordance with
Section 68 of the Mortgage or (ii) the repayment in full of all sums owing under the Loan Documents.

                         [NO FURTHER TEXT ON THIS PAGE]

                                        Very truly yours,

                                        GUARANTOR:

                                        RAMCO-GERSHENSON PROPERTIES, L.P.,
                                        a Delaware limited partnership

                                        By: Ramco-Gershenson Properties Trust,
                                            Maryland real estate investment
                                            trust, its General Partner


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        Address of Guarantor:

                                        RAMCO-GERSHENSON PROPERTIES L.P.
                                        31500 Northwestern Highway, Suite 300
                                        Farmington Hills, MI  48334
                                        Attn: Dennis Gershenson, President
                                        Fax: (248) 350-9925

                                   SCHEDULE I

                                COMPLETION DATES

CONSTRUCTION WORK                                   REQUIRED DATE OF COMPLETION
-----------------                                   ---------------------------
1. Gander Mountain Building (Major F building)      March 1, 2008

2. Ashley Furniture Building (Major A-1 building)   December 13, 2007

3. Best Buy Building (Major S building)             January 15, 2008

4. Building J                                       May 1, 2007

5. Building OL-B                                    December 31, 2007